Exhibit (a)

                             INVESTMENT AGREEMENT
                          dated as of August 6, 1997
                                   between
                     E.I. DU PONT DE NEMOURS AND COMPANY
                                     and
                     PIONEER HI-BRED INTERNATIONAL, INC.


                              TABLE OF CONTENTS

          SECTION 1 DEFINITIONS . . . . . . . . . . . . . . . .   7
               Section 1.1.  Definitions  . . . . . . . . . . .   7
               Section 1.2.  General Interpretive Principles  .  21

          SECTION 2 ISSUANCE AND SALE OF SHARES . . . . . . . .  21
               Section 2.1.  Issuance and Sale of Shares  . . .  21
               Section 2.2.  Closing  . . . . . . . . . . . . .  22

          SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY  . . . . . . . . . . . . . . . . . . . .  22
               Section 3.1.  Corporate Organization and
                    Qualification . . . . . . . . . . . . . . .  22
               Section 3.2.  Authorization of Agreements  . . .  22
               Section 3.3.  Consents; No Conflicts . . . . . .  23
               Section 3.4.  Capitalization . . . . . . . . . .  24
               Section 3.5.  Company Reports; Financial
                    Statements  . . . . . . . . . . . . . . . .  25
               Section 3.6.  Absence of Certain Changes . . . .  26
               Section 3.7.  Litigation . . . . . . . . . . . .  26
               Section 3.8.  Compliance with Laws; Regulatory
                    Approvals . . . . . . . . . . . . . . . . .  26
               Section 3.9.  Exemption from Registration  . . .  27

          SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE
               INVESTOR . . . . . . . . . . . . . . . . . . . .  27
               Section 4.1.  Organization . . . . . . . . . . .  27
               Section 4.2.  Authorization of Agreements  . . .  27
               Section 4.3.  Consents; No Conflicts . . . . . .  27
               Section 4.4.  Investor Reports; Financial
                    Statements  . . . . . . . . . . . . . . . .  28
               Section 4.5.  Absence of Certain Changes . . . .  29
               Section 4.6.  Purchase for Purpose of
                    Investment  . . . . . . . . . . . . . . . .  29

          SECTION 5 GOVERNANCE  . . . . . . . . . . . . . . . .  30
               Section 5.1.  Directors Designated by the
                    Shareholder . . . . . . . . . . . . . . . .  30
               Section 5.2.  Resignation of Investor Nominees .  33
               Section 5.3.  Committees . . . . . . . . . . . .  33

          SECTION 6 ADDITIONAL AGREEMENTS . . . . . . . . . . .  33
               Section 6.1.  Standstill Agreement . . . . . . .  33
               Section 6.2.  Voting . . . . . . . . . . . . . .  36
               Section 6.3.  Dispositions . . . . . . . . . . .  38
               Section 6.4. Company's Right to Purchase Voting
                    Securities  . . . . . . . . . . . . . . . .  42
               Section 6.5.  Company's Right to Purchase
                    Voting Securities in Case of Unsolicited
                    Offer . . . . . . . . . . . . . . . . . . .  46
               Section 6.6.  Required Dispositions  . . . . . .  49
               Section 6.7.  Top-Up Rights; Permitted
                    Reacquisitions; Exchange of Share
                    Certificates  . . . . . . . . . . . . . . .  51
               Section 6.8.  Spin-off Distributions . . . . . .  53
               Section 6.9.  Competing Investments  . . . . . .  53
               Section 6.10.  Rights of the Company upon a
                    Trigger Event . . . . . . . . . . . . . . .  56

          SECTION 7 PRE-CLOSING COVENANTS . . . . . . . . . . .  57
               Section 7.1. Taking of Necessary Action  . . . .  57
               Section 7.2.  Notifications  . . . . . . . . . .  57
               Section 7.3.  No-Shop  . . . . . . . . . . . . .  57
               Section 7.4.  Share Listing  . . . . . . . . . .  58
               Section 7.5.  Registration Rights Agreement  . .  58
               Section 7.6.  Pre-Closing Information  . . . . .  58

          SECTION 8 ADDITIONAL COVENANTS  . . . . . . . . . . .  58
               Section 8.1.  Certain Information  . . . . . . .  58
               Section 8.2.  Right to Participate in Sale of
                    the Company . . . . . . . . . . . . . . . .  59
               Section 8.3.  Use of Proceeds  . . . . . . . . .  62
               Section 8.4. Rights Agreement  . . . . . . . . .  64
               Section 8.5. Publicity . . . . . . . . . . . . .  64
               Section 8.6.  Legend . . . . . . . . . . . . . .  64
               Section 8.7.  No Restrictions  . . . . . . . . .  65
               Section 8.8.  Amendment to Articles of
                    Incorporation . . . . . . . . . . . . . . .  65
               Section 8.9.  HSR Act Filings  . . . . . . . . .  67

          SECTION 9 CONDITIONS  . . . . . . . . . . . . . . . .  67
               Section 9.1. Conditions of Investor's
                    Obligation  . . . . . . . . . . . . . . . .  67
               Section 9.2. Conditions of the Company's
                    Obligation  . . . . . . . . . . . . . . . .  68

          SECTION 10     TERMINATION  . . . . . . . . . . . . .  69
               Section 10.1.  Termination . . . . . . . . . . .  69
               Section 10.2. Effect of Termination  . . . . . .  69

          SECTION 11     MISCELLANEOUS  . . . . . . . . . . . .  70
               Section 11.1.  Fees and Expenses . . . . . . . .  70
               Section 11.2. Survival . . . . . . . . . . . . .  70
               Section 11.3. Notices  . . . . . . . . . . . . .  70
               Section 11.4.  Entire Agreement; Amendment . . .  71
               Section 11.5. Counterparts . . . . . . . . . . .  71
               Section 11.6. Governing Law; Submission to
                    Jurisdiction  . . . . . . . . . . . . . . .  71
               Section 11.7. Successors and Assigns . . . . . .  72
               Section 11.8. Assignment . . . . . . . . . . . .  72
               Section 11.9. Remedies; Waiver . . . . . . . . .  72
               Section 11.10. Specific Performance  . . . . . .  72
               Section 11.11. Severability  . . . . . . . . . .  72

          EXHIBIT A   Form of Registration Rights Agreement
          EXHIBIT B   Form of Rights Agreement Amendment
          EXHIBIT C   Form of Certificate of Designation
          EXHIBIT D   Initial Investor Nominee Notice



                             INVESTMENT AGREEMENT

                    INVESTMENT AGREEMENT, dated as of August 6,
          1997 (the "Agreement"), by and between E.I. du Pont de
          Nemours and Company, a Delaware corporation (the
          "Investor"), and Pioneer Hi-Bred International, Inc., an Iowa corporation (the "Company").

                                   W I T N E S S E T H:

                    WHEREAS, contemporaneously herewith, the parties are entering into a Joint Venture Agreement and a Research Alliance Agreement (each as defined herein);

                    WHEREAS, the Company and the Investor have each determined to enter into this Agreement pursuant to which the Investor has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Investor, in each case subject to the conditions herein, the Shares at the Closing (each as defined herein);

                    NOW, THEREFORE, in consideration of the
          premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                  SECTION 1

                                 DEFINITIONS

                    Section 1.1.  Definitions. As used in this
          Agreement, the following terms shall have the meanings set forth below:

                    "Acceptance Notice" has the meaning set forth in Section 6.4(a) hereof.

                    "Affiliate" of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

                    "Agreement" has the meaning set forth in the preamble hereto.

                    "Amended Rights Agreement" means the Rights
          Agreement, as amended by the Rights Agreement Amendment and as further amended from time to time in accordance with the terms of this Agreement.

                    "Articles of Incorporation" means the Third
          Restated and Amended Articles of Incorporation of the Company, as amended from time to time.

                    "Associate" of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

                    "Beneficially Own" with respect to any
          securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof, without limitation by the 60-day provision in paragraph
          (d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

                    "Board" or "Board of Directors" means the Board of Directors of the Company.

                    "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of Iowa or the State of Delaware are authorized or obligated by law or executive order to close.

                    "Bylaws" means the Restated and Amended Bylaws of the Company as amended from time to time.

                    "Change in Control" means the occurrence of any of the following events:

                         (a)  the direct or indirect purchase or
          acquisition by any Person or 13D Group (other than an Excluded Person) of Beneficial Ownership of Voting Securities or Common Securities of the Company if, after giving effect to such acquisition, such Person or 13D Group would Beneficially Own Voting Securities or Common Securities representing an Equity Percentage of 30% or more on a fully diluted basis; or

                         (b) the consummation by the Company or any of its Subsidiaries of a merger, consolidation or other business combination (including a sale of all or substantially all of the assets of the Company (other than to wholly-owned Subsidiaries of the Company)) that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in such transaction, if immediately after giving effect to such transaction, the Persons who Beneficially Owned Voting Securities or Common Securities immediately prior to such transaction Beneficially Own in the aggregate Voting Securities or Common Securities (or voting securities or common securities in the case of a surviving entity other than the Company) representing a Voting Ownership Percentage or a Total Ownership Percentage (or voting power or common equity ownership of common securities in the case of a surviving entity other than the Company) on a fully diluted basis of less than 50% immediately after giving effect to such transaction; or

                         (c)  the consummation by the Company of a
          plan of complete liquidation or dissolution of the Company.

                    "Change in Control Transaction" means a
          transaction which, if consummated, would result in a Change in Control.

                    "Closing" means the closing of the sale and purchase of the Shares pursuant to Section 2.1 hereof.

                    "Closing Date" has the meaning set forth in
          Section 2.2 hereof.

                    "Commission" means the Securities and Exchange
          Commission.

                    "Common Securities" means the Common Stock, the Series A Convertible Preferred Stock and any other securities of the Company (excluding non-voting securities (other than capital stock) issued to directors, officers or employees of the Company as compensation) to the extent to which such securities by the terms thereof (i) are not effectively limited in amount as to dividends or amounts payable upon liquidation of the Company or (ii) are otherwise a substantial equivalent of Common Stock as to dividends or upon liquidation of the Company or upon consummation of a merger or other extraordinary transaction in which the outstanding shares of Common Stock participate.

                    "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

                    "Company" has the meaning set forth in the preamble hereto.

                    "Company Buy Back Period" means the period beginning on the Closing Date and ending twelve months thereafter.

                    "Company Repurchase" has the meaning set forth in Section 6.6(a).

                    "Competing Investment" means the acquisition by a Competitor (other than in connection with a Change in Control Transaction) of Beneficial Ownership of (i) Common Securities (A) directly from the Company or any Subsidiary of the Company, (B) pursuant to an agreement with the Company or any of its Subsidiaries (a "Competitor Agreement") providing either for the issuance or transfer by the Company or any of its Subsidiaries of such Common Securities or providing for the waiver or inapplicability of the Amended Rights Agreement (or a Substantially Similar Plan) with respect to the ownership of such Common Securities, or (C) where, in connection with such acquisition, the Company waives or renders the Amended Rights Agreement (or a Substantially Similar
          Plan) inapplicable thereto, in each case, if, after giving effect to such acquisition, the Competitor would, in the case of clauses (A), (B) and (C) above, to the knowledge of the Company, after reasonable inquiry, Beneficially Own Common Securities either (x) in excess of the Trigger Amount (as defined in the Amended Rights Agreement, as then in effect, as such term (or comparable term) may be amended from time to time by the Company in its sole discretion) or (y) representing an Equity Percentage of 15% or more or with a number of Votes of 15% or more of the Total Voting Power, (ii) Common Securities representing an Equity Percentage of 15% or more (whether acquired from the Company or otherwise) (provided that this clause (ii) will apply only if the Company shall amend, waive or modify the Amended Rights Agreement as in effect on the date of this Agreement (or a Substantially Similar Plan) so as to increase the percentage "15%" referred to in clause (i) of the definition of Trigger Amount in the Amended Rights Agreement or increase the percentage "10%" or the fraction "one-fourth (1/4)" referred to in clause (ii) of the definition thereof or otherwise render the Amended Rights Agreement inapplicable (including by taking action to cause a Section 11(a)(ii) Event or Section 13 Event (each as defined in the Amended Rights Agreement as in effect on the date hereof), not to occur that, absent such action, would otherwise have occurred, or to redeem the Preferred Stock Purchase Rights) to an acquisition referred to in this clause (ii) (whether or not done in connection therewith or in anticipation thereof) or so as to provide that the acquisition of any additional shares of Common Stock under the circumstances contemplated by clause (2) of the proviso to paragraph (a)(ii) of the definition of Acquiring Person contained in the Amended Rights Agreement (or similar provision of any Substantially Similar Plan) will not have the effect specified in said clause (2) (other than any such amendment, waiver, modification or redemption legally required to be made by the Board as a result of a shareholder-sponsored resolution or a final and non-appealable court order, in each case, that is opposed by the Board; provided, that for purposes of this clause
          (ii) references to the "Amended Rights Agreement" shall also refer to a Substantially Similar Plan in which the term "Trigger Amount" or comparable term thereto, and the consequences resulting from its occurrence, are substantially identical to those set forth in the Amended Rights Agreement on the date of this Agreement including containing the same percentages and fraction as those set forth above), or (iii) (a) Common Securities representing an Equity Percentage of 10% or more, and (b) the right (whether such right is contingent, conditional or otherwise) to designate or nominate one or more Directors (or if the Board within five years after the date of the acquisition of shares specified in clause (a), nominates or appoints any designee of such Competitor or its Affiliates to the Board). An acquisition of Beneficial Ownership of Common Securities in excess of a percentage of Votes shall be deemed to have occurred when, as a result of such Common Securities becoming entitled to additional Votes by reason of the passage of time, such securities represent or have a number of Votes which represent more than the specified percentage and, in the case of clause (iii)(a) above, an acquisition of Beneficial Ownership of Common Securities in excess of an Equity Percentage shall be deemed to have occurred when, as a result of repurchases by the Company of Common Securities, such securities represent more than the specified percentage (provided that such 10% level in clause (iii)(a) above shall not be deemed exceeded by reason of the repurchase of Common Securities by the Company unless (i) an Equity Percentage of 10.5% or more is achieved and (ii) the Competitor fails to reduce its Beneficial Ownership of Common Securities to an Equity Percentage below 10% within one year after equaling or exceeding the 10.5% level). Notwithstanding the foregoing, (A) no transaction with a Person who is not, at the time such transaction is consummated or entered into, then designated as a Competitor shall be deemed a Competing Investment as a result of the subsequent designation of such Person by the Investor as a Competitor, but (B) by way of illustration, the acquisition of Common Securities from the Company by a Person (I) after which such acquisition such Person Beneficially Owned Common Securities in an amount satisfying the 15% requirement of clause (i) above, and
          (II) before which acquisition such Person had been designated a Competitor but whose Beneficial Ownership did not satisfy such 15% requirement, shall be deemed to be a Competing Investment.

                    "Competitor" means any Person that is one of eight participants in the agricultural chemicals or biotechnology market as designated to the Company by the Investor as a Competitor (which term shall include any Controlled Affiliate of each such Competitor and any 13D Group with respect to securities of the Company of which such Person is a member). The Investor shall provide to the Company prior to the date of this Agreement, and within 10 Business Days prior to each anniversary of the Closing Date, a written list of such Competitors (which Investor may change from year to year as of each anniversary of the Closing Date) which Competitors shall conform to the provisions of the definition of Competitor contained herein. The Competitors so designated shall constitute the Competitors hereunder for the initial period commencing on the Closing date hereof and ending one year following the Closing Date and the successive one year period following each applicable anniversary of the Closing Date and if no such notice is provided for any year, the Competitors specified in the notice for the most recent year that such notice was given shall continue to be deemed the Competitors.

                     "Competitor Agreement " shall have the meaning set forth in the definitions of the term
          "Competing Investment".

                    "Confidentiality Agreement" has the meaning set forth in Section 8.1(a) hereof.

                    "control" with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                    "Controlled Affiliate" shall mean, with respect to any Person, any Affiliate of such Person that is controlled by or that controls or is under common control with such Person such that, in any such case, the controlling party has the legal or contractual power (including, without limitation, through negative control or through the controlling parties designees or representatives on the board of directors or other governing body of the parties controlled by the controlling or under the articles of incorporation or other constituent documents of such controlled parties or as a result of voting rights of any securities or other instruments issued by such controlled parties) to direct or to manage the direction of the business and policies of such Affiliate.

                    "Derivative Securities" means any
          subscriptions, options, conversion rights, warrants, phantom stock rights or other agreements, securities or commitments of any kind obligating the Company or any of its Subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold (i) any Common Securities or Voting Securities of the Company,
          (ii) any securities convertible into or exchangeable for any Common Securities or Voting Securities of the Company, or (iii) any obligations measured by the price or value of any shares of capital stock of the Company.

                    "Dilutive Issuance" has the meaning set forth in Section 6.7(e) hereof.

                    "Director" shall mean a director of the
          Company.

                    "Disposition" has the meaning set forth in
          Section 6.3(a) hereof.

                    "Equity Percentage" means, with respect to any Common Securities calculated at any particular point in time, the ratio, expressed as a percentage of (a) the total number of shares of Common Stock included in, or issuable upon conversion of (whether or not then convertible), or otherwise constituting the economic equivalent of, such Common Securities over (b) the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of (whether or not then convertible), or otherwise constituting the economic equivalent of, all outstanding Common Securities.

                    "Exchange Act" means the Securities Exchange
          Act of 1934, as amended, and the regulations promulgated thereunder.

                    "Excluded Person" shall mean (i) any member of the Investor Group, (ii) any Grandfathered Person, (iii) any wholly owned Subsidiary of the Company, or (iv) any underwriter temporarily holding Common Securities in connection with a public offering of such securities.

                    "First Offer Price" has the meaning set forth in Section 6.4(a) hereof.

                    "Fully Independent Director" means a person who qualifies as an "outside director" of the Company and the Investor within the meaning of Section 162(m) of the Internal Revenue Code of 1986 as in effect on the date hereof and who is not (apart from such directorship) (i) a current or former officer or employee of the Company or any Affiliate of the Company, (ii) a current or former director, officer or employee of the Investor or any member of the Investor Group, (iii) did not in either of the last two completed calendar years receive, and is not an officer, director, employee, stockholder holding more than 10% of the voting interest of, partner or Affiliate of any person ("Entity") that in either of such Entity's two most recent fiscal years, received, more than 10% of such person's total revenues from either the Company or the Investor.

                    "GAAP" means United States generally accepted accounting principles.

                    "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal, or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state or local, domestic or foreign.

                    "Grandfathered Person" means any of the Persons specified in clauses (i) through (vi) of the term "Grandfathered Person" in the Amended Rights Agreement as in effect on the date of this Agreement and any 13D Group referred to in clause (B) below; provided, however, that a Grandfathered Person shall cease to be a Grandfathered Person if any of the following occur at any time: (A) such Grandfathered Person, individually or together with one or more other Grandfathered Persons, acting together or as part of a 13D Group, Beneficially Owns Common Securities representing an Equity Percentage of 40% or more on a fully diluted basis, or (B) such Grandfathered Person, individually or together with one or more Grandfathered Persons, are acting as part of a 13D Group which includes Persons who are not Grandfathered Persons and who individually or in the aggregate Beneficially Own, directly or indirectly, in excess of 1% of the then outstanding Common Securities provided that the reference to "1%" referred to in this clause (B) shall be increased to up to 5% so long as the Beneficial Ownership of the entire 13D Group referred to in this clause (B) does not have an Equity Percentage greater than 35%.

                    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

                    "Independent Director" means a person who is not (apart from such directorship) (i) a current or former officer or employee of the Company or any Affiliate of the Company or (ii) a current or former director, officer or employee of the Investor or any member of the Investor Group or Other Investor Affiliate.

                    "Initial Investor Nominee Notice" has the meaning set forth in Section 5.1(a) hereof.

                    "Initial Top-Up Period" has the meaning set forth in Section 6.7(b)(i) hereof.

                    "Investor" has the meaning set forth in the preamble hereto.

                    "Investor Group" shall mean (a) the Investor,
          (b) any Subsidiary of the Investor, (c) any Affiliate of the Investor controlled by the Investor such that the Investor has the legal or contractual power (including, without limitation, through negative control or through the Investor's designees or representatives on the board of directors or other governing body of such Affiliate or under the articles of incorporation or other constituent documents of such Affiliate or as a result of the voting rights of any securities or other instruments issued by such Affiliate) to cause such Affiliate to comply with the terms of this Agreement applicable to the Investor, and (d) any Person with whom the Investor or any Person included in the foregoing clauses (b) or (c) is part of a 13D Group.

                    "Investor Nominee Notice" has the meaning set forth in Section 5.1(a) hereof.

                    "Investor Nominee" has the meaning set forth in
          Section 5.1(a) hereof.

                    "Investor SEC Reports" has the meaning set forth in Section 4.4 hereof.

                    "Joint Venture Agreement" shall mean (i) the
          Formation Agreement, dated as of August 6, 1997, between the Company and the Investor (the "Formation Agreement") and (ii) the LLC Agreement referred to therein.

                    "Junior Preferred Stock" has the meaning set forth in Section 3.4(a) hereof.

                    "Law" means any law, treaty, statute,
          ordinance, code, rule or regulation of a Governmental
          Entity.

                    "Lien" means any security interest, claim, voting agreement, restriction, option, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever and any contingent or other agreement to provide any of the foregoing.

                    "Loss" has the meaning set forth in Section
          6.6(b) hereof.

                    "Market Price," shall mean on any trading day, with respect to shares of Common Stock or any other security which is listed on a national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the NYSE, or, if the Common Stock or other security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock or other security is listed or admitted to trading, or, if the Common Stock or other security is not listed or admitted to trading on any national securities exchange but is designated as national market system security by the NASD, the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as report on the NASD Automated Quotation/National Market System, or if the Common Stock or other security is not so designated as a national market systems security, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD or similar organization if the NASD is no longer reporting such information.

                    "Material Adverse Effect" means any material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole.

                    "Maximum Offer Price" has the meaning set forth in Section 8.3(a) hereof.

                    "NASD" has the meaning set forth in Section
          6.4(b) hereof.

                    "NYSE" means the New York Stock Exchange.

                    "Offer" has the meaning set forth in Section
          8.3(a).

                    "Offer Purchase Price" has the meaning set forth in Section 8.3(a).

                    "Options" has the meaning set forth in Section
          3.3(b) hereof.

                    "Order" means any judgment, decree, order, writ, award, ruling, stipulation, injunction or determination of an arbitrator or court or other
          Governmental Entity.

                    "Other Investor Affiliate" has the meaning set forth in Section 6.1(A) hereof.

                    "Ownership Cap" means a Total Ownership
          Percentage of 20%, subject to reduction as provided in
          Section 6.7(b).

                    "Per Share Price Range" has the meaning set forth in Section 8.3(a).

                    "Permitted Underwriter" has the meaning set forth in Section 6.3(b)(I) hereof.

                    "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust or unincorporated organization, group (within the meaning of Rule 13d-5 under the Exchange Act) or a government or any agency or political subdivision thereof.

                    "Pioneer Competitor" means any Person that is one of eight participants in the seed market within the Field of Interest (as defined in the Research Alliance Agreement) as designated to the Investor by the Company as a Pioneer Competitor (which term shall exclude the Investor and its Subsidiaries but shall include any Controlled Affiliate of each such Pioneer Competitor, and the persons specified in writing by the Company to the Investor on the date of this Agreement, and any 13D Group with respect to voting securities of the Spin-Off Entity of which such Person is a member). The Company shall provide to the Investor prior to the date of this Agreement, and within 10 Business Days prior to each anniversary of the Closing Date, a written list of such Pioneer Competitors (which the Company may change from year to year as of each anniversary of the Closing Date) which Pioneer Competitors shall conform to the provisions of the definition of Pioneer Competitor contained herein. The Pioneer Competitors so designated shall constitute the Pioneer Competitors hereunder for the initial period commencing with the date hereof and ending one year following the Closing Date and the successive one year periods following each applicable anniversary of the Closing Date and if no such notice is provided for any year, the Competitors specified in the notice for the most recent year that such notice was given shall continue to be deemed the Pioneer Competitors.

                    "Post Termination Standstill Period" has the meaning set forth in Section 6.1(A) hereof.

                    "Preferred Stock Purchase Rights" means rights to purchase the Junior Preferred Stock pursuant to the Amended Rights Agreement, as amended from time to time.

                    "Process" has the meaning set forth in Section
          8.2 hereof.

                    "Proposal" means any inquiry, indication of interest, proposal or offer made to the Company or publicly disclosed by any Person relating to any Change in Control Transaction or Competing Investment.

                    "Purchase Price" has the meaning set forth in
          Section 2.1 hereof.

                    "Purchaser Standstill Agreement" has the meaning set forth in Section 6.3(B)(II) hereof.

                    "Purchasing Person" has the meaning set forth in Section 6.3(b) hereof.

                    "Reclassification Amendment" shall have the meaning set forth on Section 8.8.

                    "Registration Rights Agreement" means the agreement to be entered into on the Closing Date between the Company and the Investor in the form set forth in Exhibit A hereto.

                    "Regulatory Approvals" means any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearance from a Governmental Entity.

                    "Release Event" has the meaning set forth in
          Section 6.9 hereof.

                    "Representatives" means, with respect to any Person, any of such Person's officers, directors, partners, employees, agents, attorneys, accountants, consultants or financial or other advisors or other Person associated with or acting on behalf of such Person.

                    "Required Disposition" has the meaning set forth in Section 6.6(a) hereof.

                    "Required Disposition Amount" has the meaning set forth in Section 6.6(a) hereof.

                    "Requisite Number" has the meaning set forth in
          Section 8.3(a).

                    "Research Alliance Agreement" shall mean the Research Alliance Agreement, dated as of August 6, 1997, between the Company and the Investor.

                    "Rights Agreement" means the Amended and Restated Rights Agreement, dated as of December 13, 1996, by and between the Company and The First National Bank of Boston, as Rights Agent.

                    "Rights Agreement Amendment" means the
          amendment to the Rights Agreement executed by the Company and the Rights Agent concurrently herewith in the form set forth in Exhibit B hereto.

                    "Sale of Ag Products" means (x) a sale or other transfer to one or more Persons other than a Subsidiary of the Investor of all or substantially all of the assets or business of the Agricultural Products business of the Investor or (y) a transfer (whether by sale, merger or other transaction) of any of the common equity of any Person through which any such assets are held (such entity or any transferee pursuant to clause (x) hereof a "Spin-Off Entity") if, after giving effect to such transfer, such Person is not a Subsidiary of the Investor, provided that a transfer referred to in this clause (y) effected by means of a dividend, distribution, bona fide public offering or otherwise, and a sale or transfer referred to in clause (x), in either case, shall not be a "Sale of Ag Products" if and for so long as all of the following conditions are and continue to be satisfied: (i) the Spin-Off Entity agrees to be and is bound by the provisions of Section 6.1(A) of the Agreement (to the same extent as if the Spin-Off Entity were a Subsidiary of the Investor), (ii) the Spin-Off Entity shall agree to be and is bound by the Research Alliance Agreement to the same extent as the Investor (it being understood that in no event shall the Investor be released from any of its obligations under this Agreement or the Research Alliance Agreement as a result of the Spin-Off Entity's agreement to the matters referred to in clauses (i) and (ii) above except that, in the case of the Research Alliance Agreement, if substantially all of the research capabilities of the Investor in agricultural products is transferred to the Spin-Off Entity, then the Investor will continue pursuant to the Research Alliance Agreement to provide the Company with, but only with, genomic and biotechnology support sufficient so that the research available to the Company from the Spin-Off Entity under the Research Alliance Agreement, when taken together with such support from the Investor, is substantially the same in scope and capability as the research available from the Investor prior to the transfer of such assets to the Spin-Off Entity), (iii) if at any time, any Person or 13D Group owns 15% or more of any class of voting securities of the Spin-Off Entity, the Investor and its wholly owned Subsidiaries must have an interest in the Voting Securities of the Spin-Off Entity greater than or equal to any other Person or 13D Group (however, such interest must be greater than that of any Person or 13D Group which is a Pioneer Competitor), (iv) no Pioneer Competitor may own voting or common securities of the Spin-Off Entity (A) representing more than 15% of the common securities or voting power of the Spin-Off Entity, which securities have been acquired directly from the Investor or the Spin-Off Entity or a Subsidiary of either, (B) representing 10% or more of the common securities of the Spin-Off Entity if the Pioneer Competitor has the right (whether such right is contingent, conditional or otherwise) to designate or nominate one or more directors of the Spin-Off Entity (or if the board of directors of the Spin-Off Entity within five years after the date of acquisition of shares referred to in this clause (B) nominates any designee of such Pioneer Competitor or any Affiliate of such Pioneer Competitor to the board of the Spin-Off Entity), provided that such 10% level in this clause (B) shall not be deemed exceeded by reason of the repurchase of common securities by the Spin-Off Entity unless (i) an ownership of 10.5% or more of the common securities is achieved and
          (ii) the Pioneer Competitor fails to reduce its Beneficial Ownership of common securities to an ownership level below 10% within one year after equaling or exceeding the 10.5% level or (C) representing in excess of the level of ownership that would cause a triggering event to occur under any rights plan or "poison pill" adopted by the Spin-Off Entity and then in effect, and
          (v) so long as the Investor owns less than 30% of the common equity of the Spin-Off Entity, the Company has the right to nominate one representative of the Company to the board of the Spin-Off Entity analogous to the rights of the Investor under Sections 5.1(b) and (c) and the first sentence of clause (d) thereof (provided that such representative must be one of the four most senior executives of the Company, and provided that, if any such representative of the Company on the board of the Spin-Off Entity is unable to attend any meeting of such board, the Company shall have the right to designate an alternate designee of the Company, who is also one of the four most senior executives of the Company, to attend such meeting of the board of the Spin-off Entity as an observer) and the Investor shall use commercially reasonable efforts (including by voting its voting securities in favor of such nominee) to cause such nominee to be elected to the board of the Spin-Off Entity (it being understood that a Sale of Ag Products will be deemed to occur at any time any of the foregoing conditions cease to be satisfied; provided, however, that in the case of a failure of either clauses (iii) or (iv) above, the conditions as to ownership of common securities or voting securities by a Pioneer Competitor must have ceased to have been satisfied with respect to any Person or 13D Group only after the designation (to the extent in effect at such time) by the Company of such Person or 13D Group as a Pioneer Competitor).

                    "Section 6.4 Closing" has the meaning set forth in Section 6.4(a) hereof.

                    "Section 6.4 Price" has the meaning set forth in Section 6.4(b) hereof.

                    "Section 6.4 Securities" has the meaning set forth in Section 6.4(a) hereof.

                    "Section 6.5 Acceptance Notice" has the meaning set forth in Section 6.5(a) hereof.

                    "Section 6.5 Closing" has the meaning set forth in Section 6.5(a) hereof.

                    "Section 6.5 Price" has the meaning set forth in Section 6.5(b) hereof.

                    "Section 6.5 Securities" has the meaning set forth in Section 6.5(a) hereof.

                    "SEC Reports" has the meaning set forth in
          Section 3.5(a) hereof.

                    "Securities Act" means the Securities Act of
          1933, as amended, and the regulations promulgated thereunder.

                    "Sell Down Period" has the meaning set forth in
          Section 6.6(a) hereof.

                    "Series A Convertible Preferred Stock" has the meaning set forth in Section 2.1 hereof.

                    "Shares" has the meaning set forth in Section
          2.1 hereof.

                    "Spin-Off Agreement" has the meaning set forth in Section 6.8 hereof.

                    "Spin-Off Company" means the corporation or other entity the capital stock or other equity interests of which are distributed in a Spin-off Distribution.

                    "Spin-Off Distribution" means any distribution by the Company to all holders of Common Securities of capital stock of or other equity interests in any corporation or entity other than the Company.

                    "Spin-Off Entity" has the meaning set forth in the definition of the term "Sale of Ag Products".

                    "Standstill Period" means the period commencing on the date hereof and ending on the termination of this Agreement pursuant to Section 10.1; subject to extension upon the occurrence of a Trigger Event or a Release Event as provided in Section 10.2(iv).

                    "Subsidiary" means, as to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly-owned by another Person except for directors' qualifying shares shall be deemed wholly-owned for purposes of this Agreement.

                    "Substantially Similar Plan" has the meaning set forth in Section 8.4 hereof.

                    "Surviving Change in Control Transaction" has the meaning set forth in Section 8.2(b).

                    "13D Group" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under
          Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of
          Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act. "13D Group" when used with reference to standards or tests that are based on securities other than Voting Securities shall have the foregoing meaning except that the words "Voting Securities" in the second line of the definition of "13D Group", (i) in the case of standards or tests based on "securities of the Company", shall be replaced with the words "securities of the Company", and (ii) in the case of standards or tests based on "voting securities of the Spin-Off Entity", shall be replaced with the words "voting securities of the Spin-Off Entity."

                    "Third Party Offer" has meaning set forth in
          Section 6.4(a) hereof.

                    "Total Ownership Percentage" means, with respect to any Person calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the total number of shares of Common Stock Beneficially Owned by such Person and issuable upon conversion of (whether or not then convertible), or otherwise constituting the economic equivalent of, all Common Securities Beneficially Owned by such Person, over (b) the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion (whether or not then convertible) of, or otherwise constituting the economic equivalent of, all outstanding Common Securities.

                    "Total Voting Power" shall mean, calculated at a particular point in time, the aggregate Votes represented by all then outstanding Voting Securities then entitled to vote (a) as estimated conclusively for purposes of the definition of the terms "Change in Control" and "Competing Investment" at any time in good faith by the Company on the assumption that all holders of Common Stock who would, upon taking the necessary documentation steps under the Articles of Incorporation, be entitled to five votes per share at such time, have effectively taken such steps, it being understood that it will be necessary for the Company to make various assumptions in connection therewith (such as identity of holders and period of ownership of shares of Common Stock) and (b) for all other purposes of this Agreement, based on the number of Votes as were actually entitled to vote at the then current or the most recent meeting of shareholders as determined by the Company which excludes any estimation of any kind (including, as to who would have been entitled to 5 votes per share if such shareholder had taken the requisite steps to obtain such vote) plus, without duplication of any Votes otherwise taken into account, the number of Votes attributable to any Voting Securities issued by the Company since the most recent meeting of shareholders of the Company.

                    "Transaction Agreements" means this Agreement, the Registration Rights Agreement and the Rights
          Agreement Amendment.

                    "Transfer" has the meaning set forth in Section
          6.7(b)(iii).

                    "Transfer Notice" has the meaning set forth in
          Section 6.4(a) hereof.

                    "Trigger Event" has the meaning set forth in
          Section 6.10 hereof.

                    "Unsolicited Offer" has the meaning set forth in Section 6.3(e) hereof.

                    "Votes" shall mean, at any time, with respect to any Voting Securities, the total number of votes that would be entitled to be cast by the holders of such Voting Securities generally (by the terms of such Voting Securities, the Articles of Incorporation or any certificate of designations for such Voting Securities) in a meeting for the election of Directors held at such time, including the votes that would be able to be cast by holders of shares of Series A Convertible Preferred Stock.

                    "Voting Amendment" has the meaning set forth in
          Section 6.2(a) hereof.

                    "Voting Ownership Percentage" shall mean, calculated at a particular point in time, the Voting Power represented by the Voting Securities Beneficially Owned by the Person whose Voting Ownership Percentage is being determined.

                    "Voting Power" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to (b) Total Voting Power.

                    "Voting Securities" means the shares of Common Stock, the Series A Convertible Preferred Stock and any other securities of the Company entitled to vote generally for the election of directors, and any securities (other than employee stock options) which are convertible into, or exercisable or exchangeable for, Voting Securities.

                    Section 1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

                                  SECTION 2

                         ISSUANCE AND SALE OF SHARES

                    Section 2.1. Issuance and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, on the Closing Date, the Company will issue, sell and deliver to the Investor, and the Investor will purchase from the Company, 164,445.86 shares of Series A Convertible Preferred Stock of the Company, par value $.01 per share, having the terms set forth in the Certificate of Designation attached hereto as Exhibit C (the "Series A Convertible Preferred Stock"), together with the associated Preferred Stock Purchase Rights (such shares of Series A Convertible Preferred Stock, together with such Preferred Stock Purchase Rights, the "Shares"), free and clear of all Liens (other than Liens pursuant to this Agreement), for an aggregate purchase price of $1,710,236,944 (the "Purchase Price").

                    Section 2.2. Closing. (a) The Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson at 10:00 a.m., One New York Plaza, New York, NY 10004, New York City time, on the Business Day of the satisfaction or concurrent satisfaction or, if permissible, waiver of the conditions set forth in Sections 9.1 and 9.2 hereof (the "Closing Date") or at such other time and place as the parties may agree.

                    (b) At the Closing (i) the Company will deliver to the Investor certificates representing the Shares against payment of the Purchase Price, registered in the name of the Investor, or any wholly-owned United States Subsidiary of the Investor designated by it (provided that such Subsidiary agrees in writing to be bound by this Agreement to the same extent as the Investor and such Subsidiary at all times remains a wholly-owned United States Subsidiary of the Investor), together with the other documents and certificates to be delivered pursuant to Section 9.1 hereof, and (ii) the Investor, in full payment for the Shares, will deliver to the Company an amount equal to the Purchase Price in immediately available funds by wire transfer to the account designated by the Company, at least two Business Days prior to the Closing Date, or by such other means as may be agreed by the parties, together with the other documents and certificates to be delivered pursuant to
          Section 9.2 hereof.

                                  SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company hereby represents and warrants to, and agrees with, the Investor as follows:

                    Section 3.1.  Corporate Organization and
          Qualification. Each of the Company and its material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its assets and to conduct its business. Each of the Company and its Subsidiaries is duly licensed or qualified as a foreign corporation for the transaction of its business and is in good standing under the laws of each other jurisdiction in which its ownership, lease or operation of property or conduct of its business requires such qualification, except where the failure to be so licensed, authorized and qualified and in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Investor a complete and correct copy of the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date, and each of which as so made available, as the case may be, is in full force and effect.

                    Section 3.2. Authorization of Agreements. (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements, to issue and sell the shares of Series A Convertible Preferred Stock to be sold to the Investor (or its permitted designee) hereunder and the shares of Common Stock issuable upon the conversion thereof and to otherwise consummate the transactions contemplated hereby and thereby and such issuance, sale and delivery of such shares of Series A Convertible Preferred Stock to the Investor (or its permitted designee) will convey to the Investor (or its permitted designee) (and any issuance of Common Stock upon any such conversion will convey to the Person to whom such Common Stock is issued) good and marketable title to such shares, free and clear of all Liens, other than Liens arising pursuant to any Transaction Agreement. The execution, delivery and performance of the Transaction Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been approved by the Board of Directors (by the vote of the directors as advised by the Company to the Investor in writing prior to the execution of this Agreement) and have been duly authorized by all other necessary corporate action on the part of the Company. The Company has taken the corporate action necessary to approve the transactions contemplated by this Agreement for purposes of Section 490.1109 of the Business Corporation Act of the State of Iowa and to provide that the Transaction Agreements and the transactions contemplated thereby shall be exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of any state which, to the knowledge of the Company, is reasonably likely to otherwise be applicable thereto.

                    (b)  Each of this Agreement and the Rights
          Agreement Amendment have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The Registration Rights Agreement, when executed, will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                    (c) The execution, delivery and performance of the Transaction Agreements and the acquisition of the Shares contemplated thereby and the issuance of Common Stock to the Investor Group upon the conversion thereof in accordance with the Certificate of Designation for the Series A Convertible Preferred Stock will not cause a Distribution Date or constitute a Triggering Event, a
          Section 11(a)(ii) Event or a Section 13 Event (in each case, as defined in the Amended Rights Agreement) under the Amended Rights Agreement.

                    Section 3.3.  Consents; No Conflicts. (a)
          Except for (i) the expiration of the waiting period under the HSR Act, (ii) if necessary, the approval of the NYSE required for listing of the Common Stock into which the Series A Convertible Preferred Stock is convertible,
          (iii) all consents, authorizations, orders and approvals of, and all filings and registrations, including the effectiveness of a registration statement and applicable "Blue Sky" clearance and, in each case required for, or in connection with, the consummation of the transactions contemplated by the Registration Rights Agreement, and
          (iv) the Regulatory Approvals set forth on Schedule 3.3, no Regulatory Approval from, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, except for such Regulatory Approvals, registrations, declarations, notices and filings, (A) the failures of which to be made or obtained, would not in the aggregate reasonably be expected to have a Material Adverse Effect, or (B) which are applicable by reason of any facts specifically relating to, or the particular regulatory status of, the Investor.

                    (b) The execution and delivery of this
          Agreement and the Rights Agreement Amendment does not, and the execution and delivery of the Registration Rights Agreement will not, and the performance of the obligations set forth herein and therein and the consummation of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Articles of Incorporation or the Bylaws or the other organizational documents of the Company or the comparable governing instruments of any of its material Subsidiaries; (ii) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration, amendment or modification of any right or obligation under, or to a loss of any benefit to which any of the Company or its Subsidiaries is entitled, or give rise to a right to put or to compel a tender offer for outstanding securities of the Company or any of its Subsidiaries under, or require any consent, waiver, provision of notice or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, Regulatory Approval, contract or any other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries is bound; (iii) result in the creation or imposition of any Lien upon any assets or properties of the Company or any of its Subsidiaries except pursuant to any Transaction Agreement; or (iv) violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective assets or properties of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets or properties, except in the case of clause (ii), clause
          (iii) and clause (iv) for such violations, conflicts, defaults, creation of Liens and other matters which would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                    Section 3.4.  Capitalization. (a) The
          authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which 82,222,935 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, no par value, of which (x) 150,000 shares have been designated Junior Participating Preferred Stock (the "Junior Preferred Stock"), of which no shares are outstanding and (y) 200,000 shares have been designated Series A Convertible Preferred Stock, of which no shares are outstanding. All of such outstanding shares of Common Stock were duly authorized and validly issued and are fully paid and non-assessable.

                    (b)  Other than (i) shares of Common Stock
          reserved for issuance pursuant to the Company's stock option plan (the "Options"), (ii) shares of Common Stock reserved for issuance upon conversion of the Series A Convertible Preferred Stock and (iii) shares of Junior Preferred Stock reserved for issuance upon exercise of the currently existing Preferred Stock Purchase Rights, and except as set forth on Schedule 3.4(b)(1), there are not authorized or outstanding (or any obligations to authorize or issue) any Derivative Securities or any contract, agreement or understanding to pay any dividend on or make any distribution with respect to any capital stock or other securities of the Company. Schedule 3.4(b)(2) sets forth the terms (including, without limitation, the exercise price and the expiration date) and number of each type of Derivative Securities outstanding. The transactions contemplated hereby will not affect the terms and provisions of, and will not alter the rights of holders of, any Derivative Securities, including but not limited to any anti-dilution adjustments to the number of outstanding Options, the exercise price thereof or the number of shares of Common Stock to be acquired upon exercise thereof. Other than pursuant to the Transaction Agreements and the Rights Agreement, there are no restrictions on the transfer of shares of capital stock of the Company, and no contract, agreement or understanding to which the Company is a party exists among holders of capital stock of the Company with respect to the ownership, holding, voting or any other rights or obligations with respect to such capital stock, except as set forth in Schedule 3.4(b)(3).

                    (c)  The shares of Series A Convertible
          Preferred Stock to be issued pursuant to this Agreement and the shares of Common Stock issuable upon conversion of such shares have been duly and validly authorized and, when such shares are issued as contemplated by this Agreement, will have been validly issued, fully paid and non-assessable. There are no, and the issuance and sale of the Series A Convertible Preferred Stock pursuant to this Agreement and the issuance of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock will not give rise to any, preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any provision of applicable Law or any provision of the Articles of Incorporation or Bylaws of the Company or of any agreement or instrument to which the Company or any of its material Subsidiaries is a party or by which the Company or any of its material Subsidiaries is bound in respect of any capital stock or other securities of the Company or its material Subsidiaries other than pursuant to the Transaction Agreements. No consent or approval of the Company's shareholders is required by Law, the Articles of Incorporation or Bylaws or otherwise for the execution, delivery and performance by the Company of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

                    Section 3.5.  Company Reports; Financial
          Statements. (a) The Company has delivered to the Investor a true and complete copy of (i) the Company's Annual Report on Form 10-K for the fiscal years ended August 31, 1996, 1995 and 1994; (ii) the Company's Quarterly Report on Form 10-Q for the periods ended November 30, 1996, February 29, 1997 and May 30, 1997; and (iii) each registration statement, report on Form 8-K and Form 8-A, proxy statement, information statement or other document, report or statement filed by the Company or any of its Subsidiaries with the Commission since December 31, 1994, in each case in the form (including financial statements, schedules, exhibits and any amendments thereto) filed with the Commission (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (i) were timely filed with the Commission; (ii) complied, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act; and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the SEC Reports, the Company and its Subsidiaries have not filed or been required to file any other reports or statements with the Commission since December 31, 1994.

                    (b)  Each of (i) the consolidated balance
          sheets (including the related notes and schedules) included in or incorporated by reference into the SEC Reports fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, subject, in the case of unaudited statements, to normal year-end adjustments, and (ii) the consolidated statements of income (or statements of results of operations), shareholders' equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the SEC Reports fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries (on a consolidated basis) for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and except as permitted by Form 10-Q of the Commission) in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto) and in compliance with the rules and regulations of the Commission.

                    Section 3.6.  Absence of Certain Changes.
          Except for transactions contemplated by the Transaction Agreements or as disclosed in the SEC Reports or as set forth in Schedule 3.6, since August 31, 1996, there have not been any changes, conditions, occurrences, circumstances or other events that have had or would reasonably be expected to have a Material Adverse Effect.

                    Section 3.7. Litigation. Except as disclosed in SEC Reports and Schedule 3.7 hereto, there are no claims, suits, actions, proceedings, arbitrations or investigations pending or, to the knowledge of the Company, threatened in writing against the Company or any of its material Subsidiaries that in the aggregate would reasonably be expected to have a Material Adverse Effect; nor are there any Orders outstanding against or applicable to the Company or any of its material Subsidiaries or against or applicable to any of their respective assets, properties or businesses which would reasonably be expected to have a Material Adverse Effect.

                    Section 3.8. Compliance with Laws; Regulatory Approvals. Except as disclosed in the SEC Reports and except for matters which in the aggregate would not have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws. Except, for matters which in the aggregate, as would not have a Material Adverse Effect, (a) all material Regulatory Approvals required by the Company and its Subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect and (b) the Company and its Subsidiaries are in compliance in all material respects with the terms and requirements of such Regulatory Approvals.

                    Section 3.9.  Exemption from Registration.
          Assuming the representations and warranties of the Investor set forth in Section 4 hereof are true and correct, the offer and sale of the shares of Series A Convertible Preferred Stock made pursuant to this Agreement will be in compliance with the Securities Act and any applicable state securities laws and will be exempt from the registration requirements of the Securities Act and such state securities laws.

                                  SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

                    The Investor hereby represents and warrants to, and agrees with, the Company as follows:

                    Section 4.1. Organization. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease its assets and to conduct its business.

                    Section 4.2. Authorization of Agreements. (a) The Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and each other document, instrument or certificate to be executed by the Investor in connection with the consummation of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation by the Investor of the transactions contemplated hereby and thereby, have been approved by the board of directors of the Investor (by the vote of the directors as advised by the Investor to the Company in writing prior to execution of this Agreement) and have been duly authorized by all other necessary corporate action on the part of the Investor.

                    (b) This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The Registration Rights Agreement, when executed, will have been duly executed and delivered by the Investor and will constitute a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                    Section 4.3.  Consents; No Conflicts. (a)
          Except for (i) the expiration of the waiting period under the HSR Act, (ii) all consents, authorizations, orders and approvals of, and filing and registrations including the effectiveness of a registration statement and applicable "Blue Sky" clearance required for, or in connection with, the consummation of the transactions contemplated by the Registration Rights Agreement, and
          (iii) the Regulatory Approvals set forth on Schedule 4.3, no Regulatory Approval from, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained by the Investor in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby except for such Regulatory Approvals, registrations, declarations, notices and filings, (A) the failures of which to make or obtain would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate or to perform its obligations under the Transaction Documents, or (B) which are applicable by reason of any facts specifically relating to, or the particular regulatory status of, the Company or its Subsidiaries.

                    (b) The execution and delivery of this
          Agreement does not, and the execution and delivery of the Registration Rights Agreement will not, and the performance of the obligations set forth herein and therein and the consummation of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation, by-laws or the other organizational documents of the Investor or any of its material Subsidiaries; (ii) give rise to a right to put or to compel a tender offer for outstanding securities of the Investor or any of its Subsidiaries under, or require any consent, waiver, provision of notice or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, Regulatory Approval, contract or any other agreement, instrument or obligation to which the Investor or any of its Subsidiaries is a party or by which the Investor or any property of the Investor or any of its material Subsidiaries is bound; (iii) result in the creation or imposition of any Lien upon the Series A Convertible Preferred Stock to be issued to the Investor pursuant to this Agreement, other than pursuant to a Transaction Agreement or (iv) violate or conflict with any Law or Order applicable to the Investor or any of its Subsidiaries or any of their respective assets or properties of any Governmental Entity having jurisdiction over the Investor or any of its Subsidiaries or any of their respective assets or properties, except in the case of clause (ii), clause (iii) and clause (iv) for such violations, conflicts, defaults, creation of Liens and other matters which would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate or to perform its obligations under the Transaction Documents.

                    Section 4.4.  Investor Reports; Financial
          Statements. (a) The Investor has delivered to the Company a true and complete copy of (i) the Investor's Annual Report on Form 10-K for the fiscal years ended December 31, 1996, 1995 and 1994; (ii) the Investor's Quarterly Report on Form 10-Q for the period ended March 31, 1997; and (iii) each registration statement, report on Form 8-K and Form 8-A, proxy statement, information statement or other document, report or statement filed by the Investor or any of its Subsidiaries with the Commission since December 31, 1994, in each case in the form (including financial statements, schedules, exhibits and any amendments thereto) filed with the Commission (collectively, the "Investor SEC Reports"). As of their respective dates, the Investor SEC Reports (i) were timely filed with the Commission; (ii) complied, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act; and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the SEC Reports, the Investor and its Subsidiaries have not filed or been required to file any other reports or statements with the Commission since December 31, 1994.

                    (b)  Each of (i) the consolidated balance
          sheets (including the related notes and schedules) included in or incorporated by reference into the Investor SEC Reports fairly presents the consolidated financial position of the Investor and its Subsidiaries as of the date thereof, subject, in the case of unaudited statements, to normal year-end adjustments, and (ii) the consolidated statements of income (or statements of results of operations), shareholders' equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the Investor SEC Reports fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Investor and its Subsidiaries (on a consolidated basis) for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and except, as permitted by Form 10-Q of the Commission) in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto) and in compliance with the rules and regulations of the Commission.

               Section 4.5.  Absence of Certain Changes.
          Except for transactions contemplated by the Transaction Agreements or as disclosed in the Investor SEC Reports or as set forth in Schedule 4.5, since December 31, 1996 there have not been any changes, conditions, occurrences, circumstances or other events that have had or would reasonably be expected to have a material adverse effect on the financial condition of the Investor and its Subsidiaries, taken as a whole.

                    Section 4.6.  Purchase for Purpose of
          Investment. The Investor (or its permitted designee) is acquiring the Shares under this Agreement for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Investor acknowledges that the shares of Series A Convertible Preferred Stock to be acquired by it or any other member of the Investor Group have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to any exemption from such registration and in accordance with the terms of the Transaction Agreements. Neither the Investor nor any other member of the Investor Group Beneficially Owns any Voting Securities.

                                  SECTION 5

                                  GOVERNANCE

                    Section 5.1.  Directors Designated by the
          Shareholder. (a) Immediately following the Closing, the Board shall appoint as additional Directors the two (2) Investor Nominees (as defined in Section 5.1(b) below) who have been designated by the Investor in the Investor Nominee Notice (as defined in Section 5.1(b) below) attached as Exhibit D hereto (the "Initial Investor Nominee Notice"). One Investor Nominee shall be placed in the class of Directors next standing for election, and the remaining Investor Nominee shall be placed in the class of Directors next but one standing for election. In addition, if at any time following the annual meeting of shareholders to be held in January 1999, the number of members constituting the entire Board of Directors shall equal or exceed 15, including the Investor Nominees appointed pursuant to the previous sentence, the Investor shall be entitled to designate pursuant to an Investor Nominee Notice, and the Board shall appoint to the Board, an additional Investor Nominee in accordance with the provisions of this Section 5, provided that, for purposes of this sentence (but not for purposes of requiring the resignation of any Investor Nominee pursuant to Section 5.2(w)), the number of directors constituting the entire Board of Directors at any time after the annual meeting of shareholders to be held in January 2000 shall exclude any Director who has advised (and not withdrawn) the Company of his or her intention, or would be scheduled pursuant to the policies of the Company, to retire or resign from the Board within 12 months of the date as of which the determination pursuant to this sentence is being made; provided, further, that no such Director shall be excluded for purposes of determining the number of directors constituting the entire Board for a period of greater than 12 consecutive months until he or she no longer serves as a member of the Board. Any such additional Investor Nominee shall be placed in the class of Directors which does not include an Investor Nominee. In the event of a vacancy caused by the disqualification, removal, resignation or other cessation of service of any Investor Nominee from the Board, the Board shall elect as a Director (to serve until the Company's immediately succeeding annual meeting of shareholders) a new Investor Nominee who has been designated by the Investor in an additional Investor Nominee Notice that has been provided to the Company at least seven (7) days prior the date of a regular meeting of the Board. The Investor shall nominate each Investor Nominee pursuant to an additional Investor Nominee Notice in advance of each meeting of shareholders at which such Investor Nominee is to be elected.

                    (b) The Investor shall provide notice to the Company (the "Investor Nominee Notice") as required by
          Section 5.1(a) above for each Investor Nominee, which notice shall contain the following information: (i) the name of the person(s) it has designated to become Director(s) (the "Investor Nominees"), and (ii) all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each such Investor Nominee. Subject to Section 5.1(c) below, (x) if there shall be two or fewer Investor Nominees, such Investor Nominees may be any person designated by the Investor, including persons who are officers, directors or employees of the Investor; and (y) if there shall be three Investor Nominees, two of such Investor Nominees may be persons described in clause (x) above and one Investor Nominee shall be an Independent Director.

                    (c) Any proposed Investor Nominee shall be a person acceptable to the Board in its reasonable discretion prior to the initial appointment, or election, as the case may be of each Investor Nominee to the Board; provided, that at any time (i) any of the five most senior executives of the Investor (as determined by the Investor in its reasonable discretion) and (ii) the head of the Investor's Agricultural Products business, so long as (subject to the following proviso) such business is owned by the Investor or a Subsidiary of the Investor, each shall be conclusively deemed to be acceptable to the Board for purposes of this Section 5.1(c); and provided, further, that once an Investor Nominee is accepted by, or deemed acceptable to, the Board, such person shall thereafter be conclusively deemed to be acceptable pursuant to this Agreement (together with such persons specified in the foregoing clauses (i) and (ii), the "Pre-Approved Persons"). Any objection by the Company to a proposed Investor Nominee must be made no later than five Business Days after the Investor delivers the applicable Investor Nominee Notice for the proposed Investor Nominee; provided, however, that the Company shall in all cases notify the Investor of any such objection sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Investor to propose an alternate Investor Nominee pursuant to and in accordance with the terms of this Agreement.

                    (d) The Company agrees, subject to Section
          5.1(c) above and Section 5.2 below, to include such Investor Nominee to be added to or retained on the Board pursuant to this Agreement in the slate of nominees recommended by the Board to the Company's shareholders for election as Directors and shall use its reasonable efforts to cause the election or reelection of each such Investor Nominee to the Board at each meeting of shareholders at which such Investor Nominee is up for election, including soliciting proxies in favor of the election of such persons, it being understood that efforts consistent with those used for other members of the slate recommended by the Board shall be deemed reasonable. In the event that, notwithstanding the provisions of this Section 5.1(d), any one or more Investor Nominees is not elected to the Board then, at the written request of the Investor made within 30 days after the date of the shareholder meeting at which such Investor Nominee was not elected, either, as directed by the Investor, (a) the Company shall promptly call a special meeting of the Company's shareholders proposing the election of such Investor Nominees not elected to the Board or an alternative Investor Nominee as may be designated by the Investor in accordance with Section 5.1 and in connection with such special meeting shall use its reasonable efforts to cause the election of such Investor Nominees by the shareholders of the Company, including recommending the election of such Investor Nominees and soliciting proxies in favor of the election of such Investor Nominees by the shareholders of the Company; or
          (b) the Company shall appoint another individual selected by the Investor, who shall be a Fully Independent Director and shall otherwise qualify under Section 5.1(c), as an additional Director of the Company who shall serve for a term co-extensive with the term such Investor Nominee would have served if such Investor Nominee had been elected (provided that the Investor shall cause such additional Director to resign at such time as an Investor Nominee is elected to the Board seat that would have been held by the Investor Nominee whose failure to be elected triggered the Investor's right to designate such additional Director). In connection with the expiration of the term of office of any Fully Independent Director appointed in accordance with the foregoing clause (b), the Investor shall be free to designate an Investor Nominee in accordance with this
          Section 5.1 to replace such Fully Independent Director. In the event the Investor elects to call a special meeting of stockholders pursuant to clause (a), the Company shall, until such time as the Investor Nominee being proposed by the Investor is elected to the Board, invite such Investor Nominee who was not elected to the Board to attend meetings of the Board as an observer and the Company shall afford to such Investor Nominee, on as nearly equivalent basis as is possible (other than the right to vote) as would have been the case if such Investor Nominee had been elected to the Board, the opportunity to meaningfully participate in, express views with respect to and have influence on the deliberations of the Board, including through receipt, at the same time as the Board receives the same, of all information and material as is distributed to the Board. Notwithstanding the foregoing, if at any time as a result of the failure of all Investor Nominees designated by the Investor who are not Independent Directors or Fully Independent Directors to be elected to the Board as provided in this
          Section 5.1, the Investor Nominees shall consist entirely of Independent Directors and Fully Independent Directors, the Investor shall be entitled to designate one individual who is an officer, employee or director of the Investor and who qualifies as an Investor Nominee under
          Section 5.1(c) to serve as an observer at the meetings of the Board in accordance with the foregoing sentence until such time as an Investor Nominee designated by the Investor who is not an Independent Director or a Fully Independent Director shall be elected by the shareholders of the Company to the Board provided that the foregoing right to designate an observer shall not apply if the Investor shall have (without being required by this Agreement to do so) designated for election to the Board pursuant to Section 5.1(a) only Investor Nominees who were Independent Directors or a Fully Independent Director. If the Board of Directors shall cease to be a classified board, the Investor shall be entitled to present to the Board of Directors or the Nominating Committee thereof the full number of Investor Nominees for election to the Board of Directors at each annual meeting of shareholders of the Company contemplated by paragraph (a) above (without regard to the provisions regarding classes of directors contained therein). At the direction of the Investor, the Company shall use reasonable efforts to cause the removal from the Board of Directors of any Investor Nominee (other than an Independent Director or Fully Independent Director).

                    (e) The Investor agrees, to the extent required by Iowa law, to cause the Investor Nominees to comply with the standards for recusal from Board meetings applicable to all members of the Board. Except for any Investor Nominee who is an Independent Director or a Fully Independent Director, the Investor acknowledges that the Investor Nominees to the Board will not be entitled to receive any compensation as directors.

                    Section 5.2. Resignation of Investor Nominees. Unless otherwise agreed by the Company, (w) at any time that there are three Investor Nominees serving on the Board, the Investor shall cause one of the Investor Nominees then serving on the Board to offer his or her resignation from the Board immediately upon the number of directors constituting the entire Board constituting 15 or fewer, (x) the Investor shall cause all of the Investor Nominees then serving on the Board to offer their resignations from the Board immediately upon either
          (i) at any time after the Initial Top-Up Period the Investor Group's Total Ownership Percentage falls below 10% for twelve consecutive months (subject to extension by the number of days equal to the period of time purchases by the Investor Group would be prohibited by
          Section 6.7(b)(iv) or Section 6.7(d)) or (ii) the Ownership Cap is at any time less than 10%; (y) the Investor shall cause Investor Nominees then serving on the Board to offer his or her resignations from the Board immediately upon the Ownership Cap at any time being less than 18%, so that the total number of Investor Nominees does not exceed 2 at any time thereafter; and (z) the Investor shall cause all of the Investor Nominees then serving on the Board to offer their resignations from the Board immediately upon the occurrence of a Trigger Event or a Release Event; provided, however, that in the event that the Investor Group's Total Ownership Percentage is less than the 10% amount referred to in clause (x)(i) of this Section 5.2 and would not be so but for the issuance of capital stock by the Company during, or within one month prior to, the twelve month period referred to in clause (x)(i) of this Section 5.2, such twelve month period shall be extended by an additional six months to eighteen consecutive months. To effectuate the resignations provided for in this Section 5.2, the Investor shall cause each Investor Nominee to provide the Investor with a letter of resignation upon such Investor Nominee's election to the Board which may be used by the Investor at any time.

                    Section 5.3.  Committees. The Board will not
          establish an executive committee authorized to exercise the power of the Board generally unless the Investor is granted representation on such committee proportional to its representation on the Board, nor will the Board establish or employ committees (unless the Investor is granted proportional representation thereon) as a means designed to circumvent or having the effect of circumventing the rights of the Investor under this Agreement to representation on the Board.

                                  SECTION 6

                            ADDITIONAL AGREEMENTS

                    Section 6.1.  Standstill Agreement.

                    (A) During the Standstill Period, and, if this Agreement is terminated prior to Closing pursuant to
          Section 10.1(a), for the one year period after the end of the Standstill Period (such one year period, the "Post Termination Standstill Period"), unless the Company shall have materially breached its obligation to nominate Investor Nominees or to appoint any Fully Independent Director pursuant to Section 5 (provided that, with respect to any such material breach that does not concern a Pre-Approved Person, a court of competent jurisdiction shall have determined pursuant to a final non-appealable order that the Company has so materially breached its obligations), the Investor shall not, shall cause each other member of the Investor Group not to, and shall use reasonable commercial efforts to cause other Affiliates and Associates of the Investor not members of the Investor Group ("Other Investor Affiliates") not to, directly or indirectly, alone or in concert with others:

                    (a) acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other 13D Group or otherwise, Beneficial Ownership of any Voting Securities, Derivative Securities or any other securities of the Company or any rights to acquire
          (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities, other than (i) the purchase of Shares or other Voting Securities expressly permitted by this Agreement, (ii) the acquisition of Voting Securities as a result of any stock split, stock dividends or other distributions, recapitalizations or offerings made available by the Company to holders of Voting Securities generally or (iii) in a transaction in which the Investor or a Subsidiary of the Investor acquires a previously unaffiliated business entity that, to the knowledge of the Investor after reasonable inquiry, owns shares of Common Stock that represents less than 4% of the Company's outstanding Common Stock and less than 10% of the unaffiliated entity's assets; provided, that all such Voting Securities shall be subject to the terms of this Agreement; provided, further, however, that in the event of a transaction as contemplated by clause (iii) hereof, the Investor will transfer, or cause such Subsidiary to transfer, in a manner consistent with Section 6.3, such shares of Common Stock previously owned by the unaffiliated entity within twelve months following the consummation of such transaction and all such shares of Common Stock, pending their transfer, shall be voted by the Investor or such Subsidiary in accordance with the requirements of clauses (w) through (z) of Section 6.2 and on any other matter in the same proportion as the votes cast by or on behalf of all holders of the Company's Voting Securities other than the Investor Group and Other Investor Affiliates;

                    (b) propose or seek to effect any merger, business combination, restructuring, recapitalization or similar transaction involving the Company or any of its Subsidiaries or the sale or other disposition outside the ordinary course of business of any material portion of the assets of the Company or any of its Subsidiaries except pursuant to Section 8.2 hereof;

                    (c) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting
          Securities except pursuant to Section 8.8 hereof;

                    (d) seek election to, seek to place a
          representative on, or seek the removal of any member of, the Board, except pursuant to Section 5 hereof;

                    (e) engage in any "solicitation" (within the meaning of rule 14a-1 under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors) with respect to the Company, or become a "participant" in any "election contest" (within the meaning of Rule 14a-11 under the Exchange Act) or, unless the execution by the Investor, member of the Investor Group or Other Investor Affiliate is first approved by the Board, execute any written consent in lieu of a meeting of the holders of any class of Voting Securities that is solicited by or on behalf of any shareholder of the Company;

                    (f) call or seek to have called any meeting of the shareholders of the Company (except for the exercise by the Investor of its rights pursuant to Section
          5.1(d));

                    (g) initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal (as described in Rule 14a-8 under the Exchange Act or otherwise) with respect to the Company;

                    (h) form, join or in any way participate in or assist in the formation of a 13D Group with respect to any Voting Securities, other than any such "group" consisting exclusively of the Investor and other wholly-owned United States Subsidiaries of the Investor who have acquired Voting Securities in accordance with
          Section 2.2(b) or Section 6.3(a);

                    (i) otherwise act, alone or in concert with others, to seek control or influence the management, the Board or the policies of the Company in a manner designed or having the deliberate effect of circumventing the restrictions otherwise imposed under this Section 6.1(A);

                    (j) disclose or publicly announce any
          intention, plan or arrangement inconsistent with the foregoing;

                    (k) advise, assist or encourage or finance any other persons in connection with any of the foregoing types of activities; or

                    (l) request the Company (or its directors, officers, employees or agents) to amend or waive any provision of this Agreement;

          provided that nothing in this Section 6.1(A) shall limit any rights of the members of the Investor Group under the Joint Venture Agreement or the Research Alliance Agreement, or (I) prohibit any individual who is serving as a Director of the Company, solely in his or her capacity as such Director and provided no public disclosure thereof by the Company would be required, from
          (x) taking any action or making any statement at any meeting of the Board of Directors or of any committee thereof, (y) making any statement to any Representative of the Company, or (z) making any statement or disclosure required under federal securities laws or other applicable Law, (II) restrict any private communications not requiring public disclosure between the Investor and any Investor Nominee, (III) restrict any disclosure or statements required to be made by any member of the Investor Group under applicable Law to the extent any such requirement does not arise from actions by the Investor Group inconsistent with this Agreement, or (IV) limit the rights of the Investor Group pursuant to
          Section 6.2, Section 6.9 or Section 8.2.

                    (B) Notwithstanding the foregoing, if this Agreement is terminated prior to Closing pursuant to
          Section 10.1(a), the provisions of paragraph (A) of this
          Section 6.1 (other than the provisions of clauses (a) (except as to proposals to the Company as to the matters in clause (b)) and (h) thereof and the provisions of (i),
          (j), (k) and (l) thereof to the extent such provisions relate to the acquisition of Voting Securities or other securities of the Company) shall cease to apply during the Post-Termination Standstill Period if (i) the Company enters into an agreement contemplating a Change in Control Transaction or a Competing Investment or the Company makes any filing with respect to, or seeks expiration of the waiting period under, the HSR Act with respect to a Change in Control Transaction or Competing Investment; (ii) the Board of Directors publicly announces its intention to solicit or publicly solicits any Proposal or publicly approves, accepts, authorizes or recommends to shareholders of the Company their approval of or the conveyance of shares pursuant to a Change in Control Transaction or Competing Investment; (iii) during or prior to the pendency of a bona fide tender or exchange offer made by any Person or 13D Group (other than a member of the Investor Group), the Board of Directors determines or resolves to, or announces its intention to, or is ordered or directed by any Governmental Entity to, redeem, amend or modify (to render inapplicable (including by taking action to cause a Section 11(a)(ii) Event or Section 13 Event (each as defined in the Amended Rights Agreement as in effect on the date hereof), not to occur that, absent such action, would otherwise have occurred, or to redeem the Preferred Stock Purchase Rights) thereto or otherwise exempt therefrom) the Preferred Stock Purchase Rights or the Amended Rights Agreement (or a Substantially Similar Agreement) or; (iv) any Person other than the Investor or an Excluded Person acquires or agrees to acquire 20% or more of the then outstanding Voting Securities or Common Securities.

                    Section 6.2. Voting. (a) At all times during the Standstill Period, the Investor shall, shall cause each other member of the Investor Group to, and shall use its commercially reasonable efforts to cause each Other Investor Affiliate to, vote all Voting Securities which they Beneficially Own, at any shareholder meeting or in connection with any action by written consent at or in which such Voting Securities are entitled to vote, (w) in favor of the slate of nominees (including any Investor Nominee to be included in such slate in accordance with
          Section 5) proposed by the Board; provided, that any Investor Nominee nominated by the Investor for inclusion in such slate pursuant to Section 5.1 is so included, (x) in favor of any amendment to the Company's Articles of Incorporation proposed by the Board to change the voting rights of the Common Stock to one vote per share of Common Stock (a "Voting Amendment"), (y) in favor of the Reclassification Amendment at each meeting of the Company's shareholders at which the Reclassification Amendment is submitted for approval of the Company's shareholders, and (z) on any matter relating to the adoption of any stock option, stock purchase or other benefit or compensation plan for employees, executives or directors of the Company, and on any non-Company sponsored shareholder proposal which is opposed by the Company, in accordance with the direction of the Board as to how such Voting Securities shall be voted, except that during any period or at any time when there shall be in full force and effect a valid order or judgment of a court of competent jurisdiction or a ruling, pronouncement or requirement of the NYSE to the effect that the foregoing provisions of this Section 6.2 are invalid, void, unenforceable or not in accordance with NYSE policy, then the Investor will, if so requested by the Board, vote or cause (or, in the case of the Other Investor Affiliates, use its commercially reasonable efforts to cause) to be voted all of the Voting Securities beneficially owned by it, the Investor Group and the Other Investor in the same proportion as the votes cast by or on behalf of the other holders of the Company's Voting Securities other than the Investor Group and Other Investor Affiliates, but only with respect to the foregoing matters. On all other matters the Investor, the members of the Investor Group and the Other Investor Affiliates shall be entitled to vote the Voting Securities held by them in their discretion; provided, that at any meeting at which a quorum would not be present but for the inclusion of the Voting Securities Beneficially Owned by the Investor Group, the Investor shall cause such Voting Securities to be voted with respect to each of the matters presented to shareholders at such meeting and such vote shall be in accordance with the foregoing provisions of this Section 6.2(a). At all times during the Standstill Period, the Investor shall be, shall cause each other member of the Investor Group to be, and shall use its commercially reasonable efforts to cause each Other Investor Affiliate to be, as the Beneficial Owners of Voting Securities, present, in person or by proxy, at all meetings of shareholders of the Company, so that all Voting Securities which Investors or any other member of the Investor Group or any Other Investor Affiliate Beneficially Owns may be counted for the purpose of determining the presence of a quorum at all meetings of shareholders of the Company.

                    (b) If the holders of the outstanding shares of Common Stock are entitled to vote as a separate class or voting group under the Articles of Incorporation or the corporation laws of the Company's jurisdiction of incorporation on any matter on which a shareholder vote is otherwise required, then the Company hereby covenants and agrees that if the Investor advises the Company in writing prior to the meeting held (or the record date for action taken by written consent in lieu of a meeting) to approve such matter that the Investor opposes such matter so to be voted upon by such class or voting group, then it shall be a condition to the effectiveness of the matter to be voted on that the matter be approved by an aggregate number of Votes that would have been sufficient to approve such matter under the Articles of Incorporation and the corporation laws of the Company's jurisdiction of incorporation if all the Votes that could have been voted by the Investor Group had such class or voting group included the Voting Power represented by the Series A Convertible Preferred Stock held by the Investor Group been included in such class or voting group and cast against the approval of such matter.

                    (c) To the full extent permitted by Iowa law, the Investor hereby waives, shall cause each member of the Investor Group to waive, and shall use its commercially reasonable efforts to cause each Other Investor Affiliate to waive, any rights that the Investor, any member of the Investor Group or any Other Investor Affiliate, as the case may be, may have or hereafter acquire under Division XIII of the Iowa Business Corporation Act with respect to any disposition of Voting Securities pursuant to this Agreement.

                    (d)  At any time after the conversion of the
          Series A Convertible Preferred Stock into Common Stock pursuant to Section 6(a)(ii) of the Certificate of Designation for the Series A Convertible Preferred Stock, the Investor will cause all Votes attributable to any shares of Common Stock thereafter owned by the Investor Group and acquired prior to the termination of this Agreement to be voted (a) with respect to a number of Votes representing no more than voting power equal to the Investor Group's Total Ownership Percentage at such time, during the Standstill Period, in accordance with the provisions of Section 6.2(a) and after the Standstill Period, in the sole discretion of the Investor, and (b) with respect to all other Votes, on any matter pro rata in accordance with the Votes voted on such matter by all holders of Voting Securities other than the Investor Group and Other Investor Affiliates.

                    (e) Notwithstanding the foregoing provisions of this Section 6.2, at any time following the occurrence of a Trigger Event or a Release Event, the Investor shall, shall cause each other member of the Investor Group to, and shall use its commercially reasonable efforts to cause each Other Investor Affiliate to vote all Voting Securities which they Beneficially Own, (i) in favor of the slate of nominees proposed by the Board (except that during any period or at any time when there shall be in full force and effect a valid order or judgment of a court of competent jurisdiction or a ruling, pronouncement or requirement of the NYSE to the effect that the foregoing provisions of this Section 6.2(e) are invalid, void, unenforceable or not in accordance with NYSE policy, in which case, the Investor will, if so requested by the Board, vote or cause to be voted all of its Voting Securities Beneficially Owned by it and the other members of the Investor Group, and use commercially reasonable efforts to cause all Voting Securities Beneficially Owned by Other Investor Affiliates to be voted, for the election of directors in the same proportion as the votes cast by or on behalf of the other holders of the Company's Voting Securities other than the Investor Group and Other Investor Affiliates) and (ii) on all other matters at any shareholder meeting or in connection with any action by written consent, in the same proportion as the votes cast by or on behalf of all holders of the Company's Voting Securities other than the Investor Group and Other Investor Affiliates.

                    Section 6.3.  Dispositions. During the
          Standstill Period and thereafter in perpetuity in the case of clauses (f) and (g) hereof to the extent specified therein, the Investor shall not, shall cause each other member of the Investor Group not to, and shall use its commercially reasonable efforts to cause each Other Investor Affiliate not to, directly or indirectly (including, without limitation, through the disposition or transfer of any equity interest in another Person), sell, assign, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities (a "Disposition"), except as set forth below in this Section 6.3.

                    (a) Dispositions may be made to wholly-owned
          United States Subsidiaries of the Investor; provided, that such Subsidiaries agree in writing to be bound by this Agreement to the same extent as the Investor and such Subsidiaries at all times remain wholly-owned United States Subsidiaries of the Investor.

                    (b) Dispositions of Voting Securities may be made to Persons other than members of the Investor Group and Other Investor Affiliate pursuant to (i) a bona fide public offering effected in accordance with the Registration Rights Agreement, (ii) in bona fide open market "brokers' transactions" as permitted by the provisions of Rule 144 as currently promulgated under the Securities Act (other than pursuant to the provisions of clause (k) thereof) and subject to the requirement that the amount of Voting Securities sold may not exceed the lesser of the amounts specified under clauses (i) and
          (ii) of paragraph (e)(1) of Rule 144 as currently in effect, (iii) in privately-negotiated transactions to (A) any Person specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act who would be eligible based on such person's status and passive intent with respect to the ownership, holding and voting of such Voting Securities to report such person's ownership of such Voting Securities (assuming such person owned a sufficient number of such Voting Securities to require such filing) on Schedule 13G or (B) any other Person, and
          (iv) pursuant to a pro rata dividend to the stockholders of the Investor, provided, however, that:

                    (I) Dispositions shall not be made pursuant to clauses (i), (ii), (iii)(A) or (iv) of this Section 6.3(b) if, (A) in the case of Dispositions pursuant to clauses (i), (ii) and (iii)(A) of this Section 6.3(b), any Person (other than any underwriter who is in the business of underwriting securities and who, in the ordinary course of its business as an underwriter, acquired Common Securities in connection with a public offering with the bona fide intention of reselling all of the Common Securities so acquired pursuant to such public offering (a "Permitted Underwriter")) to whom the Disposition in question is made would, to the actual knowledge of the Investor (without any duty of inquiry) in the case of Dispositions pursuant to clause (ii) of
          Section 6.3(b), and to the knowledge of the Investor, after reasonable inquiry, in all other cases after giving effect to such Disposition, together with such Person's Affiliates and Associates and the members of any 13D Group existing with respect to Voting Securities of which such Person is a part (any such Person and its Affiliates, Associates and 13D Group members being collectively referred to herein as a "Purchasing Person"), Beneficially Own Voting Securities representing more than 3% (or 5% in the case of clause (iii)(A)), as the case may be (or, in any such case, 1% if any Person included in a Purchasing Person is a Pioneer Competitor) of the Total Voting Power or Total Ownership Percentage then outstanding, (B) in the case of Dispositions pursuant to clauses (ii) and (iii)(A) of this Section 6.3(b), the Investor Group shall have complied with the provisions of Section 6.4 and the Company shall have had the right to purchase pursuant to Section 6.4 the Voting Securities subject to such Disposition; or (C) in the case of a Disposition pursuant to clause (iv) of this
          Section 6.3(b), any shareholder receives in such dividend more than 2% of the Total Voting Power or Total Ownership Percentage, unless such shareholder shall have executed and delivered a Purchaser Standstill Agreement (as defined below) pursuant to which such shareholder agrees to be bound by Section 6 of this Agreement (other than Section 6.6(b), Section 6.7 and Section 6.9 hereof) to the same extent as the Investor as if references to the Investor in such Section were to such shareholder with an Ownership Cap equal to its then current ownership provided that for purposes of Section 6.6(a) only the Ownership Cap of such shareholder shall be 5%; provided, however, that in no event shall any disposition be made pursuant to such clause (iv) if any shareholder would be entitled to receive in connection therewith 7.5% (or 2% if such shareholder is a Pioneer Competitor) or more of the Total Voting Power or Total Ownership Percentage;

                    (II) Dispositions shall not be made pursuant to clauses (iii)(B) of this Section 6.3(b) if the Purchasing Person would, to the knowledge of the Investor, after reasonable inquiry, after giving effect to the Disposition, Beneficially Own Voting Securities representing more than 5% (or 1% if any Person included in the Purchasing Person is a Pioneer Competitor) of the Total Voting Power or Total Ownership Percentage then outstanding, provided that if any such Purchasing Person would, to the knowledge of the Investor, after reasonable inquiry, after giving effect to such Disposition, Beneficially Own Voting Securities representing more than 3% of the Total Voting Power or Total Ownership Percentage then outstanding, (x) the Investor Group shall, in the case of Dispositions pursuant to clause
          (iii)(B) of this Section 6.3(b), have complied with the provisions of Section 6.4 and the Company shall have had the right to purchase pursuant to Section 6.4 the Voting Securities subject to the Disposition, and (y) the Purchasing Person shall have executed and delivered to the Company a written agreement (which agreement shall be addressed to the Company and reasonably satisfactory in form and substance to the Company) (a "Purchaser Standstill Agreement") of each such Purchasing Person to be bound by Section 6 of this Agreement (other than Section 6.6(b), Section 6.7 and Section 6.9 hereof) to the same extent as the Investor as if references to the Investor in such Section were to such Purchasing Person with an Ownership Cap equal to its then current ownership provided that for purposes of Section 6.6(a) only the Ownership Cap of such Purchasing Person shall be 5%; and

                    (III) No Disposition pursuant to this Section 6.3(b) (other than pursuant to Section 6.3(b)(iv)) shall be effected prior to the third anniversary of the Closing Date, unless the Investor Group is required to make a Disposition pursuant to the last proviso to Section 6.1(A)(a)(iii) or Section 6.6 hereof, nor shall any Disposition be made (other than pursuant to Section 6.3(b)(i)) if such Disposition would constitute a distribution in violation of Regulation M under the Securities Act by reason of any repurchase program of the Company then announced.

                    (c) Dispositions may be made to the Company in accordance with Sections 6.4 through 6.6 hereof.

                    (d) Dispositions may be made pursuant to a tender offer or exchange offer (or, during the pendency thereof pursuant to Section 6.3(b)(iii)(A) or in open market transactions permitted under Section 6.3(b)(ii) and, in each case, subject to the restrictions of clause
          (I)(A) thereof but not subject to clause (I)(B) thereof) or any other transaction (x) which is recommended to shareholders of the Company by the Board of Directors (or, in the case of a tender or exchange offer, which is not within 10 Business Days of the commencement thereof opposed by the Board of Directors or, in the case of an Unsolicited Offer which is opposed, in the event such opposition is thereafter withdrawn by the vote of the Board of Directors) or (y) in the case of a merger or other business combination transaction, which has been approved by the shareholders of the Company (including approval without a meeting pursuant to the short-form merger provisions of the Iowa Business Corporation Act) in a manner so as to be legally binding on all shareholders of the Company and so as to require the disposition by such shareholders of their shares pursuant to such merger or other business combination transaction (without regard to this Agreement); and

                    (e) Dispositions may be made pursuant to a tender offer or exchange offer which is not recommended by a majority of the entire Board (an "Unsolicited Offer"); provided that such Unsolicited Offer is for at least a majority of the Common Stock outstanding on a fully diluted basis; and provided further, (i) if the Amended Rights Agreement (or a Substantially Similar
          Plan) was in effect prior to the commencement of such Unsolicited Offer, the Company has redeemed the Rights (as defined in the Amended Rights Agreement) or otherwise amended or modified the Amended Rights Agreement (or a Substantially Similar Plan) to be inapplicable (including by taking action to cause a Section 11(a)(ii) Event or
          Section 13 Event (each as defined in the Amended Rights Agreement as in effect on the date hereof), not to occur that, absent such action, would otherwise have occurred, or to redeem the Preferred Stock Purchase Rights) to such Unsolicited Offer or otherwise taken any Board action pursuant to the Amended Rights Agreement (or a Substantially Similar Plan) in order to permit the Unsolicited Offer to be consummated without causing a Triggering Event (as defined in the Amended Rights Agreement) to occur and (ii) in any event, the Investor and each member of the Investor Group shall have complied with the provisions of Section 6.5 and the Company shall have had the right pursuant to Section 6.5 to purchase the Voting Securities subject to such Disposition.

                    (f) At any time subsequent to the Standstill
          Period, the Investor shall not, shall cause each other member of the Investor Group not to, and shall use its commercially reasonable efforts to cause each Other Investor Affiliate not to, directly or indirectly, effect any Disposition of Voting Securities if, to the knowledge of the Investor, such member of the Investor Group or such Other Investor Affiliate, after reasonable inquiry, the Purchasing Person (other than a Permitted Underwriter and broker-dealers acting in connection with a block trade in which no Person or 13D Group acquires Voting Securities representing an Equity Percentage of more than 5%) would, after giving effect to such Disposition, Beneficially Own Voting Securities representing more than 5% of the Total Voting Power or Total Ownership Percentage then outstanding; provided, however, that the foregoing restrictions shall not be applicable to any Disposition in connection with a tender or exchange offer or a merger, business combination or other extraordinary transaction.

                    (g) Notwithstanding the foregoing, at any time subsequent to (i) the consummation of a Surviving Change in Control Transaction (as defined in Section 8.2(b)),
          (ii) a Release Event, or (iii) a Trigger Event, the provisions of Sections 6.3(a) through (c) and Section 6.3(f) shall not apply and in lieu thereof, the Investor shall not, and shall cause each other member of the Investor Group not to, and shall use commercially reasonable efforts to cause each Other Investor Affiliate not to, directly or indirectly effect any Disposition of Voting Securities (a) representing an Equity Percentage of more than 3% to any one Person or 13D Group (other than a Permitted Underwriter and broker-dealers acting in connection with a block trade in which no Person or 13D Group acquires Voting Securities representing an Equity Percentage of more than 3%) or (b) to any Person or 13D Group who has filed a Schedule 13D with the Commission with respect to any Voting Securities issued by the Company; provided, however, that the foregoing restrictions shall not be applicable to any Disposition of Voting Securities in compliance with Section 6.3(d) or
          (e) and Section 6.5.

                    (h) If the Investor intends to effect a
          Disposition in accordance with this Section 6.3, it shall give the Company as much prior notice of such intention as is reasonably practicable.

                    Section 6.4. Company's Right to Purchase Voting Securities. Prior to any Disposition of Voting Securities pursuant to clauses (ii) and (iii) of Section 6.3(b), the Company shall have the right, to the extent provided in
          Section 6.3(b), exercisable in accordance with this
          Section 6.4, to purchase all, but not less than all, of the Voting Securities intended to be subject to such Disposition by the Investor or any other member of the Investor Group.

                    (a) To the extent required by Section 6.3(b), if any member of the Investor Group wishes to effect any Disposition of Voting Securities pursuant to clauses (ii) and (iii) of Section 6.3(b), the Investor shall give notice (a "Transfer Notice") to the Company of such intended Disposition, specifying the Voting Securities to be subject to Disposition and the intended method of Disposition. The Transfer Notice shall specify, in the case of Dispositions pursuant to clauses (ii) or (iii)(A) of Section 6.3(b), the cash price (the "First Offer Price") at or above which the Investor intends to effect such Dispositions and, in the case of Dispositions pursuant to clause (iii)(B) of Section 6.3(b), the terms of a bona fide third party offer (a "Third Party Offer") to purchase such Voting Securities theretofore received by the Investor and then remaining open (including the identity of the offeror and the price offered). If the Company wishes to purchase the Voting Securities specified in the Transfer Notice, then within fifteen Business Days (or, in the case of any Required Disposition being made as a result of a Company request pursuant to Section 6.6, five Business Days) following receipt of the Transfer Notice, the Company shall deliver a written notice (an "Acceptance Notice") to the Investor indicating that the Company wishes to purchase such Voting Securities (such Voting Securities, the "Section
          6.4 Securities"), a date for the closing of such purchase, which shall not be more than 45 days after delivery of such Acceptance Notice (subject to extension as provided in Section 6.4(f) hereof), and a place for the closing of such purchase (a "Section 6.4 Closing"). Upon delivery of an Acceptance Notice, a binding agreement shall be deemed to exist providing for the purchase by the Company of the Section 6.4 Securities to which such Acceptance Notice relates, upon the terms and subject to the conditions set forth in this Section 6.4 and the Company shall use its reasonable best efforts to secure all approvals required in connection therewith; provided, that (i) the Company may rescind its Acceptance Notice (in which event it will have no obligation to purchase such Section 6.4 Securities) at any time within two Business Days following any determination of (x) the value of any untraded securities pursuant Section 6.4(b)(ii) hereof or (y) fair market value pursuant to
          Section 6.4(b)(ii) hereof; and (ii) the Investor may rescind its Transfer Notice (in which event it will have no obligation to sell such Section 6.4 Securities) at any time within two Business Days following any determination of (a) the value of any untraded securities pursuant to
          Section 6.4(b)(ii) hereof or (y) fair market value pursuant to Section 6.4(b)(ii) hereof.

               (b) The purchase price for any Section 6.4
          Securities (the "Section 6.4 Price") shall be determined as set forth below.

                    (i) With respect to any Section 6.4 Securities
               for which a Third Party Offer consisting of other than solely cash and/or readily marketable securities is disclosed in the applicable Transfer Notice, the Section 6.4 Price per share or other unit of such Section 6.4 Securities (which shall refer, in the case of shares of Series A Convertible Preferred Stock that are Section 6.4 Securities, to the applicable number of shares of Common Stock issuable upon conversion of such Series A Convertible Preferred Stock), shall equal the average Market Price per share or per unit of the
               Section 6.4 Securities during the 30 consecutive trading days immediately preceding the Company's receipt of the Transfer Notice.

                    (ii)  With respect to any Section 6.4
               Securities for which a First Offer Price or a Third Party Offer is disclosed in the applicable Transfer Notice which provides for consideration consisting solely of cash and/or readily marketable securities, the Section 6.4 Price per share or other unit of such Section 6.4 securities shall equal the per share or per unit price specified in such First Offer Price or Third Party Offer; provided, however, that, except for Acceptance Notices delivered in respect of a Required Disposition, in the event the Market Price per share or per unit on the last Business Day prior to the date the Acceptance Notice is delivered is more than 10% greater than the per share or per unit price specified by such First Offer Price or Third Party Offer, than the price per share or per unit shall equal the Market Price per share or per unit on the last Business Day prior to the date the Acceptance Notice is delivered. The value of any readily marketable securities identified in such Third Party Offer shall equal the average Market Price per share or per unit of such securities during the 30 consecutive trading days immediately preceding the Company's receipt of the Transfer Notice. In the case of any securities not theretofore traded, such securities must be issued or proposed to be issued by an entity which has been subject to the reporting requirements of the Exchange Act for at least one year, and the value of such securities shall be determined by two nationally recognized investment banking firms, one firm to be selected by each of the Investor and the Company, or in the event such firms are unable to agree, by a third nationally recognized investment banking firm selected by such firms. The Investor and the Company shall use their reasonable best efforts to cause any such determination of value to be made within five Business Days following the Company's receipt of the applicable Transfer Notice. In connection with any determination of fair market value pursuant to this Section 6.4(b)(ii), each party will bear the fees and expenses of the investment banking firm selected by it and the parties will bear equally the fees and expenses of any third investment banking firm.

                    (c)  At any Section 6.4 Closing, the Company
          shall pay to the Investor (or its designees) the aggregate Section 6.4 Price for the Section 6.4 Securities by wire transfer of immediately available funds, and the Investor shall deliver or cause to be delivered to the Company such Section 6.4 Securities, with documentation satisfactory to the Company evidencing the transfer of such Section 6.4 Securities, in form acceptable for transfer on the Company's books.

                    (d) If the Company does not exercise its right to purchase Voting Securities specified in a Transfer Notice, or if the Company exercises its right to rescind as described in the proviso to the last sentence of
          Section 6.4(a) hereof, or if any agreement deemed to exist with respect to Voting Securities upon delivery of an Acceptance Notice is terminated pursuant to Section 6.4(f), then the party giving such Transfer Notice shall be free to effect the Disposition of such Voting Securities, subject to any other requirements applicable to such Disposition pursuant to Section 6.3; provided, that any such Disposition is completed within 60 days following the expiration of the period in which the Company had the right to elect to purchase such Voting Securities or such rescission or termination, as the case may be (which 60 day period may be extended day by day by the Investor if as of such 60th day or any day thereafter on which such period is extended (x) all waiting periods, if any, applicable to such Disposition under the HSR Act, shall not have expired or been terminated or (y) any statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits such Disposition or makes such Disposition illegal, provided that no such extension shall be for more than 60 days in the aggregate); provided, further, that such Disposition is effected in accordance with the intended method of Disposition described in the applicable Transfer Notice; provided, further, that with respect to any such Disposition of Voting Securities for which a First Offer Price or a Third Party Offer is disclosed in the applicable Transfer Notice, the Disposition of such Voting Securities is at the price specified therein or at any price in excess thereof (or, in the case of Dispositions pursuant to Section 6.3(b)(ii) or in the case of Dispositions pursuant to
          Section 6.3(b)(iii)(A) which are being made as a result of the Company's request for a Required Disposition pursuant to Section 6.6 (a), where, in each case, the applicable First Offer Price per share of Common Stock does not exceed the average Market Price for the Common Stock for the three trading days immediately preceding the receipt by the Company of the related Transfer Notice, the Disposition is completed at prices in excess of 95% of the applicable First Offer Price) and, in the case of a Third Party Offer, to the transferee specified in the Transfer Notice. In the case of any Disposition pursuant to clause (iii) of Section 6.3(b), the price per share of Common Stock at which such Disposition is deemed to be effected shall (i) not have deducted therefrom any ordinary brokerage or placement fees, and (ii) be increased by the amount of any discount in purchase price granted to any broker-dealer in connection with such Disposition in lieu of any such ordinary brokerage or placement fees. If any such Disposition is not completed within the 60-day period specified in the first proviso of the preceding sentence, any Voting Securities specified in the applicable Transfer Notice and not disposed of in such Disposition shall again be subject to the restrictions on transfer set forth in Section 6.3, including the Company's purchase rights under this
          Section 6.4, to the extent provided in Section 6.3.

                    (e) Without limiting Section 6.3(b), if any
          Disposition is made to any Purchasing Person who is required to have entered into a Purchaser Standstill Agreement, then such person shall be deemed to have consented to be bound by Section 6 of this Agreement (other than Section 6.6(b), Section 6.7 and Section 6.9 hereof) to the same extent as the Investor and to the extent of such Purchasing Person's ownership interest as if references to the Investor in such Section were to such Purchasing Person provided that for purposes of
          Section 6.6(a) only, the Ownership Cap of the Purchasing Person shall be 5%.

                    (f) The obligations of the parties to effect any Section 6.4 Closing shall be subject to the satisfaction of the following conditions: (i) all waiting periods, if any, applicable to the transactions occurring at such Section 6.4 Closing under the HSR Act, shall have expired or been terminated and (ii) no statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits such transactions or makes such transactions illegal. If, as of any date on which a Section 6.4 Closing is scheduled to occur, the foregoing conditions relating thereto have not been satisfied, then such Section 6.4 Closing shall occur as promptly as practicable following such satisfaction, and the parties shall use their reasonable best efforts to cause the satisfaction of such conditions; provided that if the foregoing conditions relating to any Section 6.4 Closing are not satisfied within 120 days in the case of clause (i), and 180 days in the case of clause (ii), following delivery of the applicable Acceptance Notice (or in the case of an order or injunction arising out of any proceeding initiated by the Investor or any member of the Investor Group, such later date on which such order or injunction becomes final and nonappealable), then the Investor or the Company may terminate the agreement deemed to exist upon delivery of the applicable Acceptance Notice; provided that no such termination shall excuse any party for a breach of its obligations thereunder.

                    Section 6.5.  Company's Right to Purchase
          Voting Securities in Case of Unsolicited Offer. Prior to any Disposition of Voting Securities pursuant to Section 6.3(e), the Company (and/or its designees) shall have the right, exercisable in accordance with this Section 6.5, to purchase all of the Voting Securities permitted to be subject to such Disposition by the Investor Group.

                    (a) If any member of the Investor Group wishes to effect any Disposition of Voting Securities pursuant to Section 6.3(e), the Investor shall give notice (a "Section 6.5 Transfer Notice") to the Company of such intended Disposition at least 9 Business Days prior to the latest date, as provided below, on which the Company (and/or its designees) is entitled to exercise its right to purchase the Voting Securities specified in such
          Section 6.5 Transfer Notice, unless a shorter period after commencement of the Unsolicited Offer or a change in the price term thereof is provided for acceptance or qualification for proration, in which case the Section
          6.5 Transfer Notice shall be given promptly after commencement of the Unsolicited Offer or such change; provided that the Investor may rescind such Section 6.5 Transfer Notice at any time prior to delivery of a
          Section 6.5 Acceptance Notice (as defined below). The
          Section 6.5 Transfer Notice shall specify the Voting Securities to be tendered. If the Company (and/or its designees) wishes to purchase the Voting Securities specified in the Transfer Notice, then not later than 24 hours prior to the latest time by which such securities must be tendered in order to be accepted in the Unsolicited Offer, the Company shall deliver a written notice (a "Section 6.5 Acceptance Notice") to the Investor specifying that the Company (and/or its designees) wishes to purchase such Voting Securities (such Voting Securities, the "Section 6.5 Securities"), a date for the closing of such purchase, which shall not be more than 45 days after delivery of such Section 6.5 Acceptance Notice (subject to extension as provided in Section 6.5(e) hereof), and a place for the closing of such purchase (a "Section 6.5 Closing"). Upon delivery of a Section 6.5 Acceptance Notice, a binding agreement shall be deemed to exist providing for the purchase by the Company (and/or its designees) of the Section 6.5 Securities to which such Section 6.5 Acceptance Notice relates, upon the terms and subject to the conditions set forth in this Section 6.5 and the Company shall use its reasonable best efforts to secure all approvals required in connection therewith; provided, that if the Unsolicited Offer is for less than all of the outstanding shares of Common Stock, the Section 6.5 Securities to be purchased by the Company as a result of the Section 6.5 Acceptance Notice shall equal (i) if the Section 6.5 Closing occurs after the date of consummation of the applicable Unsolicited Offer, the Voting Securities specified in the Section 6.5 Transfer Notice that would have been purchased (taking into account prorationing) if all of such Voting Securities so specified had been tendered into such Unsolicited Offer and (ii) otherwise, the Voting Securities specified in the Section 6.5 Transfer Notice that would have been so purchased (taking into account prorationing) if the party giving the
          Section 6.5 Transfer Notice had tendered such Voting Securities into the Unsolicited Offer, and all other shareholders of the Company had tendered all their Voting Securities into the Unsolicited Offer; and, provided, further, that if following delivery of a Section 6.5 Acceptance Notice, the price per share of Common Stock in the Unsolicited Offer is increased, the Company may, not later than 24 hours prior to the latest time by which Common Stock must be tendered in order to be accepted in the Unsolicited Offer, rescind its Section 6.5 Acceptance Notice (in which event it will have no obligation to purchase such Section 6.5 Securities and such Section 6.5 Securities may be sold into the Unsolicited Offer). Notwithstanding anything to the contrary contained in this Section 6.5, for so long as the agreement deemed to exist upon delivery of a Section 6.5 Acceptance Notice remains in effect, the Investor shall not and shall cause the Investor Group not to, tender any Voting Securities pursuant to the Unsolicited Offer.

                    (b) The purchase price for any Section 6.5
          Securities (the "Section 6.5 Price"), assuming simultaneous conversion of any Series A Convertible Preferred Stock, shall be the per share price of Common Stock paid in the Unsolicited Offer. The value of any securities offered in the Unsolicited Offer shall equal the average Market Price per share or per unit of such securities during the 30 consecutive trading days immediately preceding the Company's receipt of the
          Section 6.5 Transfer Notice. In the case of any securities not theretofore traded, the value of such securities shall be determined by two nationally recognized investment banking firms, one firm to be selected by each of the Investor and the Company, or in the event such firms are unable to agree, by a third nationally recognized investment banking firm selected by such firms. The Investor and the Company shall use their reasonable best efforts to cause any such determination of value to be made within five business days following the Company receipt of a Section 6.5 Transfer Notice. In connection with any determination of value pursuant to this Section 6.5(b), each party will bear the fees and expenses of the investment banking firm selected by it and the parties will bear equally the fees and expenses of any third investment banking firm.

                    (c) At any Section 6.5 Closing, the Company
          (and/or its designees) shall pay to the Investor (or its designees) the aggregate Section 6.5 Price for the
          Section 6.5 Securities by wire transfer of immediately available funds, and the Investor shall deliver or cause to be delivered to the Company (and/or its designees) such Section 6.5 Securities, with documentation satisfactory to the Company evidencing the transfer of such Section 6.5 Securities, in form acceptable for transfer on the Company's books. In the event a Section
          6.5 Closing occurs after the 30th day following delivery of the applicable Section 6.5 Acceptance Notice, then, in addition to the aggregate Section 6.5 Price, the Company (and/or its designees) shall pay to the Investor (or its designees) interest on the aggregate Section 6.5 Price for the period from and after such 30th day to and including the date of such Section 6.5 Closing. Such interest shall accrue at the Federal Funds Rate as in effect from time to time, plus 1/4 of 1%. Such interest shall not be compounded and shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

                    (d) If the Company (and/or its designee) does not, to the extent specified in Section 6.5(a), exercise its right to purchase the securities specified in a
          Section 6.5 Transfer Notice, then the party giving such
          Section 6.5 Transfer Notice shall be free to effect the Disposition pursuant to the Unsolicited Offer of such Voting Securities, but only such Voting Securities, so specified in such Section 6.5 Transfer Notice (without being subject to the restrictions contained in Section 6.3(e) hereof relating to the Company's purchase rights under this Section 6.5) and the Company shall take such steps as are necessary to effectuate the conversion into Common Stock of any Series A Convertible Preferred Stock to be tendered by the party giving the Section 6.5 Transfer Notice prior to the acceptance of such shares for payment pursuant to the Unsolicited Offer so that such party shall have a reasonable opportunity to timely tender such shares in accordance with such Unsolicited Offer (including tenders of such shares by the Company on behalf of such party); provided that the Company and the Investor shall request that such shares be returned to the Company for exchange in accordance with Section 6.7(c) if such shares are not accepted for purchase pursuant to the Unsolicited Offer and that, in the event of the return of such shares to the Investor, the Investor shall promptly return such shares to the Company for exchange in accordance with Section 6.7(c); provided, further, that the Company shall take such steps to ensure that any shares not tendered shall be duly issued and outstanding; provided, further, that (i) such Disposition is effected at a price equal to or in excess of the price offered in the Unsolicited Offer at the time that the Company's right to purchase such securities expires, taking into account any extension of the time by which the Company must exercise such right including by reason of clause (iii) below, (ii) except as provided in Section 6.5(e) below, the foregoing shall not apply with respect to any shares as to which the Company shall have delivered a Section 6.5 Acceptance Notice in the event that the agreement deemed to exist with respect to such securities upon delivery of the applicable Section 6.5 Acceptance Notice is terminated pursuant to Section 6.5(e) hereof, and (iii) in the event that the price per share of Common Stock in the Unsolicited Offer is decreased at any time during such offer, any member of the Investor Group who wishes to effect a Disposition of Voting Securities pursuant to Section 6.3(e) shall give a
          Section 6.5 Transfer Notice to the Company of such intended Disposition (irrespective of whether a Section
          6.5 Transfer Notice was previously delivered with respect thereto) at least 48 hours prior to the latest time by which such securities must be tendered in order to be accepted in the Unsolicited Offer, and, notwithstanding any other provision of this Section 6.5, the Company shall have 24 hours following delivery of such Section
          6.5 Transfer Notice to deliver a Section 6.5 Acceptance Notice. If any such Disposition is not, subject to
          Section 6.3(e) hereof, completed prior to the later of
          (i) 60 days following the expiration of the Company's right to purchase the securities specified in a Section
          6.5 Transfer Notice, and (ii) 30 days following the redemption, amendment or modification of the Preferred Stock Purchase Rights or the Amended Rights Agreement (or a Substantially Similar Plan), any Voting Securities specified in such Section 6.5 Transfer Notice and not disposed of in such Disposition shall again be subject to the Company's purchase rights under this Section 6.5, to the extent provided in Section 6.3(e) hereof.

                    (e) The obligations of the parties to effect any Section 6.5 Closing shall be subject to the satisfaction of the following conditions: (i) all waiting periods, if any, applicable to the transactions occurring at such Section 6.5 Closing under the HSR Act, shall have expired or been terminated and (ii) no statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits such transactions or makes such transactions illegal. The obligation of the Company (and/or its designees) to effect any Section 6.5 Closing shall be further subject to the condition that shares of Common Stock validly tendered in accordance with the terms of the Unsolicited Offer subject to prorationing in accordance therewith shall have been paid for or shall simultaneously with such Section 6.5 Closing be paid for pursuant to the Unsolicited Offer. If, as of any date on which a Section
          6.5 Closing is scheduled to occur, the foregoing conditions relating thereto have not been satisfied, then such Section 6.5 Closing shall occur as promptly as practicable following such satisfaction, and, with respect to the conditions set forth in the first sentence of this Section 6.5(e), the parties shall use their reasonable best efforts to cause the satisfaction of such conditions. If (x) the conditions relating to any Section
          6.5 Closing are not satisfied within 120 days in the case of clause (i), and 180 days in the case of clause (ii), following delivery of the applicable Section 6.5 Acceptance Notice (or in the case of an order or injunction arising out of any proceeding initiated by the Investor or any member of the Investor Group, such later date on which such order or injunction becomes final and nonappealable), or (y) the Unsolicited Offer is terminated without the condition set forth in the second sentence of this Section 6.5 (e) being satisfied, then the Investor or the Company in the case of the preceding clause (x), or the Company in the case of the preceding clause (y), may, prior to the acceptance for payment of shares pursuant to the Unsolicited Offer, terminate the agreement deemed to exist upon delivery of the applicable
          Section 6.5 Acceptance Notice by delivering written notice to the other; provided that no such termination shall excuse a party for a breach of its obligations thereunder and, in the case of a termination by the Company pursuant to clause (x), the party having given the applicable Section 6.5 Transfer Notice shall be free to sell the Section 6.5 Securities into the Unsolicited Offer.

                    Section 6.6. Required Dispositions. (a) If, at any time during the Standstill Period, the Total Ownership Percentage of the Investor Group shall exceed the Ownership Cap plus 1%, whether as a result of any repurchase of Common Stock by the Company pursuant to a tender offer, open market purchases or otherwise (a "Company Repurchase") or for any other reason, then, if and to the extent requested by the Company by written notice to the Investor which may be made at any time, the Investor shall, within twelve months after such request (the "Sell Down Period"), dispose of, or cause the other members of the Investor Group to dispose of (a "Required Disposition"), such number of Common Securities owned by the Investor Group as shall be necessary to reduce the Total Ownership Percentage of the Investor Group to no more than the then applicable Ownership Cap immediately prior to such Company Repurchase or other event giving rise to such Required Disposition (the "Required Disposition Amount"), as applicable; provided that any such Required Disposition shall be subject to the provisions of Section 6.3 and provided, further, that the Investor agrees that such Common Securities in excess of the Ownership Cap shall be voted by the Investor Group at any meeting of shareholders (or action by written consent in lieu of any such meeting) pro rata in accordance with the vote of all shares held by Persons other than the members of the Investor Group and Other Investor Affiliates. Notwithstanding the foregoing, if any Required Disposition during the applicable Sell Down Period (A) would result in liability to the Investor or other members of the Investor Group under Section 16(b) of the Exchange Act or any similar successor statute, or
          (B) would be prohibited as a result of the restrictions set forth in Section 9 of the Registration Rights Agreement on transfer of Common Securities, then such Sell Down Period (x) shall, in the case of clause (A) above, begin on the first date on which such Required Disposition may be effected without liability under
          Section 16(b) of the Exchange Act and (y) with respect to clause (B) above, be extended by the number of days that the Investor Group is restricted from selling Common Securities under the Registration Rights Agreement.

                    (b) The Company agrees to indemnify the
          Investor Group against any Loss (as defined below) incurred by the Investor Group as a result of any Required Disposition; provided, that (i) such Required Disposition is effected on an arm's-length basis to a Person that is not affiliated with any member of the Investor Group or Other Investor Affiliate either in a bona fide open market "brokers' transaction" or in a privately negotiated transaction, (ii) the purchase price in connection with such Required Disposition is paid in cash and (iii) the Required Disposition is made during the Sell Down Period following the receipt by the Investor of the notice from the Company specified in the first sentence of Section 6.6(a). For purposes of this
          Section 6.6, Voting Securities disposed of in a Required Disposition shall be deemed to have been disposed of in the order in which such Voting Securities were purchased. "Loss" means the amount, if any, by which (A) the weighted average purchase price of the Voting Securities disposed of by the Investor Group in a Required Disposition during a Sell Down Period calculated on a per share of Common Stock basis (based on the number of shares of Common Stock such Voting Securities are convertible into at such time, if applicable) (which shall not include (x) sales pursuant to the last proviso of Section 6.1(A)(a) or (y) sales of Voting Securities in excess of the Required Disposition Amount) (excluding any out-of-pocket expenses incurred in connection with such purchase) exceeds (B)(1) the higher of (x) the Market Price of the Common Stock for the trading day immediately preceding the closing of such Required Disposition and
          (y) the price received by the Investor Group pursuant to such Required Disposition (net in each case of ordinary brokerage or placement commissions incurred by the Investor to effect such Required Disposition) multiplied by (2) the number of Voting Securities sold in connection with such Required Disposition (excluding any Voting Securities in excess of the Required Disposition Amount). In no event will Losses be deemed to include any taxes payable in connection with such Required Disposition. Such indemnification payment, if any, shall be made, without interest, within five business days after the sale occurs.

                    Section 6.7.  Top-Up Rights; Permitted
          Reacquisitions; Exchange of Share Certificates.

                    (a) After the end of the Company Buy Back
          Period the Investor at its option may, at any time, purchase Voting Securities in open market purchases or privately negotiated transactions provided that, after giving effect to such purchase, the Investor Group's Total Ownership Percentage does not exceed the Ownership Cap then applicable to the Investor Group; provided that a block purchase of Voting Securities in accordance with the foregoing effected as a single transaction which results in the Investor Group's Total Ownership Percentage exceeding the Ownership Cap then applicable to the Investor Group shall not be deemed to violate this
          Section 6.7(a), Section 6.1 or any other provision hereof solely as a result of the acquisition of such excess securities so long as the aggregate Voting Securities so held by the Investor Group at any time in excess of the Ownership Cap represent an Equity Percentage of less than .04% and have an aggregate Market Price at the time of purchase of less than $2,000,000; provided that the Investor will transfer, or cause to be transferred, such excess Voting Securities to an unaffiliated entity within twelve months of the acquisition thereof by the Investor Group and all such excess Voting Securities, pending their transfer, shall be voted by the Investor Group in accordance with the requirements of clause (w) through
          (z) of Section 6.2 and on any other matter in the same proportion as the votes cast by or on behalf of all holders of the Company's Voting Securities other than the Investor Group and Other Investor Affiliates.

                    (b) The Ownership Cap shall initially be 20%, subject to reduction as follows:

                    (i) If, on the last day of the twelve-month
               period commencing on the day immediately succeeding the last day of the Company Buy Back period (or in the event that the Company shall issue during such twelve-month period Common Securities having an aggregate Equity Percentage after such issuance of 3% or more, the twenty-four-month period commencing on the day immediately succeeding the last day of the Company Buy Back Period (the "Initial Top-Up Period")) the Investor Group's Total Ownership Percentage is less than 20%, the Ownership Cap shall be reduced to the amount of such Total Ownership Percentage.

                    (ii) At any time after the expiration of the
               Initial Top-Up Period, the Ownership Cap shall be reduced by the amount by which, during each successive twelve-month period following any Dilutive Issuance, the Common Stock purchased by the Investor represents an Equity Percentage of less than 3% (disregarding in computing such Equity Percentage any subsequent Dilutive Issuance); notwithstanding the foregoing, the Ownership Cap shall not be reduced at any time the Total Ownership Percentage is equal to the Ownership Cap.

                    (iii) The Ownership Cap shall be reduced by the
               Equity Percentage represented by all Transfers (as hereinafter defined) by the Investor Group of Common Securities to Persons other than members of the Investor Group other than (a) inadvertent dispositions or (b) dispositions in excess of the Required Disposition Amount in connection with block trades executed to facilitate a Required Disposition, provided that the aggregate amount excluded under (a) and (b) above does not exceed .5% of the Equity Percentage and is actually purchased by the Investor or a wholly-owned United States Subsidiary of the Investor within twelve months of the date of the disposition referred to in (a) or
               (b) above, as the case may be. For purposes of this
               Section 6.7(b)(iii), the term "Transfer" with respect to Voting Securities shall include any sale, exchange, offer to sell or exchange, contract to sell or exchange, option or warrant to purchase or exchange, any dividend of, or any swap or other agreement or transaction that transfers, directly or indirectly, the economic consequence of ownership of Voting Securities and such Transfer shall be deemed to occur on the date upon which the all conditions to the consummation of such Transfer are subject to the discretion of the transferee.

                    (iv) Any period of twelve or twenty-four months
               under this Section 6.7 shall be extended by the number of days that the Investor Group cannot purchase Common Stock without liability under
               Section 16(b) of the Exchange Act due to a Required
               Disposition.

                    (c) The Investor shall present for exchange, and the Company shall exchange at no cost to the Investor, any Common Securities acquired by the Investor Group, whether purchased pursuant to this Section 6.7 or received by way of dividend or otherwise (other than shares of Common Stock acquired pursuant to Section 6.1(A)(a)(iii)) for shares of Series A Convertible Preferred Stock (at a ratio of one share of Series A Convertible Preferred Stock in exchange for each 100 shares of Common Stock (as appropriately adjusted to reflect any stock split, stock dividend, reverse stock split, reclassification or any other transaction with a comparable effect)).

                    (d) No purchase pursuant to this Section 6.7 may be made by the Investor Group during any period during which the Company notifies the Investor that this Company is effecting a "distribution" as defined in Regulation M under the Securities Act; provided, that any period of twelve months or twenty-four months under this
          Section 6.7 shall be extended by the number of days that the Investor Group is so prohibited from purchasing shares of Common Securities as a result of this Section 6.7(d).

                    (e) A "Dilutive Issuance" shall mean any issuance of Common Securities by the Company after the Closing Date; provided, that no Dilutive Issuance shall be deemed to have occurred unless such issuance, together with all other issuances since the Closing Date or the most recent Dilutive Issuance to occur (other than those which have been theretofore taken into account for purposes of this Section 6.7(e)), shall represent an Equity Percentage of 1% or more; provided, however, that any adjustments which by reason of this Section 6.7(e) are not required to be made shall be carried forward and taken into account in, and as of the date of, any subsequent adjustment. All calculations shall be made to the nearest one thousandth of a percent.

                    Section 6.8.  Spin-off Distributions. In the
          event that the Company makes any Spin-off Distribution, then effective as of the date of such Spin-off Distribution, without any action on the part of the Company, the Spin-off Company or the Investor, there shall be deemed to exist, in addition to this Agreement, between the Investor and the Spin-off Company a binding agreement (the "Spin-off Agreement") containing provisions substantially identical to Section 6 hereof, including the definitions of any capitalized terms used in such Sections but defined in other Sections of this Agreement; provided that, for purposes of the Spin-off Agreement (i) references to the Company shall mean the Spin-off Company; (ii) references to Voting Securities shall mean the Voting Securities of the Spin-off Company,
          (iii) references to "the date hereof" and "the date of this Agreement" shall mean the date of the Spin-off Distribution; and (iv) the Spin-off Agreement shall terminate on the date this Agreement would have terminated or does terminate pursuant to Section 10. Prior to any Spin-off Distribution, the Investor shall, and the Company shall cause the Spin-off Company to, enter into an agreement memorializing the Spin-off Agreement.

                    Section 6.9. Competing Investments. From and after the date hereof, and following the Closing for so long as the Ownership Cap is 18% or more and no Trigger Event or Release Event shall have occurred, the Company shall not consummate or agree pursuant to a binding agreement to consummate a Competing Investment at any time prior to the fourth anniversary of the date of this Agreement. So long as the Ownership Cap is 18% or more and no Trigger Event or Release Event shall have occurred, the Company shall not consummate or agree pursuant to a binding agreement to consummate a Competing Investment at any time after the fourth anniversary of the date of this Agreement, unless (a) the Company shall have provided the Investor prior written notice of such proposed Competing Investment at least 30 days prior to the earlier of the consummation of or the entering into a binding agreement providing for such Competing Investment specifying the principal terms thereof (including the form and amount of such Competing Investment and the identity of the Competitor proposing to make such Competing Investment) (such notice, the "Competing Investment Notice") and (b) the Competitor shall have agreed in the Competitor Agreement or otherwise that (x) neither it nor any of its Affiliates or Associates (including any of its designees on the Board) will have access to any DuPont Proprietary Information or Joint Intellectual Property (as such terms are defined in the Research Alliance Agreement) except pursuant to a sublicense from the Company with respect to Pioneer Products (as defined in the Research Alliance Agreement) that is permitted pursuant to the Research Alliance Agreement, (y) upon any breach of the agreement referred to in clause (x) above, and so long as the Investor shall have the right to designate any Investor Nominees for election or appointment to the Board pursuant to Section 5 (and without limiting any other remedies the Investor may otherwise have), the Competitor will cause all designees of the Competitor on the Board to immediately resign and the Competitor will not have any rights to nominate any other persons to the Board, and (z) the provisions of the agreement referred to in this clause
          (b) shall be for the express benefit of the Investor and the Investor shall be a third party beneficiary thereof. The Investor shall have the right, which may be exercised by written notice to the Company delivered during the period commencing on the date of delivery of the Competing Investment Notice to the Investor and ending on the date which is the later of (i) the 30th day thereafter, (ii) the execution by the Company of a binding agreement providing for the Competing Investment (or, if no such agreement is executed, the consummation of such Competing Investment) and (iii) the second Business Day after the Company notifies the Investor in writing it will execute an agreement effectuating (or consummate, as the case may be) the transactions contemplated in the preceding clause (ii), provided that such notification shall not be deemed given unless such agreement is in fact executed (or transaction consummated, as the case may be) within such two Business Day period, notwithstanding the provisions of Section 6.1(A), to discuss the merits of the Competing Investment with the Company and the Board or to make alternative public or private proposals with respect thereto. The Investor shall also have the right, exercisable by delivering a notice (the "Competitor Release Notice") to the Company within the time period specified below, of its election to immediately terminate the Formation Agreement (the election of the Investor to so terminate the Formation Agreement, a "Release Event"), which termination shall be carried out, (i) if the Competing Investment resulting in such Release Event occurs or is consummated, or if the agreement providing therefor is executed by the parties thereto, prior to the seventh anniversary of the date of this Agreement, in accordance with the provisions of Section 9.2(d)(X) of the Formation Agreement as if an Involuntary Default described therein had occurred (and as if the Investor was the non-defaulting "Party" for purposes of Section 9.2(d)(X) of the Formation Agreement) upon consummation of the Competing Investment, and (ii) in all other cases, in accordance with the provisions Section 9.2(d)(Y) of the Formation Agreement as if an Involuntary Default described therein had occurred (and as if the Investor was the non-defaulting "Party" for purposes of Section 9.2(d)(Y) of the Formation Agreement). A Release Event shall be irrevocable and binding upon the Investor and the Company, except that (A) the Investor may, in the case of a termination carried out in accordance with clause (i) of the preceding sentence, rescind such Release Event (in which event all rights and obligations of the parties shall be as if no Release Event shall have ever occurred) for a period of five Business Days after the determination of Fair Market Value (as defined in, and calculated pursuant to, the Formation Agreement) by delivering a written notice of such rescission to the Company within such period, and (B) the Investor may rescind such Release Event (in which event all rights and obligations of the parties shall be as if no Release Event shall have ever occurred) for a period of five Business Days following the entry of a final and non-appealable Order as contemplated by the following sentence and (C) the Release Event shall automatically be rescinded (in which event all rights and obligations of the parties shall be as if no Release Event shall have occurred) if the Competing Investment which triggered such Release Event was not consummated, as advised in writing by the Company to the Investor. The closing of the transfer of the Investor's or the Company's Venture Interest, as applicable (as defined in the Formation Agreement) following a Release Event shall be as soon as practicable following the expiration or termination of all waiting periods, if any, under the HSR Act and in any event no later than the later to occur of (I) 15 days after the delivery of the Competitor Release Notice and
          (II) 5 business days after the expiration or termination of all waiting periods, if any, under the HSR Act, subject to no Order having been entered, promulgated or enforced by a court or governmental authority of competent jurisdiction which prohibits such transaction (and the Investor and the Company shall use commercially reasonable efforts to have any such Order lifted or terminated in order to allow consummation of such transaction unless and until such time as such Order becomes final and non-appealable). The Competitor Release Notice, in order to result in the rights described above, must be delivered by the Investor to the Company within twenty Business Days after the earlier of (i) the public announcement by the Company of the consummation of the Competing Investment, and (ii) the Company notifying the Investor in writing that the Competing Investment has been consummated (and the Company agrees to promptly so notify the Investor); provided, however, that the Investor may deliver a Competitor Release Notice at any time after it becomes aware of the consummation of a Competing Investment until twenty Business Days after either of the events described in clauses (i) or (ii) above shall have occurred. Notwithstanding anything to the contrary in this Agreement, following consummation of the Competing Investment, the Investor, with the consent of the Company, may engage in discussions with the Company as to matters relating to the Joint Venture Agreement (including the entity established pursuant to the Formation Agreement) and the Research Alliance Agreement, including the terms of a purchase or sale of any interest therein. Notwithstanding anything herein to the contrary, solely for purposes of Section 5.2(z), 6.2(e) and clause (iii) and the reference to Sections 8.1(b) and (c) contained in the second to last sentence of Section 6.9, the Release Event will not be deemed to have occurred (and the rights and obligations of the parties referenced therein will not come into effect) until the earlier of (I) the time, following a Release Event, of the consummation of the transfer of the Company's or the Investor's Venture Interest, as applicable (each as defined in the Formation Agreement) in connection with such Release Event and (II) six months following such Release Event. Upon the occurrence of a Release Event, (i) the Standstill Period shall be extended, in respect of the sections indicated, and to the extent provided, in Section 10.2(iv), (ii) the Company shall file and use commercially reasonable efforts to obtain and maintain the effectiveness of a shelf registration statement on the terms set forth in the Registration Rights Agreement, (iii) the Investor shall immediately cause all of the Investor Nominees then serving on the Board to offer their resignations from the Board, and the Company's obligations to designate Investor Nominees to the Board pursuant to Section 5 shall terminate, (iv) the parties' obligations and rights pursuant to Section 6.7(a), Section 8.1(b) and (c),
          Section 8.2, Section 8.3 and Section 8.8 shall terminate,
          (v) the provisions of Section 6.3(g) shall thereafter apply and (vi) the provisions of Section 6.1(A), Section 6.2(e), Section 6.6, Section 6.7(b) through (e) and
          Section 6.8 shall remain in full force and effect in perpetuity. The rights of the Investor to terminate the Formation Agreement pursuant to Section 6.9 and Section 8.2(c) hereof shall automatically be transferred and assigned at the election of the Investor, upon notice to and acknowledgment by the Company of such notice, but without any consent required on the part of the Company, to any Spin-Off Entity (which term, for purposes of this sentence, shall include any Person who would otherwise be deemed a Spin-Off Entity but for such Person's status as a Subsidiary of the Investor) which is a Subsidiary of the Investor or satisfies each of the conditions set forth in clauses (i) through (v) of the definition of the term "Sale of Ag Products."

                    Section 6.10.  Rights of the Company upon a
          Trigger Event.

                    In the event that:

                         (A) the Research Alliance Agreement or the
          Formation Agreement shall be terminated (notwithstanding the survival of certain obligations of the parties for the periods following such termination as provided in
          Section 9.4 of the Formation Agreement) other than (i) a termination of the Research Alliance Agreement or the Formation Agreement as a result of a willful and substantial breach by the Company of any material term of the Formation Agreement or the Research Alliance Agreement, (ii) a termination of the Research Alliance Agreement at or after the sixteenth anniversary of the date of such agreement, and (iii) a termination of the Formation Agreement or the Research Alliance Agreement in connection with the acquisition by one party of the Venture Interest of the other pursuant to a Change in Control Release Event or a Release Event and where the consequences set forth in Section 8.2(b) or in the second to last sentence of Section 6.9, as and to the extent applicable, shall apply; or

                         (B) there shall have occurred a Sale of Ag
          Products; (any of such events, a "Trigger Event"), then, effective immediately upon the occurrence of such Trigger Event (i) the Standstill Period shall be extended, in respect of the sections indicated, and to the extent provided, in Section 10.2(iv), (ii) the Company shall file and use its commercially reasonable efforts to obtain and maintain the effectiveness of a shelf registration statement on the terms set forth in the Registration Rights Agreement, (iii) the Investor shall immediately cause all Investor Nominees then serving on the Board to offer their resignations from the Board, and the Company's obligations to designate Investor Nominee to the Board pursuant to Section 5 shall terminate, (iv) the parties' obligations and rights pursuant to the provisions of Section 6.6(b) (but only with respect to Section 6.6(b) in the case of a Trigger Event pursuant to clause (B) above or in the case of a Trigger Event pursuant to clause (A) above occurring as a result of a willful and substantial breach by the Investor of any material term of the Joint Venture Agreement or the Research Alliance Agreement), Section 6.7(a), Section 6.9, clauses (b) and (c) of Section 8.1, Section 8.2,
          Section 8.3, and Section 8.8 shall terminate, (v) the provisions of Section 6.3(g) shall thereafter apply, and
          (vi) Section 6.1(A), Section 6.2(e), Section 6.6(a),
          Section 6.6(b) (but only with respect to Section 6.6(b) in the case of a Trigger Event pursuant to clause (A) above other than a Trigger Event occurring as a result of a willful and substantial breach by the Investor of any material term of the Joint Venture Agreement or the Research Alliance Agreement), Section 6.7(b)-(e) and
          Section 6.8 shall remain in full force and effect in perpetuity. The Investor agrees that it will not permit a transaction constituting a Sale of Ag Products (including, without limitation, a transaction that would otherwise be excluded from the definition of a Sale of Ag Products by reason of the satisfaction of the conditions set forth in clauses (i) through (v) of the proviso thereof) to be consummated or a binding agreement with respect thereto to be entered into prior to the first anniversary of the Closing Date.

                                  SECTION 7

                            PRE-CLOSING COVENANTS

                    Section 7.1. Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Closing of the transactions contemplated by this Agreement. Without limiting the foregoing, the Investor and the Company (a) will use their reasonable best efforts to make all filings, including filings under the HSR Act, and obtain all other Regulatory Approvals necessary or, in the opinion of the Investor or the Company, advisable in order to permit the consummation of the transactions contemplated hereby and (b) will not take actions (including by making other acquisitions of or investments in any other Person) that could reasonably be expected to have the effect of delaying or hindering the Closing of the transactions contemplated hereby. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

                    Section 7.2. Notifications. (a) At all times prior to the Closing Date, the Investor shall promptly notify the Company and the Company shall promptly notify the Investor in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event which will or is reasonably likely to (i) constitute a breach of any representation or warranty of such party contained in the Transaction Agreements; or (ii) result in the failure to satisfy the conditions to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 7.2 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

                    (b) To the extent that the Investor or the Company is required to make any filings with the Commission in connection with the transactions contemplated by this Agreement, such party shall give the other party a reasonable opportunity to review and comment on such filings prior to the filing thereof with the Commission.

                    Section 7.3.  No-Shop. From the date hereof
          until the Closing or the earlier termination of this Agreement, except with respect to an unsolicited Proposal to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors based on the advice of outside counsel, the Company shall not and shall not permit or authorize any of its Subsidiaries, Affiliates or Representatives to, directly or indirectly, (i) solicit or initiate, or encourage the submission of, any Proposal with respect to the Company, or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Proposal, other than the transaction contemplated hereby with the Investor.

                    Section 7.4.  Share Listing. As soon as
          practicable but in any event prior to the date that the Closing would otherwise have occurred, the Company shall take reasonable action as is required to cause the shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible to be listed for trading on the NYSE.

                    Section 7.5. Registration Rights Agreement. At the Closing, the Company and the Investor shall enter into the Registration Rights Agreement.

                    Section 7.6.  Pre-Closing Information. The
          Company shall (and shall cause each of its Subsidiaries to), from and after the date hereof and until the Closing and subject to Section 8.1(a), afford to the Investor and its Representatives reasonable access, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business, to material financial information regarding the Company. The Company will reasonably promptly inform the Investor of the principal terms of any Proposal with respect to which the Company has entered into substantive discussions or negotiations.


                                  SECTION 8

                             ADDITIONAL COVENANTS

                    Section 8.1. Certain Information. (a) Subject to applicable law and the provisions of this Agreement, all information provided to the Investor or the Company hereunder shall be provided in confidence in accordance with the provisions of the Confidentiality Agreement (the "Confidentiality Agreement"), dated March 13, 1997, between the Company and the Investor.

                    (b) At such time as the Investor shall notify the Company that it shall account for its investment in the Company pursuant to the full equity method (including earnings and investments), the Company will, at Investor's sole cost and expense, cooperate to the extent necessary to furnish to the Investor all information that is required by GAAP to enable the Investor to account for its investment in such manner and the Company hereby consents to the Investor doing so. To the extent reasonably requested by the Investor, the Company will and will cause its Representatives to, at the Investor's sole cost and expense, provide information regarding the Company and its Subsidiaries, and otherwise cooperate with, the Investor so as to enable the Investor to prepare financial statements in accordance with GAAP and to comply with its disclosure requirements under securities laws and regulations.

                    (c) From time to time upon reasonable advance request by the Company, the Investor will notify the Company of the amount of each class of Voting Securities then Beneficially Owned by the Investor Group. From time to time upon reasonable advance request by the Investor, the Company will provide the Investor with information known to the Company with respect to the number of votes entitled to be voted by shareholders of the Company at the time of such request; provided, however, that the Company shall not be obligated pursuant to this Section 8.1(c) to make any general solicitation of shareholders of the Company in connection therewith.

                    Section 8.2. Right to Participate in Sale of the Company. (a) Prior to the Closing and thereafter, so long as the Ownership Cap is 18% or more, (I) the Company shall not enter into, and the Board shall not publicly recommend to shareholders or approve, a definitive agreement providing for a Change in Control Transaction and (II) the Board shall not redeem the Preferred Stock Purchase Rights or otherwise amend or modify the Amended Rights Agreement (or a Substantially Similar Plan) to be inapplicable (including by taking action to cause a Section 11(a)(ii) Event or Section 13 Event (each as defined in the Amended Rights Agreement as in effect on the date hereof), not to occur that, absent such action, would otherwise have occurred, or to redeem the Preferred Stock Purchase Rights) to a proposed Change in Control Transaction for which no definitive agreement is entered into as a means, in any such case, intended to permit a proposed Change in Control Transaction to be consummated without causing a Triggering Event (as defined in the Amended Rights Agreement) to occur or otherwise exempt such transaction therefrom, unless prior thereto (i) the Investor shall have been given at least 30 days prior notice of the proposed Change in Control Transaction and of the material terms thereof and a full and fair opportunity, as conclusively determined by the Board in good faith and in the exercise of its fiduciary duties, after consultation with outside counsel, to participate in the Company's bidding process (the "Process") undertaken by the Company (if any) in advance of such Change in Control Transaction on terms, and to have any proposal submitted by the Investor pursuant to clause
          (ii) below evaluated on a basis, no less favorable to the Investor than those afforded to other interested parties,
          (ii) the Investor shall have been permitted notwithstanding the restrictions contained in Section 6.1, to submit a proposal for an alternative transaction during the Interim Period (as defined below) or in connection with such Process, subject in any event to the Board's right to accept or reject any such proposal as may be made and (iii) the Interim Period shall have terminated. "Interim Period" shall mean the period commencing on the date of the delivery to the Investor by the Company of written notice (such notice, the "Change in Control Transaction Notice") of its considering to take any action specified in clause (I) or clause (II) of the preceding sentence and ending on the date which is the later of (i) the 30th day thereafter, and (ii) the public announcement by the Company of the taking of any action specified in clause (I) or clause (II) of the preceding sentence. In connection with the foregoing, the Investor agrees that if the Company establishes procedures uniformly applicable to all interested parties for the evaluation of proposals for a Change in Control Transaction and if the Investor wishes to participate in the sale process, then, the Investor will, subject to the Investor not violating applicable law (other than violations based on claims or allegations of breach of the Company's fiduciary duty), comply with such procedures as long as such procedures (i) are applied uniformly to all interested parties (and the Company agrees that it shall give the Investor at least one Business Day's prior written notice if any such procedures are not to be uniformly applied to all such interested parties), (ii) except as conclusively determined by the Board in good faith and in the exercise of its fiduciary duties, after consultation with outside counsel, do not have a materially greater impact when applied to the Investor than when applied to other participants, and (iii) except as provided in Section 8.2(c) below and the Formation Agreement, shall not establish procedures relating to the Joint Venture Agreement, or the entity established thereby, or the Research Alliance Agreement, or the rights and obligations of the Investor relating thereto. If the Company rejects any offer made by the Investor pursuant to the Process, the Company will advise the Investor in writing of the reasons for such rejection.

                    (b) Following the consummation of a Change in Control Transaction, unless either (x) any Person or 13D Group shall Beneficially Own Common Securities representing an Equity Percentage of more than 50% of the Company or of the common securities of the company or other entity surviving such Change in Control Transaction or (y) the Investor Group shall Beneficially Own Voting Securities representing less than 5% of the Total Voting Power of the Company or the voting power of the company or other entity surviving such Change in Control Transaction (a Change in Control Transaction where neither clause (x) nor (y) is satisfied, a "Surviving Change in Control Transaction"), then (unless, in the case of clause (i) below, the Company or other entity surviving such Change in Control Transaction shall otherwise determine as to all of such provisions) (i) the provisions of Section 6.1(A), Section 6.6, Section 6.7 (other than clause (c) thereof to the extent that the Common Stock of the Company or the voting securities of the company or other entity surviving such Change in Control Transaction (1) is not entitled to more than one vote per share or (2) is entitled to more than one vote per share, but all shares of such class are so entitled),
          Section 6.8, Section 6.10, Sections 8.1(b) and (c) and Sections 8.2(a) and (b), shall continue in full force and effect through the balance of the Standstill Period (except that the Ownership Cap shall be appropriately adjusted to equal the ownership that the Investor Group would have owned after the Surviving Change in Control Transaction if the Investor Group had owned Common Securities equal to the Ownership Cap immediately prior to the Surviving Change in Control Transaction), (ii) the provisions of Section 5 and Section 6.2 shall terminate and (iii) the provisions of Section 6.3(g) shall thereafter apply provided, however, notwithstanding anything to the contrary contained in this Agreement (other than the following sentence), that at and following such time as (a) any Person or 13D Group shall Beneficially Own Common Securities representing an Equity Percentage of more than 50% of the Company or the company or other entity surviving such Change in Control Transaction or (b) the Investor Group shall Beneficially Own Voting Securities representing less than 5% of the Total Voting Power of the Company or of the voting power of the company or other entity surviving such Change in Control Transaction, then, in either case, none of the provisions or obligations set forth in this Agreement shall be applicable to the members of the Investor Group or to any Other Investor Affiliate. Following a Surviving Change in Control Transaction, the Company (or the surviving company or entity) shall file and use its commercially reasonable efforts to obtain and maintain the effectiveness of a shelf registration statement on the terms set forth in the Registration Rights Agreement. Notwithstanding anything to the contrary contained in the Agreement, following any Change in Control Transaction, the provisions of Section 8.2(c) shall apply to such Change in Control Transaction and, unless the Company or other entity surviving such Change in Control Transaction shall otherwise determine by written notice to the Investor at least 10 days prior to the date by which the Investor must exercise its rights to declare a Change in Control Release Event to occur as a result of such Change in Control Transaction, the provisions of Section 8.2(c) and Section 6.9 shall apply to any Change in Control Transaction or Competing Investment, as the case may be, arising thereafter with respect to the Company or other entity surviving such Change in Control Transaction.

                    (c) Without limiting the rights of the Investor set forth in Section 8.2(a) hereof, the Investor shall have the right, exercisable by delivering a notice (the "Change in Control Release Notice") to the Company within the time period specified below, of its election to immediately terminate the Formation Agreement (the election of the Investor to so terminate the Formation Agreement, a "Change in Control Release Event"), which termination shall be carried out, (i) if the Change in Control Transaction resulting in such Change in Control Release Event occurs or is consummated, or if the Company enters into, or the Board publicly recommends to shareholders or approves, a binding agreement providing for a Change in Control Transaction prior to the sixth anniversary of the date of this Agreement (or, in the case of a Change of Control Transaction involving a Person who is not a Competitor, the fifth anniversary of the date of this Agreement), in accordance with the provisions of Section 9.2(d)(X) of the Formation Agreement as if an Involuntary Default described therein had occurred (and as if the Investor was the non-defaulting "Party" for purposes of Section 9.2(d)(X) of the Formation Agreement) upon consummation of the Change in Control Transaction, and (ii) in all other cases, in accordance with the provisions of Section 9.2(d)(Y) of the Formation Agreement as if an Involuntary Default described therein had occurred (and as if the Investor was the non-defaulting "Party" for purposes of
          Section 9.2(d)(Y) of the Formation Agreement). A Change in Control Release Event shall be irrevocable and binding upon the Investor and the Company, except that (A) the Investor may, in the case of a termination carried out in accordance with clause (i) of the preceding sentence, rescind such Change in Control Release Event (in which event all rights and obligations of the parties shall be as if no Change in Control Release Event shall have ever occurred) for a period of five Business Days after the determination of Fair Market Value (as defined in, and calculated pursuant to, the Formation Agreement) by delivering a written notice of such rescission to the Company within such period, and (B) the Investor may rescind such Change in Control Release Event (in which event all rights and obligations of the parties shall be as if no Change in Control Release Event shall have ever occurred) for a period of five Business Days following the entry of a final and non-appealable Order as contemplated by the following sentence, and (C) the Change in Control Release Event shall be automatically rescinded (in which event all rights and obligations of the parties shall be as if no Change in Control Release Event shall have occurred) if the Change in Control Transaction which triggered such Change in Control Release Event was not consummated, as advised in writing by the Company to the Investor. The closing of the transfer of the Investor's or the Company's Venture Interest, as applicable (as defined in the Formation Agreement) following a Change in Control Release Event shall be as soon as practicable following the expiration or termination of all waiting periods, if any, under the HSR Act and in any event no later than the later to occur of (I) 15 days after delivery of the Change in Control Release Notice and (II) 5 business days after the expiration or termination of all waiting periods, if any, under the HSR Act, subject to no Order having been entered, promulgated or enforce by a court or governmental authority of competent jurisdiction which prohibits such transaction (and the Investor and the Company shall use their commercially reasonable efforts to have any such Order lifted or terminated in order to allow consummation of such transaction unless and until such time as such Order becomes final and non-appealable). The Change in Control Release Notice, in order to result in the rights described above, must be delivered by the Investor to the Company within twenty Business Days after the earlier of (i) the public announcement by the Company of the consummation of the Change in Control Transaction, and (ii) the Company notifying the Investor in writing that the Change in Control Transaction has been consummated (and the Company agrees to promptly so notify the Investor); provided, however, that the Investor may deliver a Change in Control Release Notice at any time after it becomes aware of the consummation of a Change in Control Transaction until twenty Business Days after either of the events described in clauses (i) or (ii) above shall have occurred. Notwithstanding anything to the contrary in this Agreement, following consummation of Change in Control Transaction, the Investor may engage in discussions with the Company (and/or the Person consummating such Change in Control Transaction) as to matters relating to the Joint Venture Agreement (including the entity established pursuant to the Formation Agreement) and the Research Alliance Agreement, including the terms of a purchase or sale of any interest therein..

                    Section 8.3. Use of Proceeds. (a) Subject to the provisions of this Agreement, as promptly as practicable, but in no event later than five business days after the Closing, the Company shall commence a self-tender offer (the "Offer") to purchase 16,444,586 shares of Common Stock (the "Requisite Number") at a price per share not in excess of $104 per share (the "Maximum Offer Price"), nor less than a per share price to be determined in the sole discretion of the Company after consultation with the Investor (the price range from such maximum to minimum price, the "Per Share Price Range") net to the seller in cash. Pursuant to the Offer, the Company will determine the single per share price, within the Per Share Price Range, net to the seller in cash (the "Offer Purchase Price") that it will pay for shares properly tendered pursuant to the Offer, taking into account the number of shares so tendered and the prices specified by the tendering stockholders. The Company will select the lowest Offer Purchase Price that will allow it to buy the Requisite Number of shares of Common Stock (or such lesser number of shares as are properly tendered and not withdrawn at prices within the Per Share Price Range). All shares of Common Stock properly tendered at prices at or below the Offer Purchase Price and not withdrawn will be purchased at the Offer Purchase Price, subject to the terms and conditions of the Offer. All shares of Common Stock acquired in the Offer will be acquired at the Offer Purchase Price. Subject to the terms and conditions thereof, the Offer shall expire at midnight New York City time on the date that is 20 business days from the date the Offer is first published or sent to holders of Common Stock; provided, however, that the Company may (A) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Company's obligation to accept for payment, and pay for, shares of Common Stock shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Commission or the staff thereof applicable to the Offer and (C) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 5 business days beyond the latest expiration date that would otherwise be permitted under clause (A) or (B) of this sentence. No member of the Investor Group shall, and the Investor shall use commercially reasonable efforts to cause all Other Investor Affiliates not to, tender any shares of Common Stock owned by them into the Offer.

                    (b) If the Company, pursuant to the Offer, shall have purchased fewer than the Requisite Number of shares of Common Stock, the Company shall use commercially reasonable efforts during the remainder of the Company Buy Back Period to repurchase shares of Common Stock from the shareholders of the Company other than the Investor, any member of the Investor Group or any Other Investor Affiliates in open market purchases or pursuant to additional self-tender offers by the Company to the extent necessary so that the Total Ownership Percentage of the Investor Group shall be equal to Ownership Cap; provided, however, that in no event shall
          (i) unless the provisions of clause (c) of this Section
          8.3 are applicable, the Company be required to pay greater than $104 per share of Common Stock in any such repurchase, (ii) the aggregate amount paid by the Company (deducting therefrom all amounts paid by the Investor to the Company pursuant to paragraph (c) below) for shares of Common Stock pursuant to the Offer and pursuant to additional repurchases under this Section 8.3(b) exceed the total Purchase Price, and (iii) the number of shares of Common Stock acquired by the Company pursuant to the Offer and this Section 8.3(b) exceed the Requisite Number.

                    (c) Following completion of the Offer, the Investor shall have the right to designate in writing from time to time a maximum price or prices at which the Company shall seek to purchase shares of Common Stock that is in excess of $104 per share provided that at the end of the Company Buy-Back Period, the Investor shall pay in cash in immediately available funds to the Company an amount equal to the excess, if any, of (x) the weighted average cost to the Company for the purchase of all shares of Price Protected Common Stock (as defined below) purchased by the Company during the Company Buy-Back Period over (y) the Purchase Price, together with interest thereon at the Company's borrowing rate under its bank lines of credit, for each day the Company has incurred all or any portion of such excess. "Price Protected Common Stock" shall mean all shares of Common Stock purchased by the Company pursuant to the Offer and the first shares of Common Stock purchased by the Company after the consummation of the Offer at or below the maximum price or prices specified by the Investor pursuant to this paragraph (c) which, taken together with the number of shares of Common Stock purchased pursuant to the Offer, are equal to the Requisite Number.

                    (d) References herein to Requisite Number and price per share of Common Stock shall be appropriately adjusted in the event of any stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding.

                    Section 8.4. Rights Agreement. From and after the date hereof the Company shall not amend, modify, waive, terminate or invalidate any provision of the Amended Rights Agreement or any similar shareholder rights plan or similar device (a "Substantially Similar Plan"), in a manner which would cause the Investor Group to become an "acquiring person" under the Amended Rights Agreement or any Substantially Similar Plan upon the exercise of any rights granted to the Investor hereunder.

                    Section 8.5. Publicity. Except as required by Law or by obligations pursuant to any listing agreement with any relevant securities exchange, neither the Company or any of its Affiliates nor the Investor or any of its Affiliates shall, without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Prior to making any public disclosure required by applicable Law or pursuant to any listing agreement with any relevant national exchange, the disclosing party shall consult with the other party, to the extent feasible, as to the content of such public announcement or press release. Notwithstanding the foregoing, the Investor and the Company may, in meetings with securities and other financial analysts and press interviews, disclose information (other than non-public information) concerning the transactions contemplated hereby and the Investor's investment in the Company and in a manner not inconsistent with prior joint public announcements regarding the transactions and in a manner consistent with the other terms of this Agreement.

                    Section 8.6.  Legend. The Investor agrees to
          the placement on certificates representing shares of Series A Convertible Preferred Stock purchased by the Investor pursuant hereto, of a legend substantially as set forth below (except that the first sentence of such legend shall not be placed on any shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock that have been registered under the Securities Act or if, in the opinion of counsel, such sentence is not required under the Securities Act), unless the Company determines otherwise, in accordance with the opinion of counsel:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS (INCLUDING PROVISIONS THAT RESTRICT THE TRANSFER OF SUCH SECURITIES) OF AN INVESTMENT AGREEMENT DATED AS OF AUGUST 6, 1997 BETWEEN THE E.I. DU PONT DE NEMOURS AND COMPANY AND PIONEER HI-BRED INTERNATIONAL, INC. (THE "COMPANY"), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE SECRETARY OF THE COMPANY."

                    Section 8.7. No Restrictions. For so long as the Total Ownership Percentage of the Investor Group shall equal 10% or more, in the aggregate, the Company will not take or recommend to its shareholders any amendment to the Company's Articles of Incorporation or Bylaws which would impose limitations on the legal rights of the Investor Group as Company shareholders (other than those imposed pursuant to this Agreement) based upon the size of security holding permitted under this Agreement, the business in which a security holder is engaged or other considerations applicable to the Investor Group and not to security holders generally.

                    Section 8.8.  Amendment to Articles of
          Incorporation. So long as the Ownership Cap is 18% or more, the Company will propose, and the Board shall recommend for adoption by the shareholders of the Company, no later than the first annual meeting of shareholders following the end of the Company Buy Back Period (or such earlier time as the Total Ownership Percentage of the Investor Group shall equal the Ownership Cap), and no less frequently than each annual meeting thereafter until the Reclassification Amendment (as hereinafter defined) is adopted, an amendment (the "Reclassification Amendment") to the Articles of Incorporation of the Company providing for, and only for,
          (a) the authorization of a new class of common stock (in addition to the Common Stock) to be designated as the Class B Common Stock and consisting of the same number of authorized shares as the number of authorized shares of Series A Convertible Preferred Stock and which Class B Common Stock shall, as to each share, have the identical rights, powers and preferences (including as to dividends, voting rights, liquidation preference, restriction on transfer, adjustment and conversion) as pertains to each share of Series A Convertible Preferred Stock and (b) upon the adoption and effectiveness of the Reclassification Amendment, the automatic reclassification of each outstanding share of Series A Convertible Preferred Stock into one validly issued and fully paid share of Class B Common Stock (whereupon, all references to the Series A Convertible Preferred Stock in this Agreement shall thereafter mean and refer to the corresponding number of shares of Class B Common Stock). In connection with each meeting of the Company's shareholders at which the Reclassification Amendment is submitted for approval of the Company's shareholders, the Company shall use its commercially reasonable efforts to cause the adoption of the Reclassification Amendment by the shareholders of the Company, including soliciting proxies in favor of the adoption of the Reclassification Amendment by the shareholders of the Company. If, after the date of the fifth annual meeting of the Company's shareholders following the end of the Company Buy-Back Period, (x) the Reclassification Amendment shall not have been approved by the shareholders of the Company, and (y) the Investor shall have been advised in writing by its regular independent public accounting firm that unless the shares of Series A Convertible Preferred Stock owned by the Investor Group are converted into Common Stock in accordance with this Section 8.8, such firm cannot deliver its opinion that the Investor is entitled to account for its investment in the Company on the full equity accounting method (including earnings and investments) (other than, in any such case referred to in this clause (y), as a result of the failure of the Investor to fully exercise its rights under this Agreement, including its rights to acquire Voting Securities hereunder (but assuming for purposes hereof that the Investor owned Voting Securities equal to the then applicable Ownership Cap) or to designate Investor Nominees for election or appointment to the Board or to have such Board members participate as Board members in the management of the business and affairs of the Company), then, at the written request of the Investor, both parties will use commercially reasonable efforts to seek approval of the Commission or its staff that would permit the Investor to account (or, if such accounting has theretofore been allowed, to permit the Investor to continue to account) for its investment in the Company on the full equity accounting method (including earnings and investments) without the conversion of the Series A Convertible Preferred Stock owned by the Investor into Common Stock on the terms set forth below. If the Commission or its staff shall not have approved such accounting within six months after the Investor's written request referred to above, the Investor shall have the option (the "Optional Conversion Right"), which shall be exercisable by the Investor by delivering written notice to the Company within 30 days after the end of such six month period, to convert all of the Series A Convertible Preferred Stock owned by the Investor Group into Common Stock as set forth in Section 6(a)(iii) of the Certificate of Designation for the Series A Convertible Preferred Stock. All Common Stock issued to the Investor Group upon exercise of the Optional Conversion Right, together with all other shares of Common Stock thereafter acquired by the Investor pursuant to the Agreement, shall immediately upon each acquisition thereof, be deposited by the Investor Group into a permanent voting trust in accordance with applicable Law (the "Voting Trust") pursuant to a perpetual voting trust agreement in a form reasonably satisfactory to the Company, and, with respect to matters contained therein which are not specifically contemplated hereby, in a form reasonably satisfactory to the Investor, and with an independent trust company, commercial bank or other financial institution reasonably satisfactory to the Company and the Investor designated as voting trustee (the "Voting Trustee"). Pursuant to such Voting Trust, the aggregate number of Votes as the Investor Group would from time to time have been able to vote if the Investor had not exercised the Optional Conversion Right and continued to own the Series A Convertible Preferred Stock will be voted by the Voting Trustee at the direction of the Investor consistent with how such Votes could have been voted under this Agreement if the Optional Conversion Right had not been exercised, and the balance of the Votes attributable to all shares of Common Stock deposited in the Voting Trust shall be voted by the Voting Trustee pro rata in accordance with the votes of all shareholders of the Company other than the members of the Investor Group and the Other Investor Affiliates. The Voting Trust shall provide for the release and delivery to the Investor of shares of Common Stock, free of the restrictions of the Voting Trust, and the termination of the provisions thereof with respect to shares of Common Stock, upon transfer of such shares by the Investor to unaffiliated parties in accordance with the provisions of this Agreement. The parties hereto hereby agree to enter into arrangements to permit the timely tender into a tender or exchange offer of Common Stock subject to the Voting Trust in a manner similar to that applied to the Series A Convertible Preferred Stock. There shall not be any obligation to deliver any shares of Common Stock to the Voting Trust, and the Voting Trust shall immediately terminate if it has already been established, at such time as all outstanding shares of Common Stock (or such securities as the Common Stock has been converted into) has the same votes per share if any, as all other such shares or other securities, without any "time phased" voting.

                    Section 8.9. HSR Act Filings. Notwithstanding anything to the contrary contained in this Agreement, the Investor Group shall be entitled to make any HSR Act filing in connection with the Investor Group's intention to acquire or its acquisition of Common Securities pursuant to Section 6.1(A)(a)(iii) or Section 6.7 of this Agreement. The Company shall use its reasonable best efforts to make all HSR filings required to be made by it and to cause any waiting period under HSR Act related to the Investor's and its filings to expire as soon as practicable.

                                  SECTION 9

                                  CONDITIONS

                    Section 9.1. Conditions of Investor's
          Obligation. The obligation of the Investor to purchase and pay for the Shares at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

                    (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement. The Company shall have in all material respects performed all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed by it at or prior to the Closing.

                    (b) Compliance with Laws; No Adverse Action or Decision. No Governmental Entity of competent jurisdiction shall have issued any Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Transaction Agreements. No action, suit or other proceeding by any Governmental Entity shall have been instituted that seeks to restrain, enjoin, prohibit or otherwise make illegal the performance of any of the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

                    (c) Consents. All Regulatory Approvals from any Governmental Entity and all consents, waivers or approvals from any other Person required for or in connection with the execution and delivery of the Transaction Agreements and the consummation at the Closing by the parties hereto and thereto of the transactions contemplated hereby and thereby shall have been obtained or made on terms reasonably satisfactory to the Investor, except for the failures to obtain such Regulatory Approvals, consents, waivers and approvals which would not reasonably be expected to have a Material Adverse Effect, and the waiting period specified under the HSR Act shall have expired or been terminated.

                    (d) Transaction Agreements. The Investor shall have received counterpart originals or certified or other copies of the Transaction Agreements.

                    (e) Registration Rights Agreements. The
          Investor shall have received a fully executed counterpart of the Registration Rights Agreement and the Registration Rights Agreement shall be in full force and effect.

                    (f) Consummation of Certain Transactions. The closing under the Joint Venture Agreement, and all transactions to be consummated in connection therewith, shall have occurred.

                    Section 9.2. Conditions of the Company's
          Obligation. The obligation of the Company to issue and sell the Shares at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

                    (a) Representations and Warranties; Covenants. The representations and warranties of the Investor contained in this Agreement shall be true and correct on and as of the date of this Agreement. The Investor shall have in all material respects performed all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed by it at or prior to the Closing.

                    (b) Compliance with Laws; No Adverse Action or Decision. No Governmental Entity of competent jurisdiction shall have issued any Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Transaction Agreements. No action, suit or other proceeding by any Governmental Entity shall have been instituted that seeks to restrain, enjoin, prohibit or otherwise make illegal the performance of any of the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

                    (c) Consents. All Regulatory Approvals from any Governmental Entity and all consents, waivers or approvals required for or in connection with the execution and delivery of the Transaction Agreements and the consummation at Closing by the parties hereto and thereto on terms reasonably satisfactory to the Company, of the transactions contemplated hereby and thereby shall have been obtained or made, except for the failures to obtain such Regulatory Approvals, consents, waivers and approvals which would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by the Transaction Agreements, and the waiting period specified under the HSR Act shall have expired or been terminated.

                    (d) Transaction Agreements. The Company shall have received all counterpart originals or certified or other copies of the Transaction Agreements.

                    (e) Consummation of Certain Transactions. The closing under the Joint Venture Agreement, and all transactions to be consummated in connection therewith, shall have occurred.

                                  SECTION 10

                                 TERMINATION

                    Section 10.1.  Termination. (a)  Subject to
          Section 10.2 hereof, this Agreement may be terminated by notice in writing at any time prior to the Closing by either the Investor or the Company if:

                    (i) the Closing shall not have occurred on or
               before August 6, 1998; or

                    (ii) the Company and the Investor so mutually agree in writing.

                    (b)  Subject to Section 10.2 hereof, and
          without limiting any liability of the Company or the Investor for any breach of its obligations hereunder, this Agreement may be terminated by notice in writing at any time prior to the Closing (x) by the Investor if a Change in Control Transaction or a Competing Investment shall have been consummated or if the Company has entered into a binding agreement or a letter of intent with respect thereto or (y) by the Company if a Change in Control Transaction shall have been consummated or if the Company shall have entered into a binding agreement with respect thereto.

                    (c) Subject to Section 10.2 hereof, if the Closing shall occur, this Agreement may be terminated by one year's prior notice in writing by either the Investor or the Company which notice may be delivered at any time after the 15th anniversary of the date of this Agreement.

                    Section 10.2. Effect of Termination. If this
          Agreement is terminated in accordance with Section 10.1 hereof, this Agreement shall become null and void and of no further force and effect except that (i) the terms and provisions of this Section 10.2, Section 8.1(a) and
          Section 11.1 (and, in the event this Agreement was terminated in accordance with Section 10.1(c), then
          Section 6.2(d) and Section 6.3(f)) shall remain in full force and effect, (ii) so long as any member of the Investor Group shall own any Series A Convertible Preferred Stock, the provisions of Section 6.2(b) shall remain in force and effect, (iii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder, regardless of whether such party terminated this Agreement pursuant to Section 10.1(a)(i); and (iv) subject to the proviso to the first sentence in Section 8.2(b) hereof, in the event that a Trigger Event or a Release Event shall have occurred, prior to such termination, the provisions of Section 6.1(A), Section 6.2(e), Section 6.3(g), Section 6.6 (to the extent with respect to a Trigger Event, as provided in Section 6.10),
          Section 6.7(b) through (e) and Section 6.8 shall remain in full force and effect.

                                  SECTION 11

                                MISCELLANEOUS

                    Section 11.1.  Fees and Expenses. Each party
          shall bear its own expenses, including the fees and expenses of any Representatives engaged by it, incurred in connection with the Transaction Agreements and the transactions contemplated hereby and thereby.

                    Section 11.2. Survival. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall expire as of the consummation of the transactions to be completed at the Closing, except (i) for the representations and warranties contained in Sections 3.1, 3.2, 3.4(c), 4.1 and 4.2 which shall survive without limitation, and (ii) the covenants and agreements contained in or made pursuant to this Agreement which by their terms are to survive after the Closing, which shall survive for the period specified therein, provided, that if a claim or notice is given with respect to any representation, warranty, covenant or agreement prior to any such expiration date, the claim with respect to such representation, warranty, covenant or agreement shall continue indefinitely until such claim is finally resolved.

                    Section 11.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by first class mail, postage prepaid, as follows:

               (a)  If to the Company, to:

                    Pioneer Hi-Bred International, Inc,
                    700 Capital Square
                    Des Moines, Iowa  50309
                    Attention:  General Counsel
                    Telephone:  515-248-4800
                    Telecopier:  515-248-4844

                    With a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York 10044
                    Attention:  Stephen Fraidin, Esq.
                    Telephone:  212-859-8000
                    Telecopier:  212-859-4000

               (b)  If to the Investor, to:

                    E.I. du Pont de Nemours and Company
                    Agricultural Products
                    Barley Mill Plaza #38
                    P.O. Box 80038
                    Wilmington, DE  19880-0038
                    Attention:  William F. Kirk,
                    Vice President and General Manager
                    Telephone:  302-774-1000
                    Telecopier:  302-992-6184

                    With a copy to:

                    Skadden, Arps, Slate, Meagher
                      & Flom, LLP
                    919 Third Avenue
                    New York, New York 10022
                    Attention:  Lou R. Kling, Esq.
                    Telephone:  212-735-3000
                    Telecopier:  212-735-2000

                    (c) If to any other holder of capital stock of the Company, addressed to such holder at the address of such holder in the record books of the Company; or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

                    Section 11.4.  Entire Agreement; Amendment.
          This Agreement and the documents described herein or attached or delivered pursuant hereto (including, without limitation, the Registration Rights Agreement and the Rights Agreement Amendment) and the Confidentiality Agreement set forth the entire agreement between the parties hereto with respect to the matters provided herein and therein. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

                    Section 11.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                    Section 11.6. Governing Law; Submission to
          Jurisdiction. This Agreement shall be governed by, and interpreted, in accordance with, the laws of the State of Iowa applicable to contracts made and to be performed in that state. The parties hereto irrevocably (a) submit to the exclusive personal jurisdiction of any state or federal court in the State of Illinois in any suit, action or other legal proceeding relating to this Agreement; (b) agree that all claims in respect of any such suit, action or other legal proceeding may be heard and determined in, and enforced in and by, any such court; and (c) waive any objection that they may now or hereafter have to venue in any such court or that such court is an inconvenient forum.

                    Section 11.7. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company's successors and assigns.

                    Section 11.8. Assignment. Except as otherwise expressly provided in the last sentence of Section 6.9 hereof, neither this Agreement nor any rights or obligations hereunder shall be assignable.

                    Section 11.9. Remedies; Waiver. To the extent permitted by Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and are exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                    Section 11.10. Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                    Section 11.11. Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                    IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.

                              PIONEER HI-BRED INTERNATIONAL, INC.

                              By:______________________________________
                              Name:  Charles S. Johnson
                              Title: President and Chief Executive
                                       Officer

                              E.I. DU PONT DE NEMOURS AND COMPANY

                              By:______________________________________
                              Name:
                              Title:



                                      EXHIBIT A
                        Form of Registration Rights Agreement

                            REGISTRATION RIGHTS AGREEMENT

                              REGISTRATION RIGHTS AGREEMENT (this
          "Agreement") dated as of ____________, 1997 between Pioneer Hi-Bred International, Inc., an Iowa corporation (the "Company"), and E.I. du Pont de Nemours and Company, a Delaware corporation (the "Holder").

                                      RECITALS

                              WHEREAS, the Holder has purchased
          from the Company pursuant to an Investment Agreement, dated as of _____________ ___, 1997 (the "Investment
          Agreement"), between the Company and the Holder, shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Convertible Preferred Stock");

                              WHEREAS, the parties hereto desire to
          set forth the Holder's rights and the Company's obligations with respect to the registration of the Registrable Securities pursuant to the Securities Act;
          and

                              WHEREAS, the execution and delivery
          of this Agreement by the parties hereto is a condition to the obligations of each of the Company and the Holder under the Investment Agreement;

                              NOW, THEREFORE, in consideration of
          the covenants and agreements of the Holder and the Company contained herein and in the Investment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Section 1.  Definitions and Usage.

                                   As used in this Agreement:

                                   1.1.  Definitions.

                                   "Board" shall mean the Board of
               Directors of the Company.

                                   "Class B Common Stock" shall mean the
               Class B Common Stock of the Company, if and when authorized and issued to the Holder.

                                   "Closing" shall mean the closing for
               the purchase of the Series A Convertible Preferred Stock pursuant to the Investment Agreement.

                                   "Closing Date" shall mean the date of
               the Closing.

                                   "Commission" shall mean the
               Securities and Exchange Commission.

                                   "Common Stock" shall mean the Common
               Stock, par value $1.00 per share, of the Company.

                                   "Continuously Effective," with
               respect to a specified registration statement, shall mean that such registration statement shall not cease to be effective and available for transfers of Registrable Securities thereunder for longer than either (i) any ten
               (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

                                   "Demand Registration" shall have the
               meaning set forth in Section 2.1(i).

                                   "Exchange Act" shall mean the
               Securities Exchange Act of 1934, as amended.

                                   "Investment Agreement" shall have the
               meaning set forth in the first Recital to this Agreement.

                                   "Investor Group" shall have the
               meaning specified in the Investment Agreement.

                                   "Permitted Holder Group Transferee"
               shall mean any wholly owned (other than directors' qualifying shares) United States subsidiary of the Holder which, at the time of determination, owns shares of Series A Convertible Preferred Stock or Class B Common Stock acquired from the Holder during the term of the Investment Agreement and in accordance with terms thereof.

                                   "Person" shall mean any individual,
               corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                                   "Piggyback Registration" shall have
               the meaning set forth in Section 3.

                                   "Register," "registered," and
               "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

                                   "Registrable Securities" shall mean
               the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock or Class B Common Stock (which conversion shall be deemed to occur upon the sale of such shares of Series A Convertible Preferred Stock or Class B Common Stock to the underwriter or underwriters in connection with any Registration hereunder) which Series A Convertible Preferred Stock or Class B Common Stock the Holder, or any Permitted Holder Group Transferee acquires in accordance with the Investment Agreement and which is owned by the Holder or such Permitted Holder Group Transferee on the date of determination; provided, however, that Registrable Securities shall not include any security of the Company acquired by the Holder or any member of the Investor Group other than in accordance with or in violation of the terms of the Investment Agreement. In the event that the Common Stock is converted into any other security pursuant to any merger, consolidation, recapitalization, liquidation or other similar transaction, and if any securities are distributed in respect of any Registrable Securities, then all of such securities shall be considered Registrable Securities for purposes of this Agreement.

                                   "Registration Expenses" shall have
               the meaning set forth in Section 7.1.

                                   "Securities Act" shall mean the
               Securities Act of 1933, as amended.

                                   "Shelf Registration" means a
               Registration Statement effected pursuant to Section 4.

                                   "Shelf Registration Event" means the
               receipt by the Company from the Investor at any time following the occurrence of a Surviving Change in Control Transaction, a Release Event or a Trigger Event (each, as defined in the Investment Agreement) of a written request to file a shelf registration statement in accordance with
               Section 4 provided that in no event may the Investor give such notice at any time that the Total Ownership Percentage (or percentage ownership of the common equity of any other company or entity surviving a Surviving Change in Control Transaction) of the Investor Group is 10% or more. In the event of a Surviving Change in Control Transaction, or in the event the Company or other company or entity that survives a Surviving Change in Control Transaction determines that the provisions of
               Section 8.2(b)(i) of the Investment Agreement will not apply to the Company or such surviving company or entity, references herein to the Company shall apply to the Company or other entity surviving such Change in Control Transaction (the "Standstill Successor") but in the event of any other Change in Control Transaction, the provisions of Section 4 herein shall terminate.

                                   "Shelf Registration Statement" means
               a Registration Statement of the Company filed with the Commission or Form S-3 (or any successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering some or all of the Registrable Securities, as applicable.

                                   "Transfer" shall mean and include the
               act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer."

                                   "Underwriters' Representative" shall
               mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

                                   "Violation" shall have the meaning
               set forth in Section 8.1.

                                   1.2.  Usage.

                                   (i)  References to a Person are also
               references to its successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may
               be) and permitted assigns.

                                   (ii)  References to a document are to
               it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

                                   (iii)  References to Sections, unless
               the context otherwise requires.

                                   (iv)  The definitions set forth
               herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

                                   (v)  The term "including" and
               correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

                                   (vi)  The term "hereof" and similar
               terms refer to this Agreement as a whole.

                                   (vii)  The "date of" any notice or
               request given pursuant to this Agreement shall be determined in accordance with Section 12.2.

                                   Section 2.  Demand Registration.

                                   2.1.  (i) At any time after the third
               anniversary of the Closing Date, and subject to compliance by the Holder with the provisions of Section 6 of the Investment Agreement, if the Holder shall make a written request to the Company, the Company shall cause to be filed with the Commission a registration statement, including all exhibits required by the Commission to be filed therewith (a "Demand Registration Statement") meeting the requirements of the Securities Act for an underwritten public offering of Registrable Securities (a "Demand Registration"), and the Holder shall be entitled to have included therein all or such number of Registrable Securities as the Holder shall request in writing; provided, however, that no request may be made pursuant to this Section 2.1 if within twelve (12) months prior to the date of such request a Demand Registration Statement pursuant to this Section 2.1 shall have been declared effective by the Commission. Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Secretary of the Company, and shall specify the number of Registrable Securities to be registered (which shall be not less than 1,500,000 shares, provided, however that the Holder may request registration of any amount of Registrable Securities where the Holder requests registration (i) of all of its remaining Registrable Securities, or (ii) pursuant to its last Demand Registration right), the intended method of distribution thereof and that the request is for a Demand Registration pursuant to this Section 2.1(i).

                                   (ii)  The Company shall be entitled
               to postpone for up to 180 days, but in no event more than 180 days during any 24 month period and no sooner than 180 days after the end of any prior postponement under this Section 2.1(ii) or any holdback period described in the first sentence of Section 9.1 the filing of any Demand Registration Statement otherwise required to be prepared and filed pursuant to this Section 2.1 (or delay seeking effectiveness of a Demand Registration Statement which has been filed), if the Board determines, in its reasonable good faith judgment, that such Demand Registration would materially interfere with, or require premature disclosure of, any material financing, acquisition, reorganization or other material transaction involving the Company or any of its subsidiaries and the Company promptly gives the Holder notice of such determination.

                                   2.2.  Following receipt of a request
               for a Demand Registration, the Company shall:

                                   (i)  File the Demand Registration
               Statement with the Commission as promptly as reasonably practicable, and, subject to Section 2.1(ii), shall use the Company's commercially reasonable efforts to have the Demand Registration Statement declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

                                   (ii)  Use the Company's commercially
               reasonable efforts to keep the relevant registration statement Continuously Effective, if a Demand Registration Statement, for up to 60 days or until such earlier date as of which all the Registrable Securities under the Demand Registration Statement shall have been disposed of in the manner described in the Registration Statement, or such longer period (but in no event longer than 120 days) as in the judgment of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer in accordance with plan of distribution included in such Demand Registration Statement. Notwithstanding the foregoing, if for any reason the effectiveness of a Demand Registration Statement pursuant to this Section 2 is delayed or suspended or filing of the Demand Registration Statement or seeking effectiveness thereof is postponed as permitted by Section 2.1(ii), the commencement of the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

                                   2.3.  The Company shall be obligated
               to effect not more than six Demand Registrations, subject to the provisions of Section 4.1. For purposes of the preceding sentence, a Demand Registration shall not be deemed to have been effected (i) unless a Demand Registration Statement with respect thereto has become effective, (ii) if after such Demand Registration Statement has become effective, such Demand Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holder and such interference is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holder. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been distributed pursuant to the Registration Statement, and
               (y) the date as of which such Demand Registration shall have been Continuously Effective for a 60-day period or other period specified in 2.2(ii) following the effectiveness of such Demand Registration Statement, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.

                                   2.4.  A registration pursuant to this
               Section 2 shall be on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Holder, and (ii) permit the distribution of the Registrable Securities in accordance with the intended method or methods of distribution specified in the request pursuant to Section 2.1(i).

                                   2.5.  The Holder shall have the right
               to select the underwriter or underwriters and manager or managers to administer such offering; provided, however, that each Person so selected shall be acceptable to the Company in its reasonable judgment.

                                   2.6.  The Company may not include in
               a Demand Registration pursuant to Section 2.1 shares of Common Stock for the account of the Company or any subsidiary of the Company, but may include shares of Common Stock for the account of any other person or entity who holds shares of Common Stock; provided, however, that if the Underwriters' Representative of any offering described in this Section 2.6 shall have informed the Company in writing that in its opinion the total number of shares of Common Stock that the Holder, and any other persons or entities desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success or pricing of such offering, then the Company shall include in such Demand Registration all Registrable Securities requested to be included in such registration by the Holder together with up to such additional number of shares of Common Stock that any other persons or entities entitled to participate in such registration desire to include in such registration and that the Underwriters' Representative has informed the Company may be included in such registration without adversely affecting the success of pricing of such offering; provided that the number of shares of Common Stock to be offered for the account of all such other persons and entities participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares of Common Stock requested to be registered by such persons and entities to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the number of shares of Common Stock recommended by such Underwriters' Representative.

                                   Section 3.  Piggyback Registration.

                                   3.1.  If at any time after the third
               anniversary of the Closing Date, the Company proposes to register (including for this purpose a registration effected by the Company for the account of the Company or shareholders of the Company other than the Holder) shares of Common Stock or securities convertible or exercisable into shares of Common Stock under the Securities Act in connection with the public offering solely for cash on Form S- 1, S-2 or S-3 (or any replacement or successor forms) as soon as practicable (but in not event less than ten (10) business days prior to the date of filing any related Registration Statement), the Company shall promptly give the Holder written notice of such registration (a "Piggyback Registration"). Upon the written request of the Holder given within 10 days following the date of such notice, the Company shall use commercially reasonable efforts to cause to be included in such registration statement (a "Piggyback Registration Statement," the Shelf Registration Statement, the Demand Registration Statement and Piggyback Registration Statement are hereinafter called collectively, "Registration Statements" and, individually, a "Registration Statement"), and use its commercially reasonable efforts to cause to be registered under the Securities Act all the Registrable Securities that the Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any Piggyback Registration Statement for any offering referred to in this Section 3 without any obligation or liability to the Holder; provided, that the Company shall promptly notify the Holder in writing of any such action.

                                   3.2.  If the Piggyback Registration
               Statement relates to an underwritten offering of Common Stock or securities convertible or exercisable into shares of Common Stock and if the Underwriters' Representative of such underwritten offering shall inform the Company that in its opinion the inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of any other shares of Common Stock requested to be included would materially and adversely effect the success or pricing of such offering or of such distribution by the underwriters, then the Company may, upon written notice to the Holder, exclude from such underwritten offering (i) in the event the Piggyback Registration Statement relates to an offering for the account of the Company, shares of Common Stock requested to be included by any persons or entities other than the Company, pro rata in proportion to the respective number of shares of Common Stock requested to be included by such persons and entities, to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the number of shares of Common Stock recommended by such Underwriters' Representative and (ii) in the event the Piggyback Registration Statement relates to an offering for the account of any person or entity other than the Company, (A) first, shares of Common Stock requested to be registered for the account of any persons or entities other than the person or entity making the initial request for such registration (the "Requesting Party"), pro rata in proportion to the respective number of shares of Common Stock requested to be registered by such other persons and entities to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the number of shares of Common Stock recommended by such Underwriters' Representative, (B) second, to the extent reduction as a result of clause (A) is insufficient, shares of Common Stock requested to be registered for the account of the Company, and (C) third, to the extent reduction as a result of clauses (A) and (B) is insufficient, shares of Common Stock requested to be registered for the account of the Requesting Party.

                                   The Company may decline to file a
               Piggyback Registration Statement referred to in this
               Section 3.2 after giving notice to the Holder, or withdraw such a Piggyback Registration Statement after filing, or otherwise abandon any such proposed underwritten offering; provided that the Company shall promptly notify the Holder in writing of any such action.

                                   3.3.  The Holder may not participate
               in any underwritten offering under Section 2.1 or Section
               3.1 hereof unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements, and other customary documents required under the customary terms of such underwriting arrangements. In connection with any underwritten offering under Section 2.1, 3.1 or 4.1, each of the Holder and the Company shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties (in the case of the Holder only as to the Registrable Securities being sold by the Holder and any Permitted Group Transferee in such underwritten offering and the plan of distribution thereof) and provide certain customary indemnifications for the benefit of the underwriters.

                                   3.4.  The Holder shall be entitled to
               have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this
               Section 3.

                                   Section 4.  Shelf Registration.

                                   4.1.  Upon the occurrence of a Shelf
               Registration Event, the Company shall file with the Commission as promptly as practicable, but in no event later than 20 business days after the Shelf Registration Event, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holder and the Permitted Holder Group Transferees from time to time in accordance with the methods of distribution elected by the Holder and set forth in such Shelf Registration Statement and, thereafter, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable. If, on the occurrence of a Shelf Registration Event, the Company does not qualify to file a Shelf Registration Statement, then the Holder shall be entitled to one additional Demand Registration pursuant to Section 3, but at any time thereafter that the Company does so qualify, it shall, as promptly as practicable, file a Shelf Registration Statement.

                                   4.2.  The Company shall use its
               commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Holder and the Permitted Holder Group Transferees for a period ending on the date twenty-four months (the "Shelf Maintenance Period") after the occurrence of the Shelf Registration Event (such date to be extended by the aggregate number of days any Shelf Registration Statement shall be subject to a Shelf Suspension) or such shorter period as shall terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Act and Rule 174 thereunder) (such period being the "Shelf Period").

                                   4.3.  The Company shall be entitled
               to postpone the filing of any Shelf Registration Statement otherwise required to be prepared and filed pursuant to this Section 4 (or delay seeking, or maintaining continued, effectiveness of a Shelf Registration Statement that has been filed) if the Board determines in its reasonable good faith judgment, that such Shelf Registration would materially interfere with, or require premature disclosure of, any material financing, acquisition, reorganization or other material transaction involving the Company or any of its subsidiaries and the Company gives the Holder notice of such determination (a "Shelf Suspension"); provided, however, that the Company shall not have postponed pursuant to this Section 4.3, the commencement of the filing of, delay the seeking the effectiveness of, or suspend the use of any Shelf Registration Statement otherwise required to be prepared and filed pursuant to this Section 4, (i) more than 180 days during the Shelf Maintenance Period, (ii) for a period exceeding 180 days on any one occasion during or (iii) sooner than 90 days after the end of any prior Shelf Suspension and provided, further, that the Shelf Maintenance Period shall be extended by the aggregate number of days of each Shelf Suspension. In the case of a Shelf Suspension, the notice required above shall request the Holder to suspend any sale or purchase, or offer to sell or purchase the Registrable Securities, and to suspend any sale or purchase, or offer to sell or purchase the Registrable Securities, and to suspend use of the prospectus related to the Shelf Registration in connection with any such sale or purchase or offer to sell or purchase. The Company shall immediately notify the Holder upon the termination of any Shelf Suspension, shall amend or supplement the related prospectus, if necessary, so it does not contain any untrue statement or omission therein and shall furnish to the holders such numbers of copies of the prospectus as so amended or supplemental as the Holder may reasonably request. The Holder will advise the Company by at least 5 business days' prior written notice if the Holder intends to make any sale under the Shelf Registration Statement that would constitute a "distribution" for purposes of Regulation M under the Securities Act.

                                   4.4.  The Holder shall have the right
               to effect an underwritten offering covering not fewer than 1,500,000 shares pursuant to a Shelf Registration (in which case each such underwritten offering shall constitute a Demand Registration for purposes of Section 2.3) and to select the underwriter or underwriters and manager or managers to administer any offering pursuant to a Shelf Registration; provided, however, that each Person so selected shall be acceptable to the Company in its reasonable judgment.

                                   Section 5.  Registration Procedures.

                                   Whenever required under Section 2,
               Section 3 or Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

                                   5.1.  Prepare and file with the
               Commission a Registration Statement, including all exhibits required by the Commission to be filed therewith, with respect to such Registrable Securities and, subject to Section 2.1 and Section 4.3, use the Company's commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement and prior to effectiveness thereof, the Company shall furnish to counsel for the Holder and underwriters, copies of all such documents in the form substantially as proposed to be filed with the Commission at a reasonable time prior to filing for review and comment by such counsel.

                                   5.2.  Prepare and file with the
               Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the distribution of all securities covered by such Registration Statement and as may be reasonably requested by the Holder or necessary to keep such Registration Statement effective pursuant to Section 2.2(i) and 4.2. If the registration is for an underwritten offering, the Company shall amend the Registration Statement or supplement the prospectus whenever required by the terms of the underwriting agreement. Pending such amendment or supplement the Holder and all other members of the Investor Group, upon written notice by the Company, shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement, the Company may file a post-effective amendment to the Registration Statement for the purpose of removing such Securities from registered status.

                                   5.3.  Notify the Holder and the
               Underwriters' Representative and (if requested) confirm such advise in writing, as soon as practicable after notice thereof is received by the Company (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, the prospectus or any amendment or supplement to the prospectus included therein has been filed, and, to furnish the Holder and the underwriters with copies thereof, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information, (iii) if at any time the representations and warranties of the Company contemplated by Section 3.3 cease to be true and correct, and (iv) of the receipt by the Company of any notification with respect to the suspension or qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                                   5.4.  Promptly notify the Holder and
               the Underwriters' Representative, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act when the Company becomes aware of the happening of any event as a result of which the prospectus included in any Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus and any preliminary prospectus, in light of the circumstances under which they were made) when such prospectus was delivered not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the prospectus in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the Commission, and furnish without charge to the Holder and the Underwriters' Representative, if any, a supplement or amendment to such prospectus which will correct such statement or omission or effect such compliance.

                                   5.5.  If requested by the
               Underwriters' Representative or the Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Underwriters' Representative and the Holder agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                                   5.6.  Cooperate with the Holder and
               the Underwriters' Representatives to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denomination and registered in such names as the Underwriters' Representative may request at least two business days prior to the sale of Registrable Securities to the underwriters.

                                   5.7.  Cooperate with the Holders in
               connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), and otherwise use its best efforts to comply with the rules, by-laws and regulations of the NASD as they apply to the registration.

                                   5.8.  Furnish to the Holder such
               numbers of copies of the Registration Statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as the Holder may reasonably request in order to facilitate the distribution of Registrable Securities owned by the Holder.

                                   5.9.  Use the Company's commercially
               reasonable efforts (i) to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative, and (ii) to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                   5.10.  In the event of any
               underwritten offering, enter into and perform the Company's obligations under an underwriting agreement (including indemnification and contribution obligations of underwriters or agents in the form set forth in
               Section 8), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Holder, and the Underwriters' Representative for such offering in the marketing, and customary selling efforts relating to the Registrable Securities, including participating in customary "road show" presentations as may be reasonably requested by the Underwriters' Representative.

                                   5.11.  Promptly notify the Holder of
               any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                                   5.12.  Make available for inspection
               by the Holder, any underwriter participating in such offering and the representatives of the Holder and such underwriter all financial and other information as shall be reasonably requested by them, and provide the Holder, any underwriter participating in such offering and the representatives of the Holder and such underwriter the reasonable opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibilities under the Securities Act; provided, however, that information that the Company determines, in its reasonable and good faith judgment, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company and the Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

                                   5.13.  Use the Company's commercially
               reasonable efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Holder, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Holder. The Company shall furnish to the Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

                                   5.14.  Provide and cause to be
               maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

                                   5.15.  Use commercially reasonable
               efforts to cause the Registrable Securities covered by such Registration Statement to continue to be listed on all exchanges where the Company's Common Stock is listed and to be Registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the distribution of the Registrable Securities which are included in such registration.

                                   5.16.  Take such other actions as are
               reasonably required in order to expedite or facilitate the registration of Registrable Securities included in such registration.

                                   Section 6.  Holder's Obligations.

                                   6.1  It shall be a condition
               precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities which are included in such registration that the Holder shall furnish to the Company such information regarding the Holder and any participating Permitted Holder Group Transferee, the number of the Registrable Securities owned by it and any participating Permitted Holder Group Transferee, and the intended method of distribution of such Registrable Securities as shall be required to effect the registration of such Registrable Securities, and to cooperate with the Company in preparing such registration.

                                   6.2  The Holder agrees, and each
               Permitted Holder Group Transferee shall be deemed by acceptance of Registrable Securities to have agreed, that, upon receipt of any notice of the Company pursuant to clauses (ii) through (iv) of Section 5.3 and Section
               5.4 hereof, the Holder and each Permitted Holder Group Transferee will discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holder's or Permitted Holder Group Transferee's receipt of copies of the supplemental or amended prospectus contemplated by Section 5.4 hereof, or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under clauses (ii) through (iv) of Section 5.3 or Section 5.4 hereof during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 5.4 (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

                                   Section 7.  Expenses of Registration.
               Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

                                   7.1.  With respect to the first two
               Demand Registrations effected pursuant to Section 2 hereof, the Company shall bear and pay, and with respect to each additional Demand Registration, the Holder shall bear and pay, all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registration, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance (the "Registration Expenses"), but in no event shall the Company bear underwriting discounts and commissions relating to Registrable Securities or fees and expenses of Holder's counsel (which shall be paid by the Holder) and provided that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 2 if the registration is subsequently withdrawn at the request of the Holder (in which case the Holder shall bear such expense), other than by reason of failure of the Company to comply with
               Section 5.12 or if the proviso of such section becomes applicable unless the Holder agrees that such withdrawn registration shall constitute one of the Demand Registrations under Section 2 hereof.

                                   7.2.  The Company shall bear and pay
               all Registration Expenses incurred in connection with any Shelf Registrations pursuant to Section 4 and any Piggyback Registrations pursuant to Section 3 for the Holder, but excluding, incremental registration and qualification fees and expenses (including underwriting discounts and commissions relating to Registrable Securities) and any incremental costs and disbursements (including fees and expenses of the Holder's counsel) that result from the inclusion of the Registrable Securities in any Piggyback Registrations (each of which shall be paid by the Holder).

                                   Section 8.  Indemnification;
               Contribution. If any Registrable Securities are included in a Registration Statement under this Agreement:

                                   8.1.  To the extent permitted by
               applicable law, the Company shall indemnify and hold harmless the Holder and each Permitted Holder Group Transferee, each Person, if any, who controls such Holder or Permitted Holder Group Transferee within the meaning of the Securities Act, and each officer, director, partner, and employee of the Holder and each Permitted Holder Group Transferee, and any such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                                   (i)  Any untrue statement or alleged
               untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                                   (ii)  The omission or alleged
               omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                                   (iii)  Any violation or alleged
               violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

               provided, however, that the indemnification required by this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 8 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder provided, however, that no such underwriter shall be entitled to indemnification under this Agreement if such person shall have entered into a separate underwriting or indemnification agreement with the Company.

                                   8.2.  To the extent permitted by
               applicable law, the Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each officer, director, partner, and employee of the Company and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by the Holder specifically for use in connection with such registration; provided, further, however, that the indemnification required by this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, in no event shall the liability of the Holder be greater in amount than the dollar amount of the net proceeds by the Holder upon sale of Registrable Securities giving rise to such indemnification obligation.

                                   8.3.  Promptly after receipt by an
               indemnified party under this Section 8 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this
               Section 8, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; subject to the rights of an indemnified party to retain its own counsel as hereinafter provided. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
               Section 8 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 8. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) owed by the indemnifying party hereunder shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (subject to refund if it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

                                   8.4.  If the indemnification required
               by this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 8:

                                   (i)  The indemnifying party, in lieu
               of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.1 and
               Section 8.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, however, that in no event shall the Holder be required to contribute an amount greater than the dollar amount of the net proceeds received by the Holder with respect to the sale of any securities.

                                   (ii)  The parties hereto agree that
               it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 8.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   8.5.  If indemnification is available
               under this Section 8 the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 8 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 8.4.

                                   8.6.  The obligations of the Company,
               the Holder and any Permitted Holder Group Transferee under this Section 8 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.

                                   Section 9.  Holdback.

                                   9.1  If so requested by the
               Underwriters' Representative in connection with an offering of any securities covered by a registration statement filed by the Company, whether or not securities of the Holder or any Permitted Holder Group Transferee are included therein, the Holder shall agree not to effect or permit any Permitted Holder Group Transferee to effect any sale or distribution of shares of Common Stock including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration) during the 7-day period prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that the Holder is timely notified of such effective date in writing by the Company or such Underwriters' Representative. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of the Holder until the end of such period. The restrictions in this Section 9 are in addition to and not in limitation of the restrictions on transfer applicable to the Investor Group under the Investment Agreement. The Holder shall not be subject to the restrictions set forth in this Section 9.1 for longer than 90 days during any 12 month period.

                                   9.2.  If so requested by the
               Underwriters' Representative in connection with an offering of any Registrable Securities, the Company shall agree not to effect any sale or distribution of shares of Common Stock during the 7-day period prior to, and during the 90-day period beginning on, the date such Registration Statement is declared effective under the Securities Act by the Commission (or, in the case of an underwriting under the Shelf Registration, the date of the closing under the underwriting agreement). The Company agrees to use its commercially reasonable efforts to obtain from each holder of restricted securities of the Company the same as or similar to those being registered by the Company on behalf of the Holder, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any sale or distribution of such securities (other than securities purchased in a public offering) during any period referred to in this paragraph, except as part of any such Registration Statement if permitted. Without limiting the foregoing, if the Company grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person's agreement as contemplated by the previous sentence.

                                   Section 10. Amendment, Modification
               and Waivers; Further Assurances.

                                   (i)  This Agreement may be amended
               with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Holder to such amendment, action or omission to act.

                                   (ii)  No waiver of any terms or
               conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

                                   (iii)  Each of the parties hereto
               shall exercise all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement. The Company shall cause the Standstill Successor to be bound by the terms of this Agreement.

                                   Section 11.  Assignment; Benefit.
               This Agreement and all of its provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Holder to any Person except a wholly owned direct or indirect subsidiary of the Holder to whom the Holder shall have transferred all of the Registrable Securities then owned by the Holder as permitted by, and subject to the terms of, the Investment Agreement.

                                   Section 12.  Miscellaneous.

                                   12.1  Governing Law; Submission to
               Jurisdiction. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Iowa applicable to contracts made and to be performed in that state. The parties hereto irrevocably (a) submit to the exclusive personal jurisdiction of any state or federal court in the State of Illinois in any suit, action or other legal proceeding relating to this Agreement; (b) agree that all claims in respect of any such suit, action or other legal proceeding may be heard and determined in, and enforced in and by, any such court; and (c) waive any objection that they may now or hereafter have to venue in any such court or that such court is an inconvenient forum.

                                   12.2  Notices.  All notices and
               requests given pursuant to this Agreement shall be in writing and shall be made by hand- delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified below:

                                  (a)  If to the Company, to:

                                   Pioneer Hi-Bred International, Inc.
                                   700 Capital Square
                                   Des Moines, Iowa  50309
                                   Attention:  General Counsel
                                   Telephone:  515-248-4800
                                   Telecopier:  515-248-4844

                                   With a copy to:

                                   Fried, Frank, Harris, Shriver & Jacobson
                                   One New York Plaza
                                   New York, New York 10044
                                   Attention:  Stephen Fraidin, Esq.
                                   Telephone:  212-859-8000
                                   Telecopier:  212-859-4000

                               (b) If to the Investor, to:

                                   E.I. du Pont de Nemours and Company
                                   Agricultural Products
                                   Barley Mill Plaza #38
                                   P.O. Box 80038
                                   Wilmington, DE  19880-0038
                                   Attention:  William F. Kirk,
                                               Vice President and
                                                 General Manager
                                   Telephone:  302-774-1000
                                   Telecopier:  302-992-6184

                                   With a copy to:

                                   Skadden, Arps, Slate, Meagher
                                     & Flom, LLP
                                   919 Third Avenue
                                   New York, New York 10022
                                   Attention:  Lou R. Kling, Esq.
                                   Telephone:  212-735-3000
                                   Telecopier:  212-735-2000

               Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

                                   12.3.  Entire Agreement; Integration.
               This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

                                   12.4.  Injunctive Relief.  Each of
               the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof.
               By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

                                   12.5.  Section Headings.  Section
               headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

                                   12.6.  Counterparts.  This Agreement
               may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

                                   12.7.  Severability.  If any
               provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

                                   12.8.  Filing.  A copy of this
               Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate records of the Company.

                                   12.9.  Termination.  This Agreement
               may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentences, this Agreement (other than Section 8 hereof) shall terminate in its entirety on such date as the Total Ownership Percentage (as defined in the Investment Agreement) of the Holder shall be less than 2%, provided that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

                                   12.10.  Attorneys' Fees.  In any
               action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

                                   12.11.  No Third Party Beneficiaries.
               Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that any Permitted Holder Group Transferee shall be entitled to any rights, remedies, obligations or liabilities conferred under or by reason of this Agreement.

                                   IN WITNESS WHEREOF, this Agreement
               has been duly executed by the parties hereto as of the date first written above.

                                           E.I. DU PONT DE NEMOURS AND
                                              COMPANY


                                           By: -----------------------------
                                               Name:
                                               Title:


                                           PIONEER HI-BRED INTERNATIONAL, INC.


                                           By: -----------------------------
                                               Name:
                                               Title:


                                       EXHIBIT B
                           Form of Rights Agreement Amendment

                                   AMENDMENT NO. 1, dated as of
               _________ __, 1997, to AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of December 13, 1996 (the "Amended and Restated Rights Agreement"), between Pioneer Hi-Bred International, Inc., an Iowa corporation (the "Company"), and Bank Boston N.A. (formally known as The First National Bank of Boston), a national banking association ("Rights Agent").

                                   On April 6, 1989, the Board of
               Directors of the Company (the "Board") authorized and declared a dividend of one common share purchase right (a "Right") for each share of Common Stock, par value $1.00 per share, of the Company ("Common Stock") outstanding at the Close of Business (as defined in the Amended and Restated Rights Agreement) on April 6, 1989 (the "Record Date"), each Right representing the right to purchase one (subject to adjustment as provided in the Amended and Restated Rights Agreement) share of Common Stock, upon the terms and subject to the conditions set forth in the Amended and Restated Rights Agreement, and has further authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the Distribution Date (as defined in the Amended and Restated Rights Agreement); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 23 of the Amended and Restated Rights Agreement.

                                   On December 13, 1994, the Board
               amended and modified, and on December 13, 1996, the Board amended and restated, the terms of the Rights Agreement, dated as of April 6, 1989, between the Company and the Rights Agent, to, among other things, modify the Rights so that each Right represents the right to purchase one one-thousandth of a Preferred Share (as defined in the Amended and Restated Rights Agreement). On _________ __, 1997, the Board authorized the execution and delivery of this Amendment No. 1, which amends such Amended and Restated Rights Agreement.

                                   Accordingly, in consideration of the
               premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                                   SECTION 1. AMENDMENTS.  (a)  The
               definition of "Acquiring Person" contained in subsection 1(a) of the Amended and Restated Rights Agreement is hereby amended in its entirety to read as follows:

                                   "(a) "Acquiring Person" shall mean
               any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of the Trigger Amount or more of the then outstanding Common Shares or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of the Trigger Amount or more of the then outstanding Common Shares. Notwithstanding the foregoing, (i) the term "Acquiring Person" shall not include (A) the Company, (B) any Subsidiary of the Company, (C) any employee benefit plan of the Company or of any Subsidiary of the Company, (D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan acting in such capacity, (E) any Grandfathered Person or (F) the Investor or any Permitted Investor Transferee, but only to the extent of Common Shares held or acquired by the Investor and any Permitted Investor Transferee during the term of the Investment Agreement in accordance with the terms of the Investment Agreement and, following the termination of the Investment Agreement, only to the extent of Common Shares Beneficially Owned by the Investor and any Permitted Investor Transferee on the date of the termination (the "Termination Date") of the Investment Agreement, it being understood that (I) if, after the Termination Date, the Investor or any Permitted Investor Transferee acquires Beneficial Ownership of any Common Shares not owned by such person on the Termination Date, the Investor or such Permitted Investor Transferee will be deemed an Acquiring Person if, after giving effect to such acquisition, such person would be an Acquiring Person but for the provisions of this clause (F) and (II) if any Permitted Investor Transferee ceases to be a wholly-owned (other than directors' qualifying shares) United States Subsidiary of the Investor, such Permitted Investor Transferee will be deemed an Acquiring Person if such person would be an Acquiring Person at such time but for the provisions of this clause (F); and (ii) no Person shall become an "Acquiring Person" (x) as a result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person, provided, that if (1) a Person would become an Acquiring Person (but for the operation of this clause (x)) as a result of the acquisition of Common Shares by the Company, and (2) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person, or (y) if (1) within five Business Days after such Person would otherwise have become or, if such Person did so inadvertently, after such Person discovers that such Person would otherwise have become, an Acquiring Person (but for the operation of this clause (y)), such Person notifies the Board that such Person did so inadvertently, and (2) within two Business Days after such notification (or such greater period of time as may be determined by action of the Board, but in no event greater than five Business Days), such Person divests itself of a sufficient number of Common Shares so that such Person is the Beneficial Owner of such number of Common Shares that such Person no longer would be an Acquiring Person."

                                   (b)  The definition of "Common
               Shares" contained in subsection 1(g) of the Amended and Restated Rights Agreement is hereby amended in its entirety to read as follows:

                                   "(g) "Common Shares" when used with
               reference to the Company shall mean the shares of Common Stock, par value of One Dollar ($1.00) per share, of the Company or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation; provided that, so long as any Series A Convertible Preferred Stock remains outstanding, (i) the number of Common Shares outstanding at any time shall include all shares of Common Stock, par value $1.00 per share, of the Company issuable upon conversion of such outstanding Series A Convertible Preferred Stock, whether or not then convertible, and (ii) for purposes of Sections 3(a), (b) (except for the first three sentences) and (c), Section 12, Section 13, Section 15, Sections 16(a) and (c),
               Section 18, Section 21, Section 22, Section 23 (except for the provisions of (a)(i)), Section 26, Section 27 and
               Section 30 hereof, "Common Shares" shall be deemed to mean both the shares of Common Stock, par value $1.00 per share, then outstanding and shares of Series A Convertible Preferred Stock, used in the conjunctive or the alternative, as the context may require. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest combined economic and voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person."

                                   (c)  The definition of "Disinterested
               Directors" contained in subsection 1(h) of the Amended and Restated Rights Agreement is hereby deleted in its entirety.

                                   (d)  The definition of "Permitted
               Offer" contained in subsection 1(k) of the Amended and Restated Rights Agreement is hereby deleted in its entirety.

                                   (e) The definition of "Trigger
               Amount" contained in subsection 1(r) of the Amended and Restated Rights Agreement is hereby amended in its entirety to read as follows:

                         "(r) "Trigger Amount" shall mean the lesser of:

                                   (i) 15% or more of the Common Shares
                                   then outstanding; or

                                   (ii) 10% or more of the Common Shares
                                   then outstanding, but only when and
                                   if such Common Shares represent
                                   one-fourth (1/4) or more of the
                                   combined voting power of the shares
                                   of Common Stock, par value $1.00 per
                                   share, of the Company, and the shares
                                   of Series A Convertible Preferred
                                   Stock then outstanding.  As to any
                                   Beneficial Owner (and its Affiliates
                                   and Associates) with respect to which
                                   the Trigger Amount is being
                                   determined, the voting power will be
                                   determined by the Company in the
                                   ordinary course of corporate
                                   governance relating to the
                                   determination of voting power with
                                   respect to actions submitted to a
                                   vote of stockholders assuming such
                                   holder has taken the necessary
                                   documentation steps to have
                                   effectuated the right to have five
                                   votes per Common Share with no other
                                   estimation or assumption as to
                                   holdings."

                                   (f) Section 1 of the Amended and
               Restated Rights Agreement shall be amended to add the following subsections (t) through (x):

                                   "(t) "Investment Agreement" means the
               Investment Agreement, dated as of _____ __, 1997, between the Company and the Investor.

                                   (u)   "Investor" shall have the
               meaning set forth in the Investment Agreement.

                                   (v)  "Permitted Investor Transferee"
               shall mean any wholly owned (other than directors' qualifying shares) United States Subsidiary of the Investor which, at the time of determination continues to be a wholly-owned (other than directors' qualifying shares) United States Subsidiary of the Investor and, owns shares of Series A Convertible Preferred Stock acquired from the Holder or from the Company during the term of the Investment Agreement and in accordance with the terms thereof.

                                   (w)  "Series A Convertible Preferred
               Stock" means the Series A Convertible Preferred Stock of the Company, par value $.01 per share and, following any reclassification of the Series A Convertible Preferred Stock into Class B Common Stock in accordance with
               Section 8.8 of the Investment Agreement, the Class B Common Stock (as defined in the Investment Agreement).

                                   (x)  "13D Group" shall mean any group
               of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on
               Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act."

                                   (g)  Section 13(d) of the Amended and
               Restated Rights Agreement is hereby deleted in its entirety.

                                   (h)  The penultimate sentence of
               Section 3(a) of the Amended and Restated Rights Agreement is hereby amended in its entirety to read as follows:
               "As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and send, or cause to be sent, by first-class, insured, postage prepaid mail, to each record holder of Common Shares and Series A Convertible Preferred Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), evidencing, in the case of holders of Common Shares, one Right for each Common Share so held, and, in the case of holders of Series A Convertible Preferred Stock, one Right for each share of Common Stock, par value $1.00 per share, into which such Series A Convertible Preferred Stock is convertible (whether or not then convertible)."

                                   (i)  The third sentence of Section
               7(b) of the Amended and Restated Rights Agreement is hereby amended in its entirety to read as follows:
               "Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date hereof and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case, each Common Share outstanding following such subdivision, combination or consolidation shall continue to have one Right (or, in the case of Series A Convertible Preferred Stock, one Right for each share of Common Stock, par value $1.00 per share, into which such Series A Convertible Preferred Stock is convertible (whether or not then convertible) following such subdivision, combination or consolidation) (subject to adjustment as provided here) associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event."

                                   SECTION 2. EFFECT OF AMENDMENT.
               Except as modified by this Amendment No. 1, the Amended and Restated Rights Agreement shall remain in full force and effect.

                                   SECTION 3. SEVERABILITY.  If any
               term, provision, covenant or restriction of this Amendment No. 1 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                   SECTION 4. GOVERNING LAW.  This
               Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Iowa and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                                   SECTION 5. COUNTERPARTS.  This
               Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                                   IN WITNESS WHEREOF, the parties
               hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.

                                       PIONEER HI-BRED INTERNATIONAL, INC.

                                       By:  /s/ Charles S. Johnson
                                            -------------------------------
                                       Name:  Charles S. Johnson
                                       Title:  President and CEO

                                       By:  /s/ Jerry Chicoine
                                            -------------------------------
                                       Name:  Jerry Chicoine
                                       Title: Vice President and Chief
                                       Financial Officer

                                       BANK BOSTON N.A.
                                       the Rights Agent

                                       By:
                                       Name:  Kathryn Anderson
                                       Title:  Administrative Manager





                                       EXHIBIT C
                           Form of Certificate of Designation










                        CERTIFICATE OF THE DESIGNATIONS, POWERS,
                        PREFERENCES AND RELATIVE, PARTICIPATING,
                   OPTIONAL OR OTHER RIGHTS, AND THE QUALIFICATIONS,
                        LIMITATIONS OR RESTRICTIONS THEREOF, OF

                          SERIES A CONVERTIBLE PREFERRED STOCK



                                           OF



                          PIONEER HI-BRED INTERNATIONAL, INC.



                    Pioneer Hi-Bred International, Inc., an Iowa
               corporation (the "Corporation"), does hereby certify that the Board of Directors of the Corporation duly adopted the following resolution, at a meeting duly convened and held on August 5, 1997, in respect of a series of Preferred Stock of the Corporation, pursuant to authority conferred upon the Board by Article IV of the Articles of Incorporation of the Corporation and in accordance with Section ____ of the Business Corporation Act of the State of Iowa:

                    BE IT RESOLVED, that the issuance of a series of
               Preferred Stock of the Corporation is hereby authorized, and the designation, amount, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, of the shares of such series of Preferred Stock of the Corporation, are hereby fixed as follows:

                    1.   DESIGNATION; CLASS AND AMOUNT; CERTAIN
               DEFINITIONS. The series of Preferred Stock, the issuance of which is hereby authorized, shall comprise 200,000 shares the distinctive serial designation of which shall be "Preferred Stock, Series A", which is sometimes herein referred to as "Series A Convertible Preferred Stock". Each share of Series A Convertible Preferred Stock shall be identical in all respects with all other shares of Series A Convertible Preferred Stock. The number of shares of Series A Convertible Preferred Stock which are purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Series A Convertible Preferred Stock undesignated as to series. The Corporation shall not issue, sell or otherwise transfer shares of Series A Convertible Preferred Stock to any Person other than the members of the Investor Group. Certain capitalized terms used herein have the meanings specified therefor in Section 10 below.

                    2. DIVIDENDS. (a) Except as set forth in the Investment Agreement, each Holder of shares of Series A Convertible Preferred Stock shall participate with the holders of Common Stock in all Dividends, when, as and if declared by the Board and paid or distributed by the Corporation on or in respect of the Common Stock on a share for share basis and in like tenor and forms as the Dividend paid on the Common Stock as if all shares of Series A Convertible Preferred Stock were converted into the number of shares of Common Stock (whether or not the Series A Convertible Preferred Stock is then so convertible) calculated in accordance with Section 6 below, immediately prior to the record date for such Dividend. Except as set forth above, holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends. Except to the extent payable in respect of dividends paid on the Common Stock, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of Series A Convertible Preferred Stock.

                    (b) Dividends on the Series A Convertible Preferred Stock in respect of each Dividend shall be payable, when and if declared by the Board of Directors, concurrently with each date of payment (each such date, a "Dividend Payment Date") by the Corporation of Dividends on the Common Stock. Dividends payable in cash shall be paid by wire transfer in immediately available funds to the accounts designated by the respective Holders in written notices given to the Corporation at least two Business Days prior to the payment date or by such other means as may be agreed to by the Corporation and the respective Holders.

                    (c) The Corporation will cause written notice of each Dividend on the Series A Convertible Preferred Stock to be given to each Holder within five Business Days after it is determined by the Board of Directors.

                    3.   VOTING RIGHTS. (a)  Except as otherwise
               provided herein or as required by law, the Holders of Series A Convertible Preferred Stock shall not be entitled to any Vote.

                    (b) At any meeting called for the purpose of voting on (or acting by written consent with respect to) any matter to be voted upon by the holders of Common Stock of the Corporation, the holders of shares of Series A Convertible Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters so submitted to a vote of stockholders of the Corporation. At any such meeting or in connection with any such action by written consent, each share of Series A Convertible Preferred Stock shall carry, as of the record date applicable to such vote, a number of votes equal to the Per Share Vote Amount as calculated by the Corporation for such meeting.

                    (c) In accordance with Section 6.2(b) of the Investment Agreement, the Corporation will cause written notice of any vote as to which holders of Common Stock are entitled to vote as a separate class or voting group under the Articles of Incorporation or Iowa Law (a "Class Vote"), to be given to each Holder at least 15 Business Days prior to such Class Vote.

                    4. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled, for each share of Series A Convertible Preferred Stock, to be paid out of the assets of the Corporation available for distribution to its stockholders the amount of cash or other property that would be payable on the number of shares of Common Stock then issuable upon conversion of such share of Series A Convertible Preferred Stock (whether or not then convertible) (such amount payable being adjusted appropriately to reflect any stock split, stock dividend, reverse stock split, or any transaction with comparable effect upon the Common Stock) (the "Liquidation Preference"). This entitlement of the Holders of shares of Series A Convertible Preferred Stock, to the extent equal to $.01 for each share of Series A Convertible Preferred Stock, shall be satisfied before any similar payment shall be made or any assets distributed to the holders of the Common Stock or any other security junior in rank to the Series A Convertible Preferred Stock as to distribution of assets upon such dissolution, liquidation or winding up and otherwise shall be satisfied on a pari passu basis with the holders of the Common Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to all of the Holders of the outstanding shares of Series A Convertible Preferred Stock, then the Holders of all such shares shall share ratably in such distribution of assets in accordance with the liquidation preference to which they are entitled. For the purposes of this section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

                    5. RESTRICTIONS ON TRANSFER. The shares of Series A Convertible Preferred Stock are subject to the provisions of the Investment Agreement (including the provisions thereof restricting transfer of such stock).

                    6. CONVERSION. (a)(i) Concurrently with the transfer of Beneficial Ownership of any share of Series A Convertible Preferred Stock to any Person other than the Investor or another member of the Investor Group or Other Investor Affiliate, such share of Series A Convertible Preferred Stock shall convert into [100] [FN]Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding./[FN] fully-paid and non-assessable shares of Common Stock (as adjusted pursuant to Section 6(c)), in accordance with the procedures provided in clause (b) of this Section 6.

                         (ii) At any time (x) at the direction of the
               Corporation, but only if the Corporation intends to recommend approval of a Voting Amendment (as defined in the Investment Agreement), and (y) at the direction of the Investor, following the approval and effectiveness of a Voting Amendment, shares of Series A Convertible Preferred Stock shall be mandatorily convertible into fully-paid and non-assessable shares of Common Stock, with each share of Series A Convertible Preferred Stock being converted into [100] [FN]Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding./[FN] shares of Common Stock (as adjusted pursuant to Section 6(c)).

                         (iii) The Investor shall have the right, in
               accordance with Section 8.8 of the Investment Agreement, at any time that the Investor may exercise the Optional Conversion Right (as defined in the Investment Agreement) in accordance with the Investment Agreement, to cause all shares of Series A Convertible Preferred Stock to be converted into fully-paid and non- assessable shares of Common Stock, with each share of Series A Convertible Preferred Stock being converted into [100] Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding./[FN] shares of Common Stock (as adjusted pursuant to Section 6(c)).

                         (iv) At any time that all outstanding shares of
               Common Stock (or whatever security received upon conversion or exchange thereof) have the same vote per share, if any, without any time phase voting, all shares of Series A Convertible Preferred Stock shall be convertible into fully-paid and non-assessable shares of Common Stock, with each such share of Series A Convertible Preferred Stock being converted into [100] [FN]Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding shares of Common Stock (as adjusted pursuant to Section 6(c)).

                         (v) Except as set forth in this Section 6(a), the shares of Series A Convertible Preferred Stock are not convertible at the option of the Holder thereof.

               (b) (i) Any Holder of shares of Series A Convertible Preferred Stock required (or in the case of clauses (iii) or (iv) above requesting) to convert any or all such shares into Common Stock shall surrender the certificate(s) evidencing such shares of Series A Convertible Preferred Stock of the Holder at the office of the transfer agent appointed for the purpose of such conversion by the Corporation. Such surrendered certificate(s), if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

                         (ii) The Corporation shall, within one Business
               Day after such surrender of certificates evidencing shares of Series A Convertible Preferred Stock accompanied by written notice and in compliance with any other conditions contained herein, issue and deliver, or cause to be issued and delivered, to the Person(s) for whose account such certificate(s) evidencing shares of Series A Convertible Preferred Stock were so surrendered, or to the nominee(s) of such Person(s), certificates representing the number of full shares of Common Stock to which such Person shall be entitled pursuant to the then-applicable conversion rate. Such conversion shall be deemed to have been made on the date of such surrender of the certificate(s) evidencing shares of Series A Convertible Preferred Stock to be converted (the "Surrender Date") and the Person(s) entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock on such date and thereafter. Conversion of Series A Convertible Preferred Stock may otherwise be achieved in accordance with such procedures as the Corporation and a majority of the Holders may agree.

                         (iii)     In the event that fewer than all
               shares of Series A Convertible Preferred Stock represented by a surrendered certificate are to be converted hereunder, a new certificate shall be issued at the Corporation's expense representing the shares of Series A Convertible Preferred Stock not so converted.

                         (iv) In connection with the conversion of any
               shares of Series A Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price (as defined in the Investment Agreement) per share of Common Stock on the day on which such shares of Series A Convertible Preferred Stock are deemed to have been converted.

                         (c) The conversion rate shall be adjusted from time to time as follows:

                         (i) In case the Corporation shall, at any time or from time to time while any of the shares of Series A Convertible Preferred Stock are outstanding, (A) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares, or (B) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive immediately following such action had such shares of Series A Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 6(c)(i) shall become effective immediately after the close of business on the effective date of a subdivision, reclassification or combination. If, as a result of an adjustment made pursuant to this Section 6(c)(i), the Holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors shall make an appropriate allocation of the adjusted conversion rate between or among shares of such classes of capital stock in accordance with the entitlements of the Common Stock underlying the Series A Convertible Preferred Stock in connection with such adjustment.

                         (ii) Whenever an adjustment in the conversion
               rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Financial Officer or a Vice President and by its Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment.

                         (d)  (i)  The Corporation shall at all times
               reserve and keep available, free from preemptive rights, out of its authorized and unissued stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding, solely for the purpose of effecting such conversion. The Corporation shall, from time to time, in accordance with the laws of the State of Iowa, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

                         (ii) The Corporation will pay any and all stamp
               and transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                    (e) In case of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or (ii) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock) or
               (iii) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(c). If the holders of Common Stock are entitled to elect the consideration payable pursuant any consolidation, merger, sale, conveyance or other transaction or event set forth above, the Holders also shall be entitled to elect between such forms of consideration. The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales, conveyances or other transactions or events.

                    (f) Whenever the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible is adjusted as provided in this
               Section 6, the Corporation shall promptly mail to the Holders a notice in accordance with Section 8 below stating that the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

                    7. LIMITED PRIORITY. The Series A Convertible Preferred Stock shall, to the extent of the Liquidation Preference set forth in Section 4, be senior in rank as to distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, to the Common Stock, or any class of equity securities of the Corporation which by its terms are junior to the Series A Convertible Preferred Stock, unless the Holders of 66 2/3 percent of the outstanding shares of the Series A Convertible Preferred Stock shall otherwise consent.

                    8. NOTICES. The Corporation shall provide notice to each Holder of any action taken or proposed to be taken or any determination made by the Corporation and/or the Holder under the terms of this Certificate of Designations. Notice of any such action or determination by the Corporation and/or the Holder and all other notices and other communications provided for in this Certificate of Designations shall be delivered by facsimile and by reputable overnight courier,

                    (a)  If to the Company, to:

                    Pioneer Hi-Bred International, Inc,
                    700 Capital Square
                    Des Moines, Iowa  50309
                    Attention:  General Counsel
                    Telephone:  515-248-4800
                    Telecopier:  515-248-4844

                    with a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York 10004
                    Facsimile:  (212) 859-4000
                    Attn.:  Stephen Fraidin

                    or such other address as the Corporation shall have
               furnished to the Holders in writing,

                    (b) if to a Holder, to the address and facsimile number of such Holder listed on the Stock Books of the Corporation.

                    9. DEFINITIONS. Certain capitalized terms are used herein as defined below:

                    "AFFILIATE" of a Person has the meaning set forth in
               Rule 2b-2 under the Exchange Act.

                    "ARTICLES OF INCORPORATION" means the Third Restated
               and Amended Articles of Incorporation of the Corporation, as amended from time to time.

                    "BENEFICIALLY OWNED" with respect to any securities
               means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof, without limitation by the 60-day provision in paragraph (d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

                    "BOARD" means the Board of Directors of the
               Corporation.

                    "BUSINESS DAY" means any day other than a Saturday,
               Sunday, or a day on which banking institutions in the State of Iowa are authorized or obligated by law or executive order to close.

                    "CERTIFICATE OF DESIGNATIONS" means this Certificate
               of Designations, Powers, Preferences and Relative,
               Participating, Optional or other Rights, and the Qualifications, Limitations or Restrictions Thereof, creating the Series A Convertible Preferred Stock.

                    "COMMON STOCK" means the Common Stock, par value
               $1.00 per share, of the Corporation.

                    "COMMON VOTING POWER" means, in respect of any
               record date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities other than the Series A Convertible Preferred Stock as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such
               Vote).

                    "DIVIDEND" means any dividend or distribution on or
               in respect of the Common Stock of the Corporation, whether in cash, additional shares of Common Stock or other property.

                    "EXCHANGE ACT" means the Securities Exchange Act of
               1934, as amended, and the regulations promulgated thereunder.

                    "HOLDER" means a holder of record of a share or
               shares of Series A Convertible Preferred Stock.

                    "INVESTMENT AGREEMENT" means the Agreement, dated as
               of August 6, 1997, between the Investor and the Corporation, as amended and/or restated from time to time.

                    "INVESTOR" means E.I. du Pont de Nemours and
               Company.

                    "INVESTOR GROUP" shall have the meaning set forth in
               the Investment Agreement.

                    "INVESTOR GROUP TOTAL OWNERSHIP PERCENTAGE" means,
               with respect to the Investor Group calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the total number of shares of Common Stock Beneficially Owned by the Investor Group and issuable upon conversion of (whether or not then convertible), or otherwise constituting the economic equivalent of, all Common Securities (as defined in the Investment Agreement) Beneficially Owned by the Investor Group, over (b) the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion (whether or not then convertible) of, or otherwise constituting the economic equivalent of, all outstanding Common Securities; PROVIDED that in no event shall the Investor Group Total Ownership Percentage of all Holders of Series A Convertible Preferred Stock be greater than 20%.

                    "IOWA LAW" shall mean the Business Corporation Act
               of the State of Iowa.

                    "LIQUIDATION PREFERENCE" has the meaning specified
               in Section 4 above.

                    "OTHER INVESTOR AFFILIATE" shall have the meaning
               set forth in the Investment Agreement.

                    "PER SHARE VOTE AMOUNT" means in respect of any
               record date for any meeting of stockholders (or action by written consent in lieu of a meeting) that number of Votes per share of Series A Convertible Preferred Stock equal to (x) the Total Preferred Vote Amount as of such record date amount divided by (y) the number of shares of Series A Convertible Preferred Stock outstanding as of such record date.

                    "PERSON" means any individual, corporation, company,
               association, partnership, joint venture, limited liability company, trust or unincorporated organization, group (within the meaning of Rule 13d-5 under the Exchange Act) or a government or any agency or political subdivision thereof.

                    "SERIES A CONVERTIBLE PREFERRED STOCK" has the
               meaning specified in Section 1 above.

                    "STOCK BOOKS" means the stock transfer books of the
               Corporation relating to its Common Stock and Preferred
               Stock.

                    "SUBSIDIARY" means, as to any Person, any other
               Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly-owned by another Person except for directors' qualifying shares shall be deemed wholly- owned for purposes of this Agreement.

                    "SURRENDER DATE" has the meaning specified in
               Section 6 above.

                    "13D GROUP" shall mean any group of Persons who,
               with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under
               Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

                    "TOTAL PREFERRED VOTE AMOUNT" means, in respect of
               the record date for any meeting (or action by written consent in lieu of a meeting) of shareholders of the Corporation to vote on any matter, an aggregate number of Votes equal to (a) the Common Voting Power as of such record date multiplied by (b) a fraction, the numerator of which is the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date and the denominator of which is
               1.00 minus the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date; provided that in no event shall the Total Preferred Vote Amount be greater than 20% of Total Voting Power.

                    "TOTAL VOTING POWER" means in respect of any record
               date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such
               Vote).

                    "VOTES" shall mean, at any time, with respect to any
               Voting Securities, the total number of votes that would be entitled to be cast by the holders of such Voting Securities generally (by the terms of such Voting Securities, the Articles of Incorporation or any certificate of designations for such Voting Securities) in a meeting for the election of directors held at such time, including the votes that would be able to be cast by holders of shares of Series A Convertible Preferred Stock in accordance with the procedures set forth in the Articles of Incorporation based on the actual number of Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

                    "VOTING SECURITIES" means the shares of Common
               Stock, the Series A Convertible Preferred Stock and any other securities of the Corporation entitled to vote generally for the election of directors, and any securities (other than employee stock options) which are convertible into, or exercisable or exchangeable for, Voting Securities.

                    IN WITNESS WHEREOF, Pioneer Hi-Bred International,
               Inc., has caused this Certificate to be made under the seal of the Corporation and signed and attested by the undersigned officers of the Corporation this ____ day of ___________, 1997.

                                           PIONEER HI-BRED INTERNATIONAL, INC.

                                           By
                                              --------------------------------
                                              Name:
                                              Title:

                    (Corporate Seal)

                    Attest:

                    By
                      ---------------------------
                      Name:
                      Title:




                                                                  EXHIBIT D


                                   INITIAL INVESTOR NOMINEE
                               NOTICE PURSUANT TO SECTION 5.1(B)


               1.  Name of Investor                  Charles O. (Chad)
                   Nominee                             Holliday, Jr.

                   14A Information:

                                          Age          49 (DOB 3/9/48)
                                        Current   Since 1995, Executive Vice
                                       Position   President, DuPont,
                                                  Chairman, DuPont Asia
                                                  Pacific and member of the
                                                  Office of the Chief
                                                  Executive. DuPont is a
                                                  global chemical, energy
                                                  and life sciences
                                                  company.

                                     Previous     Senior Vice President,
                                     Positions:   DuPont (1992) President,
                                     (Past 5 +    DuPont Asia Pacific (1990)
                                     years)

                                     Other        Analog Devices, Inc.
                                     Director-    DuPont Photmasks, Inc.
                                     ships:       E.I. du Pont deNemours and
                                                    Company

               2.  Name of Investor                  William F. (Bill) Kirk
                    Nominee

                   14A Information:

                                     Age:            54 (DOB 9/11/42)

                                     Current      Since 1990, Vice President,
                                     Position     General Manager, DuPont
                                                  Agricultural Products.
                                                  Dupont is a global chemical
                                                  energy and life sciences
                                                  company.

                                     Previous     General Manager,
                                     Positions:   Agricultural
                                     (Past 5+     Products (1985)
                                     years)

                                     Other             None
                                     Director-
                                     ships: